Exhibit 10.1

INVESTMENT AGREEMENT

dated as of

February 25, 2014

by and between

THE MANAGEMENT NETWORK GROUP, INC.

and

ELUTIONS, INC.

i

	5.6	Availability of Funds	31
6.	COVENANTS		31
	6.1	Public Announcements	31
	6.2	Conduct of Business	31
	6.3	Change in Control	33
	6.4	Stockholders' Meeting; Preparation of Proxy Statement	35
	6.5	Consents, Approvals and Filings	36
	6.6	Further Assurances	36
	6.7	Integration	36
	6.8	Confidential Information	37
	6.9	Standstill	38
	6.10	Additional Stock	39
	6.11	Determination of Closing Price	40
	6.12	Reservation of Common Stock	40
	6.13	Blackout Periods	40
	6.14	Debt Right of First Offer	41
	6.15	Equity Right of First Offer	42
	6.16	Limitation	44
	6.17	Amended and Restated Rights Agreement	45
7.	COMPANY BOARD OF DIRECTORS		45
	7.1	Board Designee	45
8.	RESTRICTIONS ON TRANSFER		47
	8.1	Restrictions on Transfer	47
	8.2	Compliance with Laws	47
	8.3	Stock Legend	48
9.	CONDITIONS TO CLOSING		48
	9.1	Conditions to Obligations of Purchaser and Company at Closing	48
	9.2	Additional Conditions to Obligations of Purchaser at Closing	48
	9.3	Additional Conditions to Obligations of Company at Closing	49
10.	TERMINATION		50
	10.1	Termination	50
	10.2	Effect of Termination	51
	10.3	Extensions; Waiver	51
11.	SURVIVAL; INDEMNIFICATION		51
	11.1	Survival	51
	11.2	Indemnification	51
	11.3	Method of Asserting Indemnification for Third Party Claims	52
	11.4	Method of Asserting Indemnification for Other Claims	53
	11.5	Limitations on Indemnification	53
12.	MISCELLANEOUS		53
	12.1	Independent Contractors	53
	12.2	Specific Enforcement	53
	12.3	Successors and Assigns	53
	12.4	Entire Agreement	54
	12.5	Notices	54
	12.6	Time Periods; Business Days	54

ii

12.7	Amendments	54
12.8	Waiver	54
12.9	Descriptive Headings; No Strict Construction	55
12.10	Governing Law	55
12.11	Exclusive Jurisdiction; Venue	55
12.12	Waiver of Jury Trial	56
12.13	Severability	56
12.14	Counterparts	56

EXHIBITS

A-1	Note
A-2	Guaranty
B-1	Warrant (Commercial Incentive)
B-2	Warrant (Tracking)
C	Registration Rights Agreement
D	Amendment to Rights Agreement
E	Security Agreement
F	Legal Opinion

iii

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of February 25, 2014 (the “Effective Date”), is entered into by and between The Management Network Group, Inc., a Delaware corporation (“Company”), and Elutions, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (i) Company desires to sell to Purchaser and Purchaser desires to purchase from Company certain shares of common stock of Company, (ii) Company and Purchaser desire to cause certain of their Affiliates to sell and purchase a certain secured loan note deed, (iii) Company desires to issue to Purchaser and Purchaser desires to accept certain warrants to acquire shares of Common Stock of Company and (iv) Company and Purchaser desire to enter into certain ancillary agreements.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           DEFINITIONS; CONSTRUCTION

1.1           Definitions.

The following terms, as used in this Agreement, shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such Person. Notwithstanding anything to the contrary, for purposes of this Agreement and the other Transaction Documents, neither Purchaser, Elutions - Europe nor any of their Affiliates shall be deemed to be an Affiliate of Company or any of its Affiliates.

“Amended and Restated Rights Agreement” means the Amended and Restated Rights Agreement, as entered into between Company and Computershare Trust Company, N.A., as Rights Agent, as amended by the Amendment to Rights Agreement.

“Amendment to Rights Agreement” means the Amendment to the pre-existing Amended and Restated Rights Agreement, in substantially the form of Exhibit D, to be entered into between Company and Computershare Trust Company, N.A., as Rights Agent, in accordance with this Agreement.

“Ancillary Business Documents” means such commercial framework documents as may be entered into from time to time among the Company (and/or its Affiliates), Purchaser (and/or its Affiliates) and clients for business development and client delivery purposes, which may include definitions for terms used in this Agreement, including the terms:

“Booked Order” (which term, in the absence of any other definition, shall mean an order given by a client for a Maestro Technology Project that is evidenced by a Client Statement of Work);

“Client Statement of Work” (which term, in the absence of any other definition, shall mean a contract, purchase order or other written, binding and enforceable agreement for the purchase, lease or license by a client of a Maestro Technology Project, and with respect to which the Company and/or its Affiliates is involved in the sale or delivery thereof);

“Maestro Technology Project” (which term, in the absence of any other definition, shall mean the delivery of Purchaser’s Maestro products, solutions and services (including, without limitation, smart building, data center infrastructure management, maestro asset management and other Purchaser’s and/or its Affiliates products solutions or services which enable the monitoring, analysis and control automation of assets and systems with the purpose of reducing energy consumption and other operational expenses and which now exist or are acquired, developed or licensed by Purchaser and/or its Affiliates in the future. A Maestro Technology Project may include value-added services outside the scope of smart building, data center infrastructure management, maestro asset management and other solutions or services of Purchaser or its Affiliates to be delivered by either Purchaser or Company or any of their Affiliates); and

“Requisite Deal Flow Backlog” (which term, in the absence of any other definition, shall mean Booked Orders with gross revenues to be realized by the Company and/or its Affiliates over the life of the Client Statement of Work of not less than $3,000,000 in the aggregate).

“Applicable Subsidiaries” means the following Subsidiaries of the Company: Cambridge Adventis Ltd, a company organized under the laws of England and Wales, Cambridge Strategic Management Group, Inc., a Delaware corporation, Cartesian, and RVA Consulting, LLC, a New Jersey limited liability company.

“Business Day” means any day except Saturday, Sunday and any U.S. federal holiday or a day on which banking institutions in New York City, New York are generally authorized or required by law or other governmental actions to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock and any and all rights (other than any evidence of indebtedness), warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Cartesian” means Cartesian Limited, a company organized under the laws of England and Wales and which is a Subsidiary of the Company.

“Change in Control” means:

(a)          any Person or group either (i) makes a tender or exchange offer for the issued and outstanding Voting Securities of the Company and beneficially owns (as defined in Rule 13d-3 under the Exchange Act) 50% or more of the issued and outstanding Voting Securities after such tender or exchange offer, or (ii) acquires, directly or indirectly, the beneficial ownership of 50% or more of the issued and outstanding Voting Securities of the Company in a single transaction or a series of transactions;

2

(b)          the Company effects any merger or consolidation of the Company with or into another Person where holders of securities that represented 100% of the Voting Securities of Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) do not own directly or indirectly at least a majority of the voting power of the Voting Securities of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(c)          the Company effects any sale of all or substantially all of its assets in one or a series of related transactions to any Person; or

(d)          the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities of any other Person and the holders of securities that represented 100% of the Voting Securities of Company immediately prior to such transaction do not own directly or indirectly at least a majority of the voting power of the Voting Securities of such Person immediately after such transaction.

“Closing Price” means, with respect to any given date, the closing price of a share of Common Stock on the Principal Trading Market on such date published in The Wall Street Journal (National Edition), or, if no such sale of a share of Common Stock is reported on the Principal Trading Market on such date, then the closing price on the immediately prior Trading Day, or if the Company has no Principal Trading Market on such date, then the fair market value of a share of Common Stock as determined pursuant to Section 6.11.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, $0.005 par value per share.

“Company Board” means the Board of Directors of the Company.

“Competitor” means any Person that offers any solution or service that is substantially similar to, or competitive with, any solution or service of Purchaser with respect to which the Company is involved in the marketing (which shall include prepositioning for marketing to and pursuit of prospective clients), sale or delivery thereof. For the avoidance of doubt such solutions shall include, without limitation, smart building, smart asset, and smart data center infrastructure management solutions.

3

“Confidential Information” means, with respect to a party hereto (the “Disclosing Party”), non-public information including any such information disclosed prior to the date of this Agreement, regarding the financial condition, business, properties, assets, liabilities, or results of operations of the Disclosing Party, technical and business information relating to the intellectual property rights, trade secret processes or services, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing and production and future business plans, business affairs, business relationships, partners, financial condition, financial predictions or projections, financial statements, market studies and forecasts, competitive analyses, business cases, internal policies and procedures, corporate structure, capitalization, tax information, the names and expertise of, and substance of agreements with, investors, employees, consultants, suppliers, clients and prospective clients, products, services, intellectual property, patents, software, proprietary methodologies, concepts, ideas, processes, systems, equipment, hardware, computer programs, sales information, manufacturing plans, research or development activities, and all engineering, technical or scientific data, information, or know-how of the Disclosing Party or of any other person or entity as to which the Disclosing Party is obligated to maintain in confidence and any other information of a “confidential” or “proprietary” nature of the Disclosing Party or any of its Affiliates, specifically including any information that is identified orally or in writing by the Disclosing Party to be confidential. Confidential Information shall expressly include but not be limited to any document relating to, or contracting with, the Disclosing Party, Disclosing Party’s statement of work, including, without limitation, Client Statements of Work, pricing, client investment and business cases, client communication or communication of or about a Disclosing Party’s client. The commingling of the Disclosing Party’s Confidential Information with the Receiving Party’s information, confidential or otherwise, shall not affect the confidential nature or ownership of the same. Confidential Information shall not include any such information which (a) was publicly known on the Effective Date or becomes publicly known other than through the fault or negligence of the other party hereto (the “Receiving Party”) or any of its Affiliates, (b) was lawfully obtained by the Receiving Party hereto from a third party without, to the actual knowledge of the Receiving Party, breach of this Agreement and, to the actual knowledge of the Receiving Party, otherwise not in violation of the Disclosing Party’s rights, (c) was known to the Receiving Party or any of its Affiliates at the time of disclosure of such Confidential Information to the Receiving Party by the Disclosing Party, provided that the Receiving Party was not, at such time, subject to any confidentiality obligation with respect thereto, or (d) was independently developed by the Receiving Party without making use of any Confidential Information.

“Control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interests, by contract, through membership or otherwise.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Elutions - Europe” means a wholly-owned (direct or indirect) subsidiary of Purchaser to be designated by Purchaser prior to the Closing.

“Elutions Group” shall have the meaning given to such term in the Amendment to Rights Agreement.

4

“Employee Benefit Plan” means any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) subject to Title IV of ERISA and maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 4001(a)(14) of ERISA, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, or any compensation plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any material obligation or material liability.

“Environmental Law” means any applicable federal, state, local or foreign Law or Order concerning health and safety, pollution (or the cleanup thereof), protection of the environment, the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, transportation, or release of hazardous substances, including by way of illustration and not by way of limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act of 1972, 33 U.S.C. § 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq; the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Pollution Prevention Act of 1990, 42 U.S.C. § 1301 et seq.; and the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq. (including any amendments or extensions thereof, and rules, regulations, standards or guidelines pursuant to any of the foregoing).

“ERISA Affiliate” means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time (except as provided herein).

“Excluded Indebtedness” means, with respect to any Person, without duplication, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) arising from or with respect to (a) trade payables, current liabilities, factoring (other than as prohibited by the Security Agreement), deferred income taxes, deferred revenues, customer deposits or advances, or similar accruals, each incurred in the ordinary course of business; (b) revolving credit line availability; (c) Indebtedness issued in substitution for or exchange, modification, refinancing, refunding, renewal or extension of any Excluded Indebtedness; (d) any Indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise incurred in the ordinary course of business; (e) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (f) any capitalized lease obligations; (g) any letters of credit or letters of guaranty, surety, stay or performance bonds and performance and completion guarantees, bankers' acceptances and similar credit transactions, hedging agreements, swap agreements, collar agreements, forward contracts, commodity swaps, or option agreements; (h) any obligations for which a Person is obligated pursuant to a guaranty, (i) corporate credit cards and other similar lines of credit, (j) any Indebtedness acquired or assumed in connection with the acquisition, directly or indirectly (including any transaction involving the purchase of assets or stock or other equity or any exchange, merger or similar transaction) of any business or entity; and (k) any Indebtedness arising with respect to Proposed Debt that is properly issued pursuant to the terms and conditions set forth in Section 6.14 for which Purchaser does or does not become the lender by exercise of the Debt ROFO.

5

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with any provision of this Agreement or the Warrants) by Company after the Effective Date of shares of Common Stock (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), Options or Convertible Securities: (a) pursuant to this Agreement or any warrants, instruments or agreements entered into pursuant thereto; (b) to directors, officers, employees, or consultants of Company and its Subsidiaries in connection with their service as directors, employees or consultants of such entities as approved by the Company Board; (c) pursuant to the conversion or exercise of Options or Convertible Securities issued prior to the Effective Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (d) pursuant to the Amended and Restated Rights Agreement, except to the extent that such agreement is triggered upon any Person other than a member of the Elutions Group becoming an Acquiring Person under the Amended and Restated Rights Agreement; (e) in connection with acquisition transactions approved by the Company Board; (f) pursuant to a strategic partner in a primarily non-financing transaction as approved by the Company Board; (g) in a firm commitment underwritten public offering; or (h) in connection with debt financings, equipment financings or similar transactions approved by the Company Board.

“Fundamental Representations” means the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, and Section 4.25.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Entity” means any national, federal, state, county, municipal, local, foreign or supranational government, or other political subdivision thereof, and any entity exercising judicial, legislative, executive, administrative, taxing or regulatory functions of or pertaining to government.

“Guaranty” means the Guaranty of the Company with respect to the Note, in substantially the form of Exhibit A-2.

“Indebtedness” means, with respect to any Person, without duplication, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums, but excluding all Excluded Indebtedness): (i) of such Person for borrowed money or with respect to deposits or advances of any kind; (ii) of such Person evidenced by bonds, debentures, notes or other similar contracts, agreements or instruments; (iii) of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (iv) of such Person to pay the deferred and unpaid purchase price of property, goods or services; (v) in respect of the capitalized portion of any obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP as in effect on the date hereof, (vi) of a Person other than the Company or one of its Subsidiaries that is secured by a Lien on any asset of the Company or one of its Subsidiaries; (vii) of such Person pursuant to hedging agreements, swap agreements, collar agreements, forward Contracts, commodity swap and option agreements; (viii) of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; (ix) of such Person in respect of any off-balance sheet receivables financing arrangements and (x) of such Person in respect of guarantees of the obligations of other Persons described in clauses (i) through (ix) above.

6

“Knowledge of the Company” means the actual knowledge of any executive officer of the Company, after reasonable and due inquiry.

“Laws” mean all United States and foreign national, federal, state, local, municipal, international, multinational or other administrative laws, statutes, codes, constitutions, treaties, ordinances, rules or regulations.

“Lien” means any of the following, except to the extent constituting a Permitted Lien: any encumbrance, hypothecation, infringement, lien, deed of trust, mortgage, easement, encroachment, pledge, restriction, security interest, option, title retention or other security arrangement, or any other adverse right or interest, charge or claim of a similar nature in or on any asset, property or property interest.

“Material Adverse Effect” means any fact, circumstance, change, development, event, occurrence or effect that, individually, or in the aggregate with any such other facts, circumstances, changes, developments, events, occurrences or effects, has had, or would reasonably be expected to (a) have material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, or operations of Company and its Subsidiaries, taken as a whole, or (b) prevent or materially impede, interfere with, hinder or delay the ability of Company to perform its obligations under this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereby or thereby; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no fact, circumstance, change, event, occurrence or effect resulting primarily from any of the following shall constitute, a Material Adverse Effect: (A) changes in economic conditions or the capital or financial markets generally affecting the United States economy or the economy of any other jurisdiction in which the Company or any of its Subsidiaries conducts their business or operations, except to the extent such conditions adversely affect Company or its Subsidiaries in a disproportionate manner relative to other similarly situated participants in the industries or markets in which the Company or its Subsidiaries operate, (B) any adoption, repeal, or other change of any applicable Law or Order or of GAAP or the interpretation thereof after the date hereof, except to the extent such conditions adversely affect Company or its Subsidiaries in a disproportionate manner relative to other similarly situated participants in the industries or markets in which the Company or its Subsidiaries operate, and (C) any act of war or terrorism or other national or international calamity, hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions, except to the extent such conditions adversely affect Company or its Subsidiaries in a disproportionate manner relative to other similarly situated participants in the industries or markets in which the Company or its Subsidiaries operate.

7

“Material Contract” means any material indenture, mortgage, deed of trust, lease, agreement, contract, obligation, instrument, arrangement, purchase order, promise, or other undertaking or legally binding arrangement (whether written or oral) to which the Company or any of its Subsidiaries is a party or the Company or any of its Subsidiaries or any of their respective assets or properties are bound.

“NASDAQ” means the Nasdaq Stock Market, LLC.

“Note” means the Secured Loan Note Deed of Cartesian payable to Elutions – Europe, in an aggregate original principal amount of US$3,268,664, payable in equivalent Great Britain Pounds Sterling (as calculated by application of the spot rate of exchange prevailing at the date of payment as published on such date, or as most recently published prior to such date, in The Wall Street Journal (National Edition) for US Dollar to UK Pound currency exchange rates), in substantially the form of Exhibit A-1, to be purchased and sold in accordance with Section 2.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Order” means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

“Ownership Percentage” of Purchaser shall mean, at any time of determination, the ratio equal to (i) the number of shares of Common Stock then owned by the members of the Elutions Group, plus all Warrant Shares which may then be purchased under the outstanding Warrant (Tracking) plus all Vested Warrant Shares under the Warrant (Commercial Incentive), divided by (ii) the total number of shares of Common Stock issued and outstanding plus all Warrant Shares which may then be purchased under the outstanding Warrant (Tracking) plus all Vested Warrant Shares under the Warrant (Commercial Incentive).

8

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, landlords construction or similar Liens or other encumbrances arising by operation of Law in the ordinary course of business consistent with past practice, (c) Liens that do not, individually or in the aggregate, materially interfere with or materially detract from the use or value of any material property of the Company or any Subsidiary or the ordinary conduct of the Company’s and/or its Subsidiaries’ business, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon, (e) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions, and any mineral rights) that do not adversely interfere (except to a de minimis extent) with the Company’s present uses or occupancy of such real property, (f) Liens granted to Purchaser or any of its Affiliates, including Elutions-Europe, in connection with any financing transactions contemplated hereby, (g) Liens related to Excluded Indebtedness (except to the extent prohibited by the Security Agreement or as would otherwise create a Lien with priority over the security interests granted pursuant to the Security Agreement), (h) any right, interest, Lien or title of a lessor or sublessor, or licensor or sublicensor, under any lease, license or other similar agreement or by statute or in the property being leased or licensed, (i) Liens or claims arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (j) purchase money Liens and Liens securing rental payments under capital lease arrangements (provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such asset, (ii) such Liens do not at any time encumber any property other than the property financed by such corresponding Indebtedness and (iii) the amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property and related costs and charges imposed by the vendors thereof), (k) any encumbrance suffered by, incurred by or granted by any landlord or prior owner, or any other third party, with respect to any property that is the subject of any leased real property, (l) letters of credit, deposits or pledges to secure (i) statutory obligations, (ii) surety or appeal bonds, (iii) bonds for release of attachment, stay of execution or injunction, or as otherwise may be required pursuant to applicable rule, regulation, statute or interpretation by any Governmental Entity; (m) Liens arising in the ordinary course of business of collection of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and in favor of a banking institution arising as a matter of law encumbering deposits including brokers Liens, bankers Liens, rights of set-off and other similar Liens which are within the general parameters customary in the banking industry; (n) Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods, (o) Liens arising with respect to Proposed Debt for which Purchaser does not become the lender by exercise of the Debt ROFO provided for in Section 6.14 (except to the extent prohibited by the Security Agreement or as would otherwise create a Lien with priority over the security interests granted pursuant to the Security Agreement), and (m) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

“Person” means any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Principal Trading Market” means NASDAQ or, if the Common Stock is not listed on NASDAQ, the national securities exchange or other principal securities trading market (including over-the-counter market) on which the Common Stock is listed or quoted.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, any Governmental Entity or arbitrator.

“Qualified Appraiser” means an independent valuation specialist of national standing that is reasonably acceptable to the Purchaser and the Company or otherwise selected pursuant to Section 6.11.

9

“Registration Rights Agreement” means the Registration Rights Agreement, in substantially the form of Exhibit C, to be entered into between Company and Purchaser in accordance with this Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, as in effect from time to time.

“Security Agreement” means the Security Agreement, in substantially the form of Exhibit E, to be entered into between the Company and Elutions - Europe.

“Securities” means, collectively, the Purchased Shares, the Note, the Warrants, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property and assets of such Person is greater than the amount of such Person’s liabilities (including contingent liabilities), (b) the present fair saleable value of the assets and property of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and mature, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including probable contingent liabilities) as they mature in the ordinary course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital with which to conduct its present or presently proposed business.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Securities or of the equity interests is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person. Notwithstanding anything to the contrary, neither the Company nor any of its Subsidiaries or Affiliates shall be deemed a Subsidiary of Purchaser for purposes of this Agreement or the other Transaction Documents. When used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sale, bulk sales, use, real property, personal property, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax or assessment), together with any interest, penalty, addition to tax or additional amount thereto, imposed by any Governmental Entity.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

10

“Taxing Authority” means any Governmental Entity responsible for the imposition or administration of any Tax.

“Trading Day” means any day on which the Common Stock is traded on the Principal Trading Market.

“Transaction Documents” means each and all of this Agreement, the Note, the Guaranty, the Warrants, the Registration Rights Agreement, the Amendment to Rights Agreement, the Security Agreement and any other exhibit, schedule, agreement, certificate, instrument or document delivered pursuant to or in connection with the transactions contemplated by any of the aforementioned agreements, certificates or documents.

“Vested” shall have the meaning set forth in the Warrants (Commercial Incentive).

“Voting Securities” means the Common Stock and any other securities of the Company having the power or right to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warrants” means the Warrant (Commercial Incentive) and the Warrant (Tracking).

“Warrant (Commercial Incentive)” means the Common Stock Purchase Warrant (Commercial Incentive) in substantially the form of Exhibit B-1 to be issued in accordance with Section 3.2(b)(ii).

“Warrant (Tracking)” means the Common Stock Purchase Warrant (Tracking) in substantially the form of Exhibit B-2 to be issued in accordance with Section 3.2(b)(ii).

“Warrant Shares” means shares of Common Stock issued in connection with exercise or conversion of the Warrants.

1.2           Additional Definitions.

The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
Agreement	Preamble
Assigned Orders/Work	6.3(b)
Board Designee	7.1(a)
Closing Period	3.4(a)
Company	Preamble
Company Closing Certificate	9.2(d)
Certificate
Change in Control Notice	6.3(a)
Company Disclosure Schedule	4
Consents, Approvals and Filings	4.4
Debt Closing Notice	6.14

11

Term	Section
Debt Offer Notice	6.14
Debt Company	6.14
Debt ROFO	6.14
Debt ROFO Option Period	6.14
Effective Date	Preamble
Equity Offer Notice	6.15
Equity ROFO	6.15
Equity ROFO Option Period	6.15
Indemnified Persons	11.2
Indemnity Notice	11.4
Closing	2.2
Closing Date	2.2
Lender	6.14
Losses	11.2(a)
Note Purchase Price	2.0
Notice of Debt ROFO Acceptance	6.14
Notice of Equity ROFO Acceptance	6.15
Pro Rata Share	6.15
Proposed Debt	6.14
Proposed Entity	6.15
Proxy Statement	6.4(a)
Purchased Shares	2.1
Purchaser	Preamble
Purchaser Common Stock Cap	6.15(d)
Purchaser Closing Certificate	9.3(c)
Purchaser Disclosure Schedule	5
Purchaser's Election Notice	6.14
Purchaser's Change in Control Election Notice	6.3(b)
Required Approval	6.4(a)
SEC	4.8(a)
SEC Documents	4.8(a)
Share Purchase Price	2.1
Stockholders' Meeting	6.4(a)
Transfer	8.1

1.3           Construction. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. A reference to any party hereto includes such party’s permitted assignees and/or the respective successors in title to substantially the whole of such party’s undertaking. All references to “Sections,” “Schedules,” and “Exhibits” contained in this Agreement are, unless specifically indicated otherwise, references to sections, schedules, or exhibits of or to this Agreement. The recitals, schedules and exhibits to this Agreement form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals, the schedules and exhibits to this Agreement. As used in this Agreement, the following terms shall have the meanings indicated: (a) “day” means a calendar day; (b) “U.S.” or “United States” means the United States of America; (c) “dollar” or “$” means lawful currency of the United States; (d) “including” or “include” means “including without limitation”; (e) the word “or” is disjunctive but not necessarily exclusive; (f) references in this Agreement to specific Laws, or succeeding Law, section, or provision corresponding thereto and the rules and regulations promulgated thereunder; and (g) the word “will” shall be construed to have the same meaning and effect as the word “shall”.

12

2.           PURCHASE AND SALE OF SECURITIES

2.1          Purchase and Sale. Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Closing, (a) Purchaser will purchase from the Company, and the Company will issue and sell to Purchaser, 609,756 shares of Common Stock (the “Purchased Shares”) free and clear of any Liens at a price of $3.28 per share, for an aggregate purchase price for the Purchased Shares of $2,000,000 (the “Share Purchase Price”), and (b) Purchaser will cause Elutions - Europe to purchase from Cartesian, and the Company will cause Cartesian to issue and sell to Elutions - Europe, the Note for a purchase price of $3,268,664 (to be paid in equivalent Great Britain Pounds Sterling as calculated by application of the spot rate of exchange prevailing at the date of payment as published on such date, or as most recently published prior to such date, in The Wall Street Journal (National Edition) for US Dollar to UK Pound currency exchange rates) (the “Note Purchase Price”).

2.2          Signing. Prior to, or simultaneously with, the execution and delivery of this Agreement by the parties hereto, the Company shall deliver to the Purchaser and Computershare Trust Company, N.A. a fully and duly executed copy of the Amendment to the Rights Agreement.

3.           CLOSING

3.1          Closing. Subject to the satisfaction or written waiver of the conditions to the Closing set forth in Section 9, the purchase and sale (the “Closing”) of the Purchased Shares and Note provided for in this Agreement will take place through the electronic or facsimile exchange of documents and signatures and other deliveries set forth in Sections 3.2(a) and (b) on March 17, 2014, or on such other date as is agreed to by the parties in writing. The date and time on which the Closing actually takes place is referred to herein as the “Closing Date.”

3.2          Closing Deliveries.

(a)          Purchaser’s Deliveries. At the Closing, Purchaser will deliver to the Company:

(i)          the Share Purchase Price and also cause Elutions - Europe to deliver to Cartesian the Note Purchase Price, in cash, by wire transfer of immediately available funds to the accounts designated by the Company, which accounts Company shall advise Purchaser of in writing at least three (3) Business Days prior to the Closing Date;

13

(ii)         the following agreements, duly executed by Purchaser or Elutions - Europe, as applicable: the Note, the Warrant (Commercial Incentive), the Warrant (Tracking) related to the Note, the Security Agreement and the Registration Rights Agreement;

(iii)        certified copies of the resolutions duly adopted by the Board of Directors of the Purchaser and Elutions - Europe authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed by Purchaser and Elutions - Europe, and the consummation of all transactions contemplated hereby and thereby;

(iv)        the Purchaser Closing Certificate; and

(v)         such other certificates, instruments and other documents as the Company may reasonably request a reasonable time prior to the Closing Date for evidence of the consummation of the transactions contemplated hereby.

(b)          Company’s Deliveries. At the Closing, the Company will deliver to Purchaser:

(i)          a certificate(s) representing the Purchased Shares, issued in the name of Purchaser with respect to the Purchased Shares;

(ii)         the following instruments and agreements, duly executed by the Company and/or Cartesian, as applicable: the Note, the Guaranty, the Warrant (Commercial Incentive), the Warrant (Tracking), the Security Agreement and the Registration Rights Agreement;

(iii)        certified copies of the resolutions duly adopted by the Company Board and the Board of Directors of Cartesian authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

(iv)        a certificate of good standing of the Company certified by the Secretary of State of the State of Delaware, and a certificate of good standing of Cartesian certified by the Registrar of Companies for England and Wales, each dated as of a date no earlier than sixty (60) days prior to the Closing;

(v)         the Company Closing Certificate;

(vi)        an opinion letter of counsel to the Company in substantially the form of Exhibit F ; and

(vii)       such other certificates, instruments and other documents as the Purchaser may reasonably request a reasonable time prior to the Closing Date for evidence of the consummation of the transactions contemplated hereby.

14

4.           REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Purchaser, as of the Effective Date and the Closing Date, as set forth in this Section 4, provided that such representations and warranties are qualified by reference to the disclosures set forth in the disclosure schedule delivered by Company to Purchaser immediately before the execution of this Agreement on the Effective Date (each disclosure of which shall reference the appropriate Section and, if applicable, subsection of this Section 4 to which the information disclosed in such disclosure relates and each disclosure of which may be updated by the Company upon notice to Purchaser at any time prior to the Closing; provided, however, that such update shall only apply to matters (i) arising after the Effective Date but prior to the Closing and (ii) which, to the Knowledge of Seller, did not exist in such condition as of the Effective Date (the “Company Disclosure Schedule”).

4.1          Organization and Power. Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect. Cartesian is an entity duly organized, validly existing and in good standing under the Laws of England and Wales and has the requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Cartesian is duly qualified and licensed as a foreign entity to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

4.2          Authorization.

(a)          Company, or Cartesian, as applicable, has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company, or Cartesian, as applicable, of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Note and the Warrants by Company or Cartesian, as applicable, the compliance by Company or Cartesian, as applicable, with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation, issuance and sale of the Warrant Shares in accordance with the terms of the Warrants), and the consummation by Company or Cartesian, as applicable, of the transactions contemplated hereby and thereby (a) are within the corporate power and authority of Company and Cartesian, as applicable (including such approval and authorization by the Company Board required under the Laws of the State of Delaware and Company’s certificate of incorporation and bylaws and such approval and authorization by the Board of Directors of Cartesian required under the Laws of England and Wales and the organizational documents of Cartesian,) and (b) have been duly and validly authorized by all necessary corporate action of Company and Cartesian, as applicable, and no other corporate proceedings on the part of Company or Cartesian, as applicable, pursuant to Law or otherwise are necessary to authorize the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereunder or thereunder. This Agreement has been, and each of the other Transaction Documents to which Company or Cartesian is a party, when executed and delivered by Company or Cartesian, as applicable, shall be, duly and validly executed and delivered by Company or Cartesian, as applicable. Assuming due authorization, execution and delivery by Purchaser or Elutions - Europe, as applicable, of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by Company or Cartesian, as applicable, shall constitute, a valid and binding agreement of Company or Cartesian, as applicable, enforceable against Company or Cartesian, as applicable, in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors generally and (ii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity, admiralty or at law).

15

(b)          The Company Board has taken all necessary action to approve, and has approved, for the purposes of Section 203 of the Delaware General Corporation Law, this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement and the other Transactions Documents that will result in Elutions becoming an interested stockholder for the purposes of Section 203 of the Delaware General Corporation Law.

4.3          Valid Issuance and Authorization of Capital Stock.

(a)          No shares of Capital Stock of the Company are subject to preemptive rights or any other similar rights of any stockholders of the Company. The Purchased Shares and Warrant Shares to be issued and delivered to the Purchaser pursuant to the terms hereof and the Warrants have been duly authorized and will be, when issued and delivered in accordance with the terms of this Agreement and the Warrants, as applicable, duly and validly issued and outstanding, fully paid and non-assessable, not subject to preemptive or other similar rights of the stockholders of the Company and free from all taxes and Liens. The Company has reserved from its duly authorized Capital Stock solely for the benefit of the Purchaser and its Affiliates the maximum number of shares of Capital Stock issuable pursuant to this Agreement and the Warrants.

(b)          Upon delivery to the Purchaser of the Purchased Shares and Warrant Shares, as applicable, good and valid title to the Purchased Shares and Warrant Shares, as applicable, will pass to the Purchaser free and clear of all Liens.

16

4.4          No Conflicts; Consents and Approvals. Neither the execution, delivery or performance by Company or Cartesian, as applicable, of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation by Company or Cartesian, as applicable, of the transactions contemplated hereby or thereby does or shall (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of Company or of the certificate of incorporation, bylaws or other organizational documents of any of its Subsidiaries, including Cartesian; (b) conflict with or constitute, with or without notice or the passage of time or both, a breach, violation or default of, or give rise to any right of termination, vesting, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, or result in the creation of a Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries pursuant to, (i) any Law or (ii) any provision of any agreement or other instrument to which Company or any of its Subsidiaries, including Cartesian, is a party or pursuant to which any of them or any of their assets or properties is subject, except for, in the case of each of clauses (i) and (ii), breaches, violations, defaults, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not constitute a Material Adverse Effect; or (c) require any consent, Order, non-objection, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the “Consents, Approvals and Filings”) on the part of Company or any of its Subsidiaries, including Cartesian, except for (x) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities Laws and (y) the Consents, Approvals and Filings required under rules of NASDAQ. The Company is not in violation of the listing requirements of NASDAQ and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of any of the Purchased Shares, the Warrants or the Warrant Shares shall not have the effect of delisting or suspending the Common Stock from NASDAQ. Except as provided in Section 6.16 hereof, no approval of the stockholders of the Corporation is required for the issuance of the Purchased Shares, the Note, the Warrant (Tracking) or the Warrant Shares issued pursuant to the Warrant (Tracking).

4.5          Brokers Fees. No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from Company or any of its Subsidiaries, including Cartesian, in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

4.6          Capitalization.

(a)          As of the Effective Date, the authorized Capital Stock of Company consists of 20,000,000 shares of Common Stock, 8,031,774 shares of which, as of the close of business on February 21, 2014, were issued and outstanding and 459,608 shares of which, as of the close of business on February 21, 2014, were issued and held in the treasury of the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and free of preemptive rights and have been issued in compliance with all federal and state securities Laws.

17

(b)          As of the Effective Date, except as contemplated by this Agreement and pursuant to the Company’s stock incentive, purchase, option and employee benefit plans and related agreements, there are (i) no authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued Capital Stock of Company or any security convertible into or exchangeable or exercisable for Capital Stock of Company, (ii) no outstanding debt or equity securities of Company that upon the conversion, exchange, or exercise thereof would require the issuance, sale, or transfer by Company of any new or additional Capital Stock of Company (or any other securities of Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for Capital Stock of Company), (iii) no agreements or commitments obligating Company to repurchase, redeem, or otherwise acquire or issue or sell Capital Stock or other securities of Company or its Subsidiaries, and (iv) no outstanding or authorized stock appreciation rights, phantom stock, stock rights, or other equity-based interests in respect of Company. Company has not issued any indebtedness that is exercisable or exchangeable for or convertible into Voting Securities.

(c)          Company’s Common Stock is registered under Section 12(b) of the Exchange Act and is currently listed on NASDAQ.

(d)          There are no outstanding obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of Common Stock or other Capital Stock in the Company. The authorization, execution and delivery of this Agreement and the other Transaction Documents, the consummation of any of the transactions contemplated herein or therein or the execution or performance of any of the rights or obligations pursuant to the terms herein or therein will not give rise to, trigger or otherwise give the right to any anti-dilution rights to any holder of Common Stock or any Capital Stock of the Company or securities convertible into, or exercisable or exchangeable for, shares of Common Stock or any Capital Stock of the Company.

(e)          The Company owns, directly or indirectly, all of the issued and outstanding shares of Capital Stock of each of the Company’s Subsidiaries, free and clear of any Liens, and all of such shares of Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(f)          The Company has taken all action necessary to amend the Amended and Restated Rights Agreement to provide that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including, without limitation, the acquisition by the Purchaser of the Purchased Shares and the Warrant Shares) do not and will not result in the grant of any rights to any Person under the Amended and Restated Rights Agreement or enable or require any rights thereunder to be exercised, distributed or triggered.

4.7          Offering; Investment Company Act.

(a)          Assuming the accuracy of the representations and warranties of Purchaser set forth in Section 5, the offer, sale, and issuance of the Securities, as contemplated hereby are or will be exempt from the registration requirements of the Securities Act and are or will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities Laws. Neither Company nor any Person acting on its behalf has taken any action that would cause the loss of any such exemption, registration, or qualification.

18

(b)          Company is not, and after giving effect to (i) the exercise or conversion of the Warrants and the application of the proceeds thereof and (ii) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.8          SEC Documents; Financial Statements; Internal Controls and Procedures.

(a)          Company has filed or furnished all registration statements, prospectuses, definitive proxy statements, schedules, forms, documents and reports required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”), together with all certifications required pursuant to the Sarbanes-Oxley Act, on a timely basis since January 1, 2010 (together with any documents so filed or furnished during such period and the period between the date hereof and the Closing Date, in each case as may have been, or between the date hereof and the Closing Date may be, amended, the “SEC Documents”). Each of the SEC Documents complied or, if not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act. None of the SEC Documents, at the time each such document was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents. The Company has not filed any confidential material change reports with the SEC that is still maintained on a confidential basis.

(b)          The consolidated financial statements (including all related notes and schedules) of Company included in the SEC Documents, fairly presented, or if not yet filed, will fairly present, in all material respects, the consolidated financial position of Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated cash flows and changes in stockholders’ equity for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto, that are not material and are permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and were prepared, or if not yet filed, will be prepared, in accordance with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) applied on a consistent basis during the periods referred to therein (except as may be indicated therein or in the notes thereto). Since January 1, 2010, subject to any applicable grace periods, Company has been and is in material compliance with the applicable rules and regulations of NASDAQ.

(c)          No Indebtedness of the Company or any of its Subsidiaries is secured with a security interest in, or Lien on, any of the assets of the Company or any of its Subsidiaries (excluding the Indebtedness to Purchaser represented by the Note, any Proposed Debt, or any other debt instruments entered into between the Company or any of its Subsidiaries and Purchaser or Elutions - Europe or any of their Affiliates). No Indebtedness or other equity or securities of the Company or any of its Subsidiaries is senior to, or pari passu with, the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise. Neither the Company nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, or will be, at the time of the Closing after giving effect thereto, in default in the payment of any material Indebtedness or in default under any agreement relating to its material Indebtedness.

19

(d)          Neither the Company nor any of the Subsidiaries has any liability or obligation (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for the following: (a) liabilities or obligations reflected or reserved for in the most recent consolidated financial statements of the Company included in the SEC Documents, (b) liabilities or obligations that have arisen in the ordinary course of the business consistent with past practice since the most recent consolidated financial statements of the Company included in the SEC Documents or (c) liabilities or obligations incurred in the ordinary course of the business consistent with past practice that would not be required under GAAP to be reflected in an audited consolidated balance sheet of the Company and its consolidated Subsidiaries and that are not, in the aggregate, material.

(e)          Since December 31, 2012, (i) there has been no Material Adverse Effect and (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice.

(f)          The Company is in material compliance with all applicable requirements of the Sarbanes-Oxley Act that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company as required by Exchange Act Rules 13a-15(e) and 15d-15(e) and such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any allegation of fraud that involves management of Company or any other employees of Company and its Subsidiaries who have a significant role in Company’s internal control over financial reporting or disclosure controls and procedures. Since January 1, 2010, neither Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Company or its Subsidiaries or their respective internal accounting controls.

20

4.9          Litigation. There is no Proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Company, threatened before any Governmental Entity or self-regulatory organization (i) that relates to or challenges the legality, validity or enforceability of this Agreement, any of the Transaction Documents, or any of the transactions contemplated hereby or thereby or (ii) has resulted in, or would be reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or Affiliates, is or has been the subject of any Proceeding involving a claim of violation or liability under any securities or insurance Laws or the rules, by-laws, or constitution of any self-regulatory organization, or a claim of breach of fiduciary duty relating to the Company or any of its Subsidiaries or has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Entity or self-regulatory organization from engaging in or continuing to conduct any of the businesses of the Company or any of its Subsidiaries. The Company has not received a stop order or other Order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Knowledge of the Company, the SEC has not issued any such Order. No Order of any Governmental Entity or self-regulatory organization has been issued in any Proceeding to which the Company or any of its Subsidiaries is or was a party or, to the Knowledge of the Company, in any other Proceeding except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

4.10        Intellectual Property Rights. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries own or possess, or will be able to obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable them to conduct their businesses as currently conducted. Neither the Company nor any of its Subsidiaries has infringed the intellectual property rights of third parties, and no third party, to the Knowledge of the Company, is infringing the Intellectual Property of the Company or any of its Subsidiaries, in each case, where such infringement would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is bound by or party to any option or agreement to sell, transfer or otherwise dispose of any material Intellectual Property of the Company or any of its Subsidiaries other than the non-exclusive licensing thereof in the normal course of business. There is no material claim or Proceeding pending or, to the Knowledge of the Company, threatened that challenges the right of the Company or any of its Subsidiaries with respect to any of its Intellectual Property.

4.11        Exchange Listing. The Common Stock is listed on the NASDAQ Global Market and, to the Knowledge of the Company, there are no Proceedings to revoke or suspend such listing. The Company is in compliance with the requirements of the NASDAQ Global Market for continued listing of the Common Stock thereon and any other NASDAQ Global Market listing and maintenance requirements. Trading in the Common Stock has not been suspended by the SEC or the NASDAQ Global Market.

21

4.12        Tax Matters.

(a)          The Company and each of its Subsidiaries have filed all material Tax Returns required to be filed, and such Tax Returns are true and correct in all material respects, and the Company and its Subsidiaries are not in default in the payment of any material Taxes (whether or not shown on such Tax Returns), other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return or has waived any statute of limitations in respect of any material Taxes which waiver is currently in effect. There are no material disputes or claims with respect to Taxes of the Company or any of its Subsidiaries claimed or raised, in writing, by any Governmental Entity. The most recent consolidated financial statements of the Company included in the SEC Documents reflects an adequate reserve for all Taxes payable by the Company and its consolidated subsidiaries for all taxable periods and portions thereof through the date of such consolidated financial statements. Each of the Company and its Subsidiaries has filed Tax Returns related to income, franchise or other similar Taxes in each jurisdiction in which it is required to do so.

(b)          Except for any group, the members of which consist solely of the Company and its Subsidiaries as of the date of the Closing, neither the Company nor any of its Subsidiaries has been a member of any group of corporations filing a consolidated return for United States federal income tax purposes, and neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any other applicable Law), as a transferee or successor, by contract or otherwise.

(c)          Neither the Company nor any of its Subsidiaries has ever been or is currently “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(d)          Neither the Company nor any of its Subsidiaries have been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(e)          Neither the Company nor any of the Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated in this Agreement and the other Transaction Documents.

(f)          No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated in this Agreement and the other Transaction Documents, be (or under Section 280G of the Code or the related Treasury Regulations be presumed to be) an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future or any amount that will not be deductible as a result of Section 162(m) of the Code (or any corresponding provision of applicable Law).

22

(g)          As of the Effective Date, neither the Company’s net operating loss carryforwards for federal income Tax purposes nor the Company’s net operating loss carryforwards for state income Tax purposes are subject to any limitations (other than as a result of the consummation of the transactions contemplated in this Agreement and the other Transaction Documents) on their utilization (including under Section 382 of the Code, similar Tax provisions of other jurisdictions, and the rules applicable to “separate return limitation years”) under applicable Tax Law.

(h)          Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax allocation, sharing or similar agreement with any other Person.

(i)          Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the date of the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any other applicable Law) executed on or prior to the date of the Closing, (iii) material installment sale or material open transaction disposition made on or prior to the date of the Closing or (iv) material prepaid amount received on or prior to Closing.

(j)          There are no Liens for Taxes other than Permitted Liens on any of the assets or properties of the Company or any of its Subsidiaries.

(k)          Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(l)          As of the Effective Date, the consummation of the transactions contemplated under this Agreement and the other Transaction Documents, including, without limitation, the issuance of the Purchased Shares and the Warrants to the Purchaser, will not result in an “ownership change” under Section 382 of the Code.

4.13        Assets. The Company and each of its Subsidiaries has good and marketable title to, or has valid rights to lease, license, or otherwise use, all assets and properties that are material to their respective businesses, free and clear of all Liens other than Permitted Liens. The assets and properties owned, leased and licensed by the Company and its Subsidiaries are sufficient to conduct their respective businesses as conducted on the date of this Agreement.

4.14        Real Property.

(a)          Neither the Company nor any of its Subsidiaries owns any real property.

23

(b)          With respect to each material real property leased or subleased to the Company or its Subsidiaries: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, except to the extent enforceability may be limited by (1) bankruptcy, insolvency, and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors generally and (2) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity, admiralty or at law); (ii) neither the Company nor any Subsidiary party to such lease or sublease, nor, to the Knowledge of the Company, any other party to such lease or sublease, is in material breach or default thereunder, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Company or any of such Subsidiaries or, to the Knowledge of the Company, by any such other party, thereunder or permit termination, modification or acceleration thereunder; (iii) to the Knowledge of the Company, there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and (iv) neither the Company nor any of the Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold thereunder.

4.15        Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as (i) are required to comply with applicable Law and/or (ii) the Company believes are prudent and customary for a company owning the assets and properties similar to the Company and its Subsidiaries and in the businesses and locations in which the Company or such Subsidiary, as the case may be, operates. All such policies are in full force and effect, neither the Company nor any of its Subsidiaries is in material default, whether as to the payment of premium or otherwise, under any such policy. No notices of cancellation or, to the Knowledge of the Company, indication of an intention to cancel or not to renew any material insurance policy has been received by the Company or any of its Subsidiaries. Since January 1, 2010, neither the Company nor any of its Subsidiaries has been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material expenditures by the Company or any of its Subsidiaries in order to obtain insurance.

4.16        Contracts

(a)          All agreements that are required to be filed by the Company or its Subsidiaries as exhibits to the SEC Reports under Item 601 of Regulation S-K have been so filed.

(b)          Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) each Material Contract is in full force and effect and represents a valid, binding and enforceable obligation of the Company and/or any of its Subsidiaries party thereto and, to the Knowledge of the Company, of each other party thereto, except (A) to the extent enforceability may be limited by (1) bankruptcy, insolvency, and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors generally and (2) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity, admiralty or at law), and (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach or default under any Material Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration under any Material Contract.

24

4.17        Permits and Regulatory Matters.

(a)          The Company and its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors, employees, and Affiliates hold all licenses, permits (including extensions thereof), certificates, franchises, ordinances, registrations, qualifications, consents, approvals, waivers, filings, notices, or other rights, privileges, applications, variances, and authorizations filed with, granted or issued by, made with, or entered by any Governmental Entity or self-regulatory organization that are required for the conduct of the businesses of the Company and its Subsidiaries as currently being conducted, each as amended through the date hereof (collectively, the “Company Permits”), other than such Company Permits the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)          Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company Permits are in full force and effect and have not been pledged or otherwise subject to a Lien or encumbered, assigned, suspended, modified, conditioned, canceled, revoked, or restricted. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, each of their respective officers, directors, employees and Affiliates thereof, have operated, and are operating, in compliance with all terms of such Company Permits, and with all applicable Laws which apply to the conduct of the businesses thereof, and are in good standing in respect of all such Company Permits, other than in any case where the failure to so comply or operate or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Knowledge of the Company, no event has occurred, or notice received, with respect to any of the Company Permits which allows or results in, or after notice or lapse of time or both would result in, revocation, suspension, or termination, modification, or the imposition of any condition or restriction, thereof or would result in any other material impairment of the rights of the holder of any such Company Permit other than as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)          To the Knowledge of the Company, no Governmental Entity or self-regulatory organization has initiated any Proceeding, investigation, or examination into the business or operations of the Company or any of its Subsidiaries, or any officer, director, employee or Affiliate thereof, or has instituted any proceeding seeking to revoke, cancel or limit any Company Permit, and neither the Company or any of its Subsidiaries, nor any officer, director, employee or Affiliate thereof has received any notice of any unresolved material violation or exception by any Governmental Entity or self-regulatory organization with respect to any report or statement relating to any examination of the Company or any of its Subsidiaries, except in any case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

25

4.18        Employees; Employee Benefits.

(a)          There are no collective bargaining agreements to which the Company or any of its Subsidiaries is a party. Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)).

(b)          Each Employee Benefit Plan has been administered in accordance with its terms in all material respects, and the Company and each of its Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations (if any) with respect to each Employee Benefit Plan and has made all required contributions (if any) thereto. The Company and the Subsidiaries and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable Laws and the regulations thereunder. At no time has the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective ERISA Affiliates been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

(c)          None of the execution of, or the completion of the transactions contemplated by, this Agreement or any of the other Transaction Documents (whether alone or in connection with any other event(s)), could result in (A) severance pay or an increase in severance pay upon termination after Closing to any current or former employee of the Company or its Subsidiaries, (B) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee of the Company or its Subsidiaries, (C) acceleration of the time of payment or vesting or result in funding of compensation or benefits to any current or former employee of the Company or its Subsidiaries, (D) any new material obligation under any Employee Benefit Plan, (E) any limitation or restriction on the right of Company to merge, amend, or terminate any Employee Benefit Plan, or (F) any payments which would not be deductible under Section 280G of the Code or subject to Tax under Section 4999 of the Code. No Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code.

4.19        Compliance with Law.

(a)          The Company and each of its Subsidiaries and the conduct and operation of their respective businesses is and has been in compliance with each applicable Law that (a) affects or relates to this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby or (b) is applicable to the Company or its Subsidiaries or their respective businesses, properties or assets, other than where the failure to be or to have been in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)          Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective officers, directors, employees, or Affiliate or persons performing similar duties has been enjoined, indicted, convicted or made the subject of a disciplinary Proceeding, censure, consent decree, cease and desist or Order on account of any violation of the Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, applicable state Law or applicable foreign Law.

26

(c)          Neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, director, employee, or Affiliate thereof is a party or subject to any agreement, consent, decree or Order or other understanding or arrangement with, or any directive of any Government Entity or self-regulatory organization which imposes any material restrictions on or otherwise affects in any material way the conduct of any of the businesses of the Company and its Subsidiaries.

4.20        Environmental Matters. Neither the Company nor any of its Subsidiaries, nor any properties operated by the Company or any of its Subsidiaries is in violation of, or liable under or in connection with, any Environmental Law that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no actions or Proceedings, or demands (including demand letters or requests for information from any environmental agency) of, to the Knowledge of the Company, investigations or claims instituted or pending, or to the Knowledge of the Company, threatened, relating to the liability of the Company or any of its Subsidiaries under any Environmental Law that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.21        Transactions with Affiliates. No transactions, or series of related transactions, are currently proposed to which the Company or any of its Subsidiaries would be a party that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

4.22        Corrupt Practices. Neither the Company or any of its Subsidiaries, nor any director, officer, employee, or, to the Knowledge of the Company, agent or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of his or its actions for, or on behalf of the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employees from corporate funds; (iii) violated or is in violation of, in any material respect, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom’s Bribery Act 2010, as amended, or any other anti-corruption Law or been subject to investigation by any Governmental Entity for violations of such Laws. or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.23        Customers. Since January 1, 2012, none of the material customers of the Company or any of its Subsidiaries has made any material complaint or objection with respect to the service or any business practices of the Company or any of its Subsidiaries that has either: (a) not been resolved to the satisfaction of such customer, (b) resulted in such customer terminating its business relationship with the Company or making a written claim or instituting litigation against the Company or any of its Subsidiaries for damages in a material amount.

27

4.24         Certain Information. (i) To the Knowledge of the Company, no representation or warranty by the Company or any of its Subsidiaries in this Agreement or any other Transaction Document and no statement contained in the Company Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement or any other Transaction Document and (ii) none of the information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in any document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement or the other Transaction Documents, at the respective times filed with the SEC or any other Governmental Entity, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.25         Insolvency; Creditors. No Proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy or insolvency laws, nor, to the Knowledge of the Company, is there any reason to believe that their creditors intend to initiate involuntary bankruptcy proceedings. The Company and its Applicable Subsidiaries, each individually and taken as a whole, are Solvent, including after giving effect to the transactions contemplated hereby and the other Transaction Documents.

5.           REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Company as of the Effective Date and the Closing Date, provided that such representations and warranties are qualified by reference to the disclosure set forth in the disclosure schedule delivered by Purchaser to Company immediately before the execution of this Agreement on the Effective Date (each disclosure of which shall reference the appropriate Section and, if applicable, subsection of this Section 5 to which the information disclosed in such disclosure relates) (the “Purchaser Disclosure Schedule”).

5.1           Organization. Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is duly qualified and licensed as a foreign corporation to do business, and is in good standing in, the state of Florida, and has the requisite entity power and authority to carry on its business as it is now being conducted. As of the Closing Date, Elutions - Europe shall be an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and a direct or indirect wholly-owned subsidiary of Purchaser.

28

5.2           Authorization. Purchaser and Elutions - Europe, as applicable, have the requisite corporate power and authority to enter into, execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser and Elutions - Europe, as applicable, of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by Purchaser and Elutions - Europe, as applicable, with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by Purchaser or Elutions - Europe, as applicable, of the transactions contemplated hereby and thereby) (a) are within the corporate power and authority of Purchaser and Elutions - Europe, as applicable, and (b) have been duly and validly authorized by all necessary corporate action on the part of Purchaser and Elutions - Europe, as applicable and no other corporate proceedings on the part of Purchaser or Elutions - Europe, as applicable, pursuant to Law or otherwise are necessary to authorize the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereunder or thereunder. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by Purchaser and/or Elutions - Europe, as applicable, shall be, duly and validly executed and delivered by Purchaser or Elutions - Europe, as applicable. Assuming due authorization, execution and delivery by Company and Cartesian, as applicable, of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by Purchaser and/or Elutions - Europe, as applicable, shall constitute, a valid and binding agreement of Purchaser or Elutions - Europe, as applicable, enforceable against Purchaser and/or Elutions - Europe, as applicable, in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors generally and (ii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity, admiralty or at law).

5.3           No Conflicts; Consents and Approvals; No Violation. Neither the execution, delivery or performance by Purchaser or Elutions - Europe, as applicable, of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby does or shall (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser or Elutions - Europe, as applicable; (b) conflict with or constitute, with or without notice or the passage of time or both, a breach, violation or default of, or give rise to any right of termination, vesting, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, (i) any Law, or (ii) any provision of any agreement or other instrument to which Purchaser or Elutions - Europe, as applicable, is a party or pursuant to which Purchaser or Elutions - Europe, as applicable, or its assets or properties is subject; or (c) require any Consents, Approvals and Filings on the part of Purchaser or Elutions - Europe, as applicable, except for, in the case of clauses (b) and (c) above, such breaches, violations, defaults, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration or Consents, Approvals and Filings which the failure of Purchaser or Elutions - Europe, as applicable, to make or obtain would not materially adversely affect the ability of Purchaser or Elutions - Europe, as applicable, to perform its obligations under this Agreement or any Transaction Document to which it is a party or to consummate the transactions contemplated hereby or thereby.

5.4           Brokers or Finders. No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from Purchaser or Elutions - Europe, as applicable, in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

29

5.5          Securities Law Matters.

(a)          Each of Purchaser and Elutions – Europe is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof or any interest therein within the meaning of the Securities Act in violation of any applicable securities Laws.

(b)          Each of Purchaser and Elutions – Europe is (or in the case of Elutions – Europe, will be) an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser has and Elutions – Europe will have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of their investment in the Securities and are capable of bearing the economic risks of such investment.

(c)          Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of Company, its Subsidiaries and materials relating to the offer and sale of the Securities which have been requested by Purchaser or its advisers. Purchaser and its advisers have been afforded the opportunity to ask questions of Company’s management concerning Company and the Securities.

(d)          Purchaser understands that except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state or foreign securities laws, and the Securities (and any interest therein) may not be offered, sold or otherwise transferred (i) if such action would constitute a violation of any federal, state or foreign securities Laws or a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Securities Act, or applicable state securities laws) on which Company is relying in connection with the issuance of the Securities and (ii) unless and until one of the following has occurred: (A) registration of the resale of such Securities under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state or foreign jurisdiction, has become effective, or (B) the Purchaser has delivered to Company an opinion of counsel reasonably satisfactory to Company that such registration or qualification is not required and such action will not constitute a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Securities Act, or applicable state securities laws) on which Company is relying in issuing such Securities.

(e)          The principal offices of Purchaser and the offices of Purchaser in which it made its decision to purchase the Securities are located in the State of Florida.

(f)          Except for its rights under the Transaction Documents, as of the Effective Date, neither Purchaser nor any of its Affiliates, (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly or has the right to acquire (or is acting in concert with any Person who beneficially owns, directly or indirectly) or has the right to acquire any securities of the Company or any securities or instruments whose value is based in whole or in part on the value of any securities of the Company, or (ii) has any agreement, arrangement or understanding (whether or not in writing) with any Person, for the purpose of disposing of any securities of the Company.

30

5.6          Availability of Funds. Purchaser or Elutions - Europe, as applicable, shall have at the Closing sufficient funds or sources of immediately available funds to enable it to pay the Share Purchase Price and the Note Purchase Price pursuant to Section 2.1.

6.           COVENANTS

6.1          Public Announcements. Company and Purchaser shall consult with each other before issuing any press release with respect to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and neither shall issue any such press release or make any such public statement with respect thereto without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or by the rules of NASDAQ, any other national securities exchange on which any party’s securities are listed or any automated quotation system on which any party’s securities are quoted; provided that, to the extent time permits, such party has used all commercially reasonable efforts to consult with the other party prior to the issuance of any such press release, public statement or filing. The parties acknowledge that, subject to the requirements of this Section 6.1, (i) Company will be required to disclose the existence and terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby in reports that Company files with the SEC, (ii) Company will be required to file this Agreement and certain other Transaction Documents with the SEC and (iii) Company will immediately issue a press release and file a current report on Form 8-K with the SEC to announce the execution and delivery of this Agreement.

6.2          Conduct of Business.

(a)          During the period between the Effective Date and the Closing, without the prior written consent of the Purchaser, the Company shall not, and it shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its Capital Stock, any other Voting Securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than to directors, officers, employees, or consultants of Company and its Subsidiaries in connection with their service as directors, employees or consultants of such entities as approved by the Company Board.

(b)          During the period between the Effective Date and the satisfaction or termination of Cartesian's obligations under the Note:

(i)          With respect to not less than eight (8) calendar months during each fiscal year within such period, Company shall through its CEO or CFO provide to Purchaser, promptly following the end of each such month (but in no event later than 20 days following the end of such month), monthly financial reports of the Company and its Subsidiaries prepared in the ordinary course of the Company’s business;

(ii)         except as otherwise expressly contemplated by this Agreement, the Company shall (and shall cause each of its Applicable Subsidiaries to) maintain its existence and carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, shall use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with its customers, suppliers, licensors, lessors, third-party payors and others having business dealings with it;

31

(iii)        except as otherwise expressly contemplated in this Agreement, the Company shall not (nor shall it permit any of its Subsidiaries to), without the prior written consent of the Purchaser:

(A)         adopt any amendment to its certificate of incorporation or by-laws or other organizational documents that is materially adverse to Purchaser as a lender to the Company or one or more of its Subsidiaries or that, by its terms, is materially adverse to Purchaser to a disproportionate extent relative to other stockholders of the Company;

(B)         permit any of its Subsidiaries to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its Capital Stock, any other Voting Securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than with respect to Excluded Indebtedness and Excluded Issuances;

(C)         sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or assets, other than in the ordinary course of business consistent with past practice and other than with respect to Excluded Indebtedness and Excluded Issuances;

(D)         grant any loan, or advance to, or purchase any debt securities in, any other Person other than in the ordinary course of business consistent with past practice;

(E)         declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its Capital Stock, or otherwise make any payments to its stockholders in their capacity as such, other than (A) stock dividends and other than dividends and other distributions by Subsidiaries to the Company or its Subsidiaries and (B) stock repurchases, provided that to the extent that the Company repurchases shares of Common Stock (other than in connection with tax withholding under its equity plans and equity award agreements) after the Effective Date in excess of $2,000,000, and such repurchases in excess of $2,000,000 reduce the number of shares of Common Stock that Purchaser is eligible to acquire under the Transaction Documents as a result of a reduction in the number of shares of Common Stock outstanding, the limits under the Transaction Documents shall be deemed adjusted to eliminate the reduction in the number of shares that may be purchased by Purchaser resulting from any such repurchases of Common Stock by the Company in excess of $2,000,000;

(F)         change or modify the accounting methods, principles or practices used by it (other than changes or modifications required to be made by changes in GAAP or the rules of the SEC);

32

(G)         violate or fail to perform any material obligation or duty imposed upon it by any Law, Governmental Entity (including, without limitation, the Company’s obligations to make periodic filings with the SEC) or self-regulatory organization;

(H)         take or agree to take any action that would reasonably be expected, individually or in the aggregate, to cause any representation or warranty of the Company set forth in this Agreement not to be true and correct in any material respect or result in any of the conditions set forth in Section 9 not being satisfied as contemplated by this Agreement;

(I)         fail to use its commercially reasonable efforts to comply in all material respects with any Law applicable to it or any of its properties or assets or to maintain in full force and effect any material Company Permit;

(J)         enter into, modify or amend any contract, agreement, commitment or arrangement with any Affiliate or officer or director of the Company or any of its Subsidiaries that is not a bona fide transaction on arms’ length terms consummated in the ordinary course of business consistent with past practice, other than compensation paid in the ordinary course of business as approved by the Company Board;

(K)         except in connection with the sale or conversion of substantially all of the outstanding Common Stock for cash or property (other than securities) in any tender offer, merger or exchange transaction, (A) take, or fail to take, any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the NASDAQ Global Market or such other national securities exchange or inter-dealer quotation system on which the Common Stock is then principally listed or traded or (B) fail to take any and all action reasonably necessary to maintain the listing of the Common Stock on the NASDAQ Global Market or such other national securities exchange or inter-dealer quotation system on which the Common Stock is then principally listed or traded; or

(L)         authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

6.3          Change in Control. In the event that, while any Ancillary Business Documents remain in effect (as the same may be amended or the term thereof may be extended), the Company consummates (without the prior written consent of the Purchaser, which consent may be granted or withheld in Purchaser’s reasonable discretion), a Change in Control that results in any Competitor obtaining Control of the Company, then the following shall apply:

(a)          Not less than fifteen (15) days prior to the date upon which such Change in Control shall occur, the Company shall deliver to Purchaser written notice of such Change in Control (a “Change in Control Notice”).

33

(b)          Within fifteen (15) days following the date of delivery of such Change in Control Notice, Purchaser may elect, upon written notice (“Purchaser's Change in Control Election Notice”) delivered to the Company within such fifteen (15) day period, to require that the Company assign to Purchaser or any of its Affiliates any outstanding Booked Orders and related Client Statements of Work, including, without limitation, the right to receive future payments from the client thereunder following such assignment to the extent provided below (collectively with Booked Orders, “Assigned Orders/Work”), with such assignment occurring on a date not later than fifteen (15) days following the date of Purchaser’s Change in Control Election Notice (subject to the condition that such Change in Control is consummated), provided that (i) any fees, revenue and other receivables accruing under such Assigned Orders/Work following the date of Purchaser’s Change in Control Election Notice that are received by the Company following the date of delivery of such Purchaser's Change in Control Election Notice shall be paid or transferred to the Purchaser not later than fifteen (15) days following the date of Purchaser’s Change in Control Election Notice, (ii) upon and following receipt of Purchaser’s Change in Control Election Notice, the Company and its Subsidiaries shall not accelerate the collection of, or discount, any fees, revenue and other tangible or intangible receivables accruing under such Assigned Orders/Work following the date of Purchaser’s Change in Control Election Notice, (iii) the Purchaser shall assume in writing all obligations which Purchaser is capable of assuming relating to such Assigned Orders/Work, including any contracts relating thereto with the applicable client and related suppliers and vendors, (iv) if Purchaser has delivered a Purchaser’s Change in Control Election Notice, then such assignments shall occur automatically and simultaneously upon the consummation of such Change in Control and (v) the Company shall indemnify, defend and hold Purchaser and its Affiliates and its and their respective directors, officers, managers, employees and agents harmless from and against all Losses related to such Assigned Orders/Work which arose out of Company’s or its Affiliates acts or omissions, including, without limitation, failure to perform (including the payment of monies) under such Assigned Orders/Work and the contracts related thereto prior to such assignment, and Purchaser shall indemnify, defend and hold Company and its Affiliates and its and their respective directors, officers, managers, employees and agents harmless from and against all Losses related to such Assigned Orders/Work which arise out of Purchaser’s or its Affiliates acts or omissions, including, without limitation, failure to perform (including the payment of monies) under such Assigned Orders/Work and the contracts related thereto following such assignment. For the avoidance of doubt, Company shall only be entitled to any payments received by Company under any Assigned Orders/Work prior to any such assignment.

34

6.4          Stockholders' Meeting; Preparation of Proxy Statement.

(a)          The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders' Meeting”), as promptly as reasonably practicable following the Effective Date (but in any event not later than one hundred (100) days thereafter (including any additional days from the time the Commission gives notice of its review of the Proxy Statement until such review is completed) unless the parties hereto shall otherwise agree in writing) for the purpose of approving (i) the exercise of the Warrant (Commercial Incentive), the issuance of Warrant Shares issuable under the Warrant (Commercial Incentive) and shares of Common Stock issuable upon any Purchase Right (as defined in the Warrant (Commercial Incentive)) under the Warrant (Commercial Incentive), (ii) the issuance of Warrant Shares or other shares of Common Stock issuable under the Warrant (Tracking) (including, without limitation, pursuant to any Purchase Right (as defined in the Warrant (Tracking)) under the Warrant (Tracking)) or this Agreement in excess, in the aggregate, of 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the execution and delivery of this Agreement or that cause a “change of control” of the Company under NASDAQ rules, which in either case may result from application of anti-dilution protection set forth in the Warrant (Tracking) or the exercise of purchase or preemptive rights under this Agreement or the Warrant (Tracking) (including, without limitation, the issuance of any Proposed Equity to Purchaser or any of its Subsidiaries) and (iii) other transactions contemplated hereby, in accordance with NASDAQ rules and applicable Laws (the “Required Approval”). Except for matters typically presented at an annual meeting of stockholders, approval of an amendment to the Company's certificate of incorporation to change its name and approval of performance goals under Code Section 162(m), the Company may only present those additional proposals other than those related to the Required Approval at the Stockholders' Meeting that are approved in writing by Purchaser. Subject to the fiduciary duties of the Company Board under applicable Law, the Company shall (i) include in the proxy statement for the Stockholders' Meeting (the “Proxy Statement”), and not subsequently withdraw or modify in any manner adverse to Purchaser, the recommendation of the Company Board that the stockholders of the Company vote in favor of the Required Approval, and (ii) use its commercially reasonable efforts to obtain the Required Approval (which commercially reasonable efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor, which may include InvestorCom, Inc.), provided that the Company shall not be required to postpone or adjourn the Stockholders' Meeting to obtain a quorum or to solicit additional proxies or to seek the Required Approval at any subsequent meeting of stockholders. No shares of Common Stock issued pursuant to this Investment Agreement or the Warrants shall be eligible to vote for purposes of obtaining the Required Approval.

(b)          The Company shall, as promptly as reasonably practicable following the Closing (but in any event not later than 45 days thereafter unless the parties shall otherwise agree), prepare and file the Proxy Statement with the SEC under the Exchange Act, in such form as may be required under the federal securities laws relating to the Stockholders' Meeting and the Required Approval, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement as it relates to the Required Approval, and the Company shall promptly notify Purchaser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Purchaser promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect thereto. The Company shall give Purchaser and its counsel a reasonable opportunity to review and comment on the portion of the Proxy Statement relating to the Required Approval, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to holders of shares and shall give Purchaser and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Purchaser agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed, as may be required, to the holders of shares entitled to vote at the Stockholders' Meeting at the earliest practicable time. The Proxy Statement and any supplement or amendment thereto shall comply in all material respects with all applicable Laws. If an event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, (A) the Company or the Purchaser, as the case may be, shall promptly inform the other of such event, (B) the Company shall prepare and file with the SEC any such amendment or supplement to the Proxy Statement and (C) the Company shall use commercially reasonable efforts to have any such amendment or supplement cleared as promptly as practicable after such filing. The Company agrees that none of the information supplied by it or any of the Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the time of mailing of the Proxy Statement to the stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

35

(c)          The Company shall promptly, and in any event within five (5) Business Days following the receipt of Requisite Approval, deliver to the holder of the Warrant (Tracking) a certificate of the Chief Executive Officer of Company, in form reasonably satisfactory to such holder, certifying that the issuance of any Warrant Shares in excess of 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the execution and delivery of this Agreement has been duly authorized by the stockholders of the Company and that the Warrant (Tracking) is no longer subject to such limitation (except to the extent that a separate stockholder vote is required under NASDAQ rules for any future offering to which the Purchase Rights (as defined in the Warrant (Tracking)) are applicable).

6.5          Consents, Approvals and Filings. Subject to the terms of this Agreement, Company and Purchaser each shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by Company and its Subsidiaries or Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

6.6          Further Assurances. Except as otherwise expressly provided in this Agreement, Company and Purchaser each shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement or any Transaction Document. If any administrative or judicial action or Proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement or any Transaction Document, each party shall use commercially reasonable efforts to cooperate in all respects with the other party, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement or any Transaction Document; provided, however, that neither Company nor Purchaser shall be required to expend any material funds in connection with such commercially reasonable efforts.

6.7          Integration. Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid, for the purpose of the sale of the Securities by Company to Purchaser, the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or would otherwise require the registration under the Securities Act of the sale of any of the Securities.

36

6.8          Confidential Information.

(a)          In the event the Receiving Party (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Disclosing Party or any of its Affiliates any Confidential Information, the Receiving Party (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement, (iii) shall protect such Confidential Information with the same degree of care as the Receiving Party uses to protect its own proprietary information against public disclosure, but in no case with less than reasonable care, and (iv) shall not disclose such Confidential Information to any third party except (A) to such officers, employees, counsel, accountants, and other authorized representatives of the Receiving Party or its Affiliates who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and the Receiving Party shall be responsible for compliance with this Section 6.8 by such officers, employees, counsel, accountants, partners and other authorized representatives), (B) as may be permitted under the terms of any Ancillary Business Documents, and (C) in the event that the Receiving Party (including its officers, employees, counsel, accountants, partners and other authorized representatives) or any of its or their Affiliates is required by Law, subpoena, valid legal process, Governmental Entity (having the power to compel such disclosure) to disclose any Confidential Information, such Receiving Party shall, if legally permitted to do so, provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy at its sole expense, if applicable. and if, in the absence of a protective order or other remedy in any such proceeding, a Receiving Party or any representatives of a Receiving Party is nonetheless, advised by such Receiving Party's outside counsel that it is legally compelled to disclose the Disclosing Party's Confidential Information to any tribunal (or parties to any proceeding before such tribunal as ordered by such tribunal) or Governmental Entity or else stand liable for contempt or suffer other analogous and material censure or penalty, the Receiving Party or the representative of the Receiving Party may, without liability hereunder, disclose to such tribunal (or such parties) or such Governmental Entity only that portion of the Disclosing Party's Confidential Information which such outside counsel advises is legally required to be disclosed, provided that the Receiving Party and the Receiving Party's representatives exercise their reasonable best efforts to preserve the confidentiality of the Disclosing Party's Confidential Information, including, without limitation, by cooperating with the Disclosing Party to obtain at the sole expense of Disclosing Party an appropriate protective order or other reliable assurance that such tribunal or Governmental Entity will accord confidential treatment to the Disclosing Party's Confidential Information.

37

(b)          Upon the request of a party hereto at any time, the other party shall (i) return to the requesting party or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the requesting party, within ten days following such request, that all such Confidential Information has been returned or destroyed.

6.9          Standstill. Subject to the further provisions hereof:

(a)          Other than as contemplated or permitted pursuant to this Agreement or any other Transaction Document (including, for the avoidance of doubt, as contemplated or permitted by Section 1(a)(v)(ii) of the Amended and Restated Rights Agreement), neither Purchaser nor any Affiliate of Purchaser, will, without the prior written consent of the Company Board, directly or indirectly, acquire any Voting Securities (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis), provided that nothing in this Section 6.9(a) shall restrict transfers of Voting Securities among members of the Elutions Group (as such term is defined in the Amendment to the Rights Agreement).

(b)          Other than as contemplated or permitted by the terms of this Agreement or any other Transaction Document, neither Purchaser nor any Affiliate of Purchaser shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities (including granting any proxy with respect to any Voting Securities of the Company or any Subsidiary to any Person not designated by the Company).

(c)          Other than as contemplated or permitted by the terms of this Agreement or any other Transaction Document (including, for the avoidance of doubt, as contemplated or permitted by Section 1(a)(v)(ii) of the Amended and Restated Rights Agreement), in addition to the foregoing, Purchaser agrees that, without the prior written consent of the Company Board, it will not, and it will cause each of its Affiliates not to, directly or indirectly, alone or in concert with others, take any of the actions set forth below:

(i)          own or acquire, by purchase or otherwise (including, without limitation, any option or similar arrangement), any securities or assets of the Company or any of its Subsidiaries, provided that nothing in this Section 6.9(c)(i) shall restrict transfers of securities of the Company among members of the Elutions Group;

(ii)         make, effect or commence any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries;

(iii)        form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder) which includes Persons other than members of the Elutions Group, with respect to any Voting Securities of the Company or any of its Subsidiaries;

(iv)        nominate any Person or submit the name of any Person to the Company for nomination for election to the Company Board; or

(v)         initiate, propose at any meeting of stockholders, or engage in the solicitation of proxies (within the meaning of the rules of the SEC) for, any change in the size or composition of the Company Board (except as expressly permitted in this Agreement), the removal of any directors or any amendment to the Bylaws relating to the procedures for calling, notice of or holding of stockholders' meetings (provided that Purchaser and its Affiliates may engage in discussions with third parties in regard to governance of the Company).

38

(d)          Purchaser and its Affiliates shall use commercially reasonable efforts to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Voting Securities beneficially owned by Purchaser and its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

The covenants and agreements of Purchaser contained in this Section 6.9 will continue in full force and effect until the later of (i) the fifth (5th) anniversary of the Effective Date, or (ii) the date that all Ancillary Business Documents have terminated (following the effective date thereof) and none of the Warrants or the Note is outstanding.

Notwithstanding anything to the contrary herein, nothing in this Section 6.9 or otherwise shall prevent or prohibit (i) any officers or employees of the Purchaser, or any representatives or trustees of trusts for their or their family member’s benefit, in each case who are not members of the Elutions Group, from owning, purchasing, or otherwise acquiring any Voting Securities or other securities of the Company or any of its Subsidiaries provided such Persons do not coordinate the voting, holding, purchasing or selling of shares of stock of the Company with the Purchaser or any Affiliate of Purchaser or (ii) the Purchaser or any of its Affiliates from consulting or discussing with other stockholders of the Company matters to be voted on by the stockholders of the Company (including, without limitation, the election of directors of the Company) and the manner in which Purchaser or any such Affiliate intends to vote on such matters, provided that the Purchaser or any such Affiliates will not engage in a solicitation of proxies (within the meaning of the rules of the SEC), take any of the actions prohibited by Section 6.9(c)(v) or form, join or in any way participate in a “group” which includes Persons other than members of the Elutions Group, as provided in Section 6.9(c)(iii).

Notwithstanding the foregoing provisions of this Section 6.9, if the Company enters into an agreement with a third party which, if consummated, would result in such third party beneficially owning 50% or more of the Company’s Voting Securities or acquiring 50% of more of the Company’s consolidated assets, Purchaser and its Affiliates shall be permitted to propose and take any actions specified in Section 6.9(c)(ii) and to solicit stockholders to vote in favor of, or tender their shares with respect to any transaction proposed or commenced by Purchaser or any of its Affiliates described in Section 6.9(c)(ii).

6.10        Additional Stock. Within ninety (90) days following the first date on which Purchaser owns Common Stock, or is vested with the right to acquire Common Stock, or any combination of the foregoing, that equals or exceeds 38.5% of the issued and outstanding Common Stock, the Purchaser and the Company Board shall enter into good-faith negotiations for Purchaser to acquire additional Common Stock constituting up to 6.5% of the issued and outstanding Common Stock, which acquisition shall be subject to applicable stockholder approvals, and may be pursuant to permitted open market purchases, issuance of additional warrants, or a combination thereof.

39

6.11         Determination of Closing Price. In connection with the determination of a Closing Price, the Closing Price shall be equal to the most recent trading price for sale of a share of Common Stock as reported on the Principal Trading Market or, if there is no trading market for the Company's Common Stock, the Company Board may determine the applicable Closing Price and the Company shall give written notice of the applicable Closing Price to Purchaser, provided that if Purchaser gives written notice to the Company within twenty (20) days after its receipt of such written notice that it disagrees with such Closing Price as determined by the Company Board, then the Company and Purchaser shall select a Qualified Appraiser that is reasonably acceptable to the Purchaser and the Company to determine the fair market value of the Common Stock. Within sixty (60) days of being retained the Qualified Appraiser shall submit its determination of fair market value. If the Purchaser and the Company cannot agree on the appointment of a Qualified Appraiser within twenty (20) days after the date upon which the determination of the Closing Price is necessary, then the Purchaser and the Company shall each appoint a Qualified Appraiser (the “Representative Qualified Appraisers”). If the Representative Qualified Appraisers are unable to agree on the fair market value, then Representative Qualified Appraisers shall appoint a third Qualified Appraiser (the “Independent Qualified Appraiser”) and each Representative Qualified Appraiser submit its determination of fair market value to the Independent Qualified Appraiser. The Independent Qualified Appraiser shall then select one of the two submissions and such submission so selected shall be deemed the fair market values. In connection with the determination of the fair market value of the Capital Stock, no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights. The fees, costs and expenses of the Qualified Appraiser(s) shall be borne by the Company.

6.12         Reservation of Common Stock. As of the Effective Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Purchased Shares and Warrant Shares pursuant to this Agreement and the other Transaction Documents. The Company shall reserve and so long as any Securities are outstanding, the Company shall continue to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable pursuant to this Agreement and the other Transaction Documents.

6.13         Blackout Periods. If, due to any “blackout period” or other similar restriction on the purchase or sale of Securities imposed by the Company, the Purchaser, Elutions - Europe or any other member of the Elutions Group is prevented from exercising any of their rights hereunder or under any other Transaction Document (including, without limitation, exercising any of the Warrants), then Purchaser, Elutions - Europe and such other members of the Elutions Group shall receive such extra time to exercise such right as is equal to the time period in which such “blackout period” or other similar restriction which restricted such Person from exercising such rights. If any additional rights are afforded to any Persons subject to any such “blackout periods” or other similar restriction (including, without limitation, any notice rights), then Purchaser, Elutions - Europe and such other member of the Elutions Group shall be afforded such additional rights.

40

6.14        Debt Right of First Offer.

(a)          If, prior to the five (5) year anniversary of the Closing Date, and provided that the Company has sold and the Purchaser has purchased the Note, the Company or any of its Subsidiaries (a “Debt Issuer”) desires to incur or assume any Indebtedness (the “Proposed Debt”) from any Person other than the Purchaser or any of its Subsidiaries (the “Lender”), which Proposed Debt is not otherwise prohibited by the Transaction Document or the Ancillary Business Documents, then the Debt Issuer may only do so in a bona fide transaction on arms’ length terms and must first deliver to the Purchaser an irrevocable written notice (the “Debt Offer Notice”) which contains details of the Proposed Debt containing the initial principal amount, maturity, interest rate, payment terms for outstanding principal and accrued interest, and applicable security interests to be granted by the Company.

(b)          If a Debt Issuer has served a Debt Offer Notice in accordance with Section 6.14(a) hereof, then the Debt Issuer shall, by delivery of such Debt Offer Notice to the Purchaser, be deemed to have offered to incur the Proposed Debt from the Purchaser on the terms and at the price set forth in the Debt Offer Notice (the “Debt ROFO”) and the following provisions shall apply:

(i)          For a period of forty-five (45) days commencing on (and including) the date such Debt Offer Notice is received by the Purchaser (the “Debt ROFO Option Period”), Purchaser or any of its Subsidiaries shall have the right (but not the obligation) to give an irrevocable written notice to the Debt Issuer (the “Notice of Debt ROFO Acceptance”) specifying that it wishes to purchase all or any portion of the Proposed Debt from the Debt Issuer on the terms, limitations and conditions set forth in the Debt Offer Notice.

(ii)         If at the end of the Debt ROFO Option Period, Purchaser or any of its Affiliates has delivered a Notice of Debt ROFO Acceptance and elected to purchase all or any portion of the Proposed Debt from the Debt Issuer, then the Purchaser or any of its Affiliates shall purchase, and the Debt Issuer shall sell, such Proposed Debt in accordance with the terms, limitations and conditions and at the price specified in the Debt Offer Notice (except that the closing of such purchase and sale shall be pursuant to the terms set forth in Section 6.14(b)(iv) hereof).

(iii)        If at the end of the Debt ROFO Option Period, Purchaser or any of its Subsidiaries has not delivered a Notice of Debt ROFO Acceptance, then the Debt Issuer shall have the right to incur or assume the Proposed Debt in accordance with the terms, limitations and conditions and at the price specified in the Debt Offer Notice with any third party lender as determined by the Company in its discretion, within a period of sixty (60) days following the expiration of the Debt ROFO Option Period. If the Debt Issuer does not complete such sale of such Proposed Debt within such sixty (60) day period, then the provisions of this Section 6.14(b)(iii) shall again apply to such Proposed Debt.

(iv)        The purchase and sale of the Proposed Debt by the Purchaser or any of its Subsidiaries and the Debt Issuer shall take place at a closing (the “Debt Closing”) to be held at the office of the Company at 10:00 A.M. on a date not fewer than thirty (30) days nor more than sixty (60) days after the delivery of the Notice of Debt ROFO Acceptance.

41

(v)         At the Debt Closing, the parties to the transaction shall deliver to each other appropriate documents reasonably acceptable to each party to evidence such purchase and sale of the Proposed Debt. At the Debt Closing, the Purchaser or its Subsidiaries shall deliver to the Debt Issuer the purchase price in respect of the Proposed Debt as specified in the Debt Notice Offer in exchange for a promissory note.

(vi)        The limits and/or requirements provided for in this Section 6.14 may be waived at any time following the execution and delivery of a written waiver signed by both the Company and Purchaser.

(c)          The provisions of this Section 6.14 shall not apply to any Excluded Indebtedness. Any Proposed Debt may be senior to, subordinate to, or pari passu with, the Note, provided that the security interests granted in the Security Agreement shall have priority over any security interests granted with respect to any such Proposed Debt, and Purchaser agrees to cooperate (to the extent reasonable for a similarly situated creditor and without the obligation to expend funds or undertake any obligations or liabilities) with any lender purchasing any Proposed Debt with respect to the foregoing and enter into such intercreditor agreement as may be reasonably required and satisfactory to Purchaser to confirm the foregoing; provided, further, that the Company shall be liable for all legal fees and out of pocket expenses incurred by the Purchaser in connection with such cooperation and drafting, negotiation and execution of any such intercreditor agreement(s).

(d)          In the event that a Debt Issuer incurs or assumes any Proposed Debt with a lender other than Purchaser or an Affiliate of Purchaser and all or any portion of such Proposed Debt as incurred or assumed is senior to or pari passu with the Note (the Note being outstanding at the time such Proposed Debt is incurred or assumed), then, within fifteen (15) days following the date that the Company gives to Purchaser written notice that closing with respect to such Proposed Debt has occurred (a “Debt Closing Notice”), which Debt Closing Notice shall be given within fifteen (15) days following the closing of such Proposed Debt, Purchaser may elect, upon written notice (“Purchaser's Election Notice”) given to the Company within forty-five (45) days following the date that the Company gives such Debt Closing Notice to Purchaser, to require the Company purchase the Purchased Shares for an amount equal to the volume weighted Closing Price calculated over fifteen (15) Trading Days prior to the date of the closing of such purchase, with the closing of such purchase occurring on a date determined by the Company, which date shall be not later than thirty (30) days following the date of receipt by the Company of Purchaser's Election Notice.

6.15        Equity Right of First Offer.

(a)          Without duplicating any rights granted under any Warrant issued pursuant to this Agreement, if, prior to the five (5) year anniversary of the Closing Date, the Company desires to issue, deliver, sell or dispose of any shares of its Capital Stock, any other Voting Securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Securities, equity equivalents or convertible securities, other than as provided in Section 6.15(c) (the “Proposed Equity”), then the Company may only do so in a bona fide transaction on arms’ length terms and must first deliver to the Purchaser an irrevocable written notice (the “Equity Offer Notice”) with details of the Proposed Equity containing all material terms of the Proposed Equity (including the issue or exercise price and number and type of Capital Stock and/or other securities to be awarded or issued) and limitations and conditions under which the Company is proposing such Proposed Equity.

42

(b)          If the Company has served an Equity Offer Notice in accordance with Section 6.15(a) hereof, then the Company shall by delivery of such Equity Offer Notice to the Purchaser be deemed to have offered to sell to the Purchaser or any of its Subsidiaries on the terms and at the price set forth in the Equity Offer Notice (the “Equity ROFO”) its pro rata share of the Proposed Equity based upon its Ownership Percentage on such date (the “Pro Rata Share”) and the following provisions shall apply:

(i)          For a period of forty-five (45) days commencing on (and including) the date such Equity Offer Notice is received by the Purchaser (the “Equity ROFO Option Period”), Purchaser or any of its Subsidiaries shall have the right (but not the obligation) to give an irrevocable written notice to the Company (the “Notice of Equity ROFO Acceptance”) specifying that it wishes to purchase all or any portion of its Pro Rata Share of the Proposed Equity from the Company on the terms, limitations and conditions set forth in the Equity Offer Notice;

(ii)         If at the end of the Equity ROFO Option Period, Purchaser or any of its Subsidiaries has delivered a Notice of Equity ROFO Acceptance and elected to purchase all or any portion of its Pro Rata Share of the Proposed Equity from the Company, then the Purchaser or any of its Subsidiaries shall purchase, and the Company shall sell, its Pro Rata Share of such Proposed Equity in accordance with the terms, limitations and conditions and at the price specified in the Equity Offer Notice (except that the closing of such purchase and sale shall be pursuant to the terms set forth in Section 6.15(b)(iv) hereof);

(iii)        The Company may sell or otherwise transfer the Proposed Equity not purchased by Purchaser to any Person or Persons as determined by the Company in its discretion, within a period of ninety (90) days following the commencement of the Equity ROFO Offer Period at the same or higher price and upon terms and conditions not materially more favorable to such Person(s) than those set forth in the Equity Offer Notice. If the Company does not complete such sale or transfer of the applicable Proposed Equity within such ninety (90) day period, then the provisions of this Section 6.15 shall again apply to such Proposed Equity;

(iv)        The purchase and sale of Proposed Equity by the Purchaser or any of its Subsidiaries and the Company shall take place at a closing (the “Equity Closing”) to be held at the office of the Company at 10:00 A.M. on a date not fewer than thirty (30) days nor more than sixty (60) days after the delivery of the Notice of Equity ROFO Acceptance; and

(v)         At the Equity Closing, the parties to the transaction shall deliver to each other appropriate documents reasonably acceptable to each party to evidence such purchase and sale of the Proposed Equity (including, without limitation, appropriate transfer documents to evidence such purchase and sale together with share certificates and an instrument wherein the Company represents to the Purchaser or its Subsidiaries, as applicable, that at the time of such purchase and sale it is the sole beneficial owner of such security being sold, and that it has all right, title and interest in and to such security, free and clear of any Liens). At the Equity Closing, the Purchaser or its Subsidiaries shall deliver to the Company the purchase price in respect of the Proposed Equity as specified in the Equity Offer Notice in exchange for such securities.

43

(vi)        The time limits and/or requirements provided for in this Section 6.15 may be waived at any time following the execution and delivery of a written waiver signed by both the Company and Purchaser.

(c)          The provisions of this Section 6.15 shall not apply to any Excluded Issuances; provided that if the Company issues shares of Common Stock after the Effective Date and prior to the five (5) year anniversary of the Closing Date as consideration for the acquisition of any assets, stock or business of any other Person or in a firm commitment underwritten public offering, then Purchaser or any of its Subsidiaries shall be entitled to acquire shares of Common Stock in the open market or from other stockholders of the Company equal to its pro rata share of the number of shares issued in such acquisition or firm commitment underwritten public offering based upon its Ownership Percentage on the date such shares are issued by the Company.

(d)          Notwithstanding any provision of this Section 6.15 to the contrary, Purchaser shall not be entitled to acquire any Proposed Equity or to acquire shares in the open market or from other stockholders pursuant to Section 6.15(c), to the extent that such purchase would cause the Purchaser and its Affiliates to hold, directly or indirectly, Common Stock in excess of 38.5% of the Company's total aggregate issued and outstanding Common Stock (the “Purchaser Common Stock Cap”), taking into account all shares of Common Stock issued or potentially issuable under this Agreement and the other Transaction Documents. Notwithstanding anything herein to the contrary, to the extent required under the NASDAQ rules, no Proposed Equity may be acquired by Purchaser under this Section prior to obtaining stockholder approval if the acquisition of such Proposed Equity would cause a violation of NASDAQ rules. To the extent stockholder approval is required under NASDAQ rules for purposes of purchases by Purchaser under this Section, if Purchaser delivers a Notice of Equity ROFO Acceptance, then the time periods set forth in this Section shall toll until such proposed purchase is submitted to the Company’s stockholders and stockholder approval is obtained or not obtained.

6.16         Limitation. Notwithstanding anything herein to the contrary, the number of Warrant Shares issuable upon exercise of the Warrants at any given time, when combined with the aggregate number of Warrant Shares previously issued upon conversion of any of the Warrants, any shares of Common Stock acquired pursuant to the Purchased Rights (as defined in each of the Warrants and any Purchased Shares or other shares of Common Stock sold pursuant to this Agreement, shall not, in the absence of receipt of the Required Approval (i) exceed 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the Effective Date or (ii) result in a “change of control” of Company within the meaning of the applicable NASDAQ rules, and the number of Shares that may be issued or sold shall be adjusted accordingly to prevent a violation of applicable NASDAQ rules until receipt of the Required Approval, if obtained; provided, however, that any such Shares not issued or sold shall remain issuable in the future in the event that the Company decides to seek and obtains the required stockholder approval at a later time. The Company shall promptly, and in any event within five (5) Business Days following the receipt of Required Approval, if obtained, deliver to the Purchaser a certificate, in form reasonably satisfactory to Purchaser, certifying that the limitation contained in this Section 6.16 has been duly removed by the Company and is no longer applicable to this Agreement or the Warrants (except to the extent a separate stockholder vote is required under NASDAQ rules for (i) any future offering pursuant to the Purchase Rights under the applicable Warrants or (ii) the purchase of any Proposed Equity pursuant to Section 6.15).

44

6.17         Amended and Restated Rights Agreement. The Company has taken all actions necessary to ensure that the rights issued pursuant to the Amended and Restated Rights Agreement shall not, and will not, be granted, become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Amended and Restated Rights Agreement by virtue of the consummation of the transactions contemplated by this Agreement and other Transaction Documents. Except as contemplated by this Agreement or the other Transaction Documents, the Company shall not amend the Amended and Restated Rights Agreement, adopt or implement any rights agreement or other similar plan or arrangement, or take any other actions (outside of the Amended and Restated Rights Agreement) having a disproportionate or other disparate effect upon the holders of shares based on the number of shares held by such holder, that does not provide for substantially similar exemptions, protections and other provisions with respect to the members of the Elutions Group as those provided in this Agreement and the other Transaction Documents.

7.           COMPANY BOARD OF DIRECTORS

7.1          Board Designee.

(a)          Upon the earlier to occur of (i) the members of the Elutions Group acquire shares of Common Stock that are, in the aggregate, equal to or greater than twenty percent (20%) of all of Company’s then issued and outstanding shares of Common Stock, and (ii) (A) the members of the Elutions Group acquire, in the aggregate, a combination of Common Stock and the right to acquire Common Stock (which right may be evidenced by the Warrants), equal or greater than twenty-seven and one half percent (27.5%) of all of the Company’s then issued and outstanding shares of Common Stock (such calculation to assume that such Warrant Shares used to determine such percentage are issued and outstanding) and (B) the members of the Elutions Group own, in the aggregate, shares of Common Stock and the right to receive Warrant Shares pursuant to the Warrant (Tracking) (which Warrant Shares may be counted only to the extent that the amount then outstanding under the Note then held by members of the Elutions Group is sufficient to pay the exercise price for such Warrant Shares) equal to or greater than five percent (5%) of all of Company’s then issued and outstanding shares of Common Stock (such calculation to assume that such Warrant Shares used to determine such percentage are issued and outstanding), Purchaser shall be entitled to designate an individual (such person, the “Board Designee”) for appointment to the Company Board in accordance with this Section 7.

(b)          Subject to such Board Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law, regulation or stock exchange rules regarding service as a director and such other reasonable and customary criteria and qualifications for service as a director as the Company Board may determine from time to time as applicable to all directors of the Company (provided, that in no event shall such Board Designee’s relationship with the Purchaser or any of its Affiliates (or any other actual or potential lack of independence resulting therefrom) be considered to disqualify such designee from being a member of the Company Board pursuant to this Section 7.1), the Company Board shall appoint the Board Designee to the most recently elected class of directors. So long as such Board Designee is a member of the Company Board, the Board Designee shall serve the term associated with the class of directors to which such director belongs in accordance with the Certificate of Incorporation.

45

(c)          For so long as Purchaser shall have the right to designate the Board Designee pursuant to this Section 7:

(i)          The Company or the Company Board shall (i) cause the Company Board to have sufficient vacancies to permit such Board Designee to be added as a member of the Company Board, (ii) nominate such Board Designee for election to the Company Board and (iii) recommend that the Company’s stockholders vote in favor of the Board Designee in all subsequent stockholder meetings. The Company and Company Board shall use commercially reasonable efforts to cause the Company’s stockholders to elect such Board Designee to the Company Board at each applicable election.

(ii)         In the event that the Board Designee ceases to serve as a member of the Company Board during such individual’s term of office for any reason, and at such time Purchaser has the right to submit a Board Designee, Purchaser shall have the right to designate a replacement Board Designee pursuant to Section 7.1(b).

(iii)        Purchaser may designate a person to replace such Board Designee and the Company shall cause such newly designated Board Designee to fill such resulting vacancy. So long as any Board Designee is eligible to be so designated in accordance with this Section 7, the Company shall not take any action to remove such Board Designee as such a director without cause without the prior written consent of Purchaser. Subject to compliance with applicable Laws, regulations or stock exchange rules, the Board Designee shall be entitled to serve on, and the Company Board shall appoint such Board Designee to, any committee or committees of the Company Board upon which such Board Designee may wish to serve; and

(iv)        The Board Designee shall be entitled to compensation consistent with the compensation received by other members of the Company Board, including any fees and equity awards, and reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Company Board and its committees.

(d)          If at any time the members of the Elutions Group do not satisfy either of the conditions set forth in subsection (a)(i) or (a)(ii) of this Section 7.1, while the Board Designee serves on the Company Board, the Company Board may request the resignation of the Board Designee from the Company Board. As a condition to nomination or appointment of a Board Designee, the Company Board may require the Board Designee to agree to resign from the Company Board upon the occurrence of the condition set forth in this subsection.

(e)          Upon the appointment or election of a Board Designee to the Company Board, Company agrees to enter into an indemnification agreement with such Board Designee substantially similar in form to the Company’s form of Indemnification Agreement with its directors that is then filed with the SEC, which agreement shall be effective as of the Board Designee’s appointment or election to the Company Board.

46

(f)          The parties agree to reasonably cooperate to ensure that the Company complies with the Company Board composition requirements, taking into account Purchaser's rights under this Section and Section 6.9, and to ensure that Purchaser's rights under this Agreement do not violate the voting rights restrictions under NASDAQ rules while providing Purchaser with the maximum benefit of its rights under this Agreement.

8.           RESTRICTIONS ON TRANSFER

8.1           Restrictions on Transfer. None of the Securities to be received hereunder have been registered under the Securities Act or under the securities laws of any state and Company shall have no obligation to register the resale of such Securities under the Securities Act or under the securities Laws of any state, except to the extent provided in the Registration Rights Agreement. In addition to the restrictions set forth below, the Securities may not be Transferred (i) if such action would constitute a violation of any federal or state securities Laws or a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Securities Act (including Rule 506 of Regulation D under the Securities Act), or applicable state securities Laws) on which Company is relying in connection with the issuance of the Securities (a “Securities Violation”), and (ii) except with respect to a pledge, assignment as collateral, charge or any other security of the Note in favor of any bank, financial institution or any other entity which is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets, but excluding any transfer upon default or transfer requiring removal of the restrictive legend thereon, the Purchaser has delivered to Company an opinion of counsel reasonably satisfactory to Company that such registration or qualification is not required and such action will not constitute a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Securities Act (including Rule 506 of Regulation D under the Securities Act), or applicable state securities laws) on which Company is relying in issuing the Securities. As long as it does not constitute a Securities Violation and, except with respect to a pledge (but not transfer upon default) of the Note to a commercial lender in a transaction that does not require removal of the restrictive legend thereon, such opinion of counsel is provided to the Company, the Securities may be freely Transferred at any time (provided if such Securities are Transferred by Purchaser to a member of the Elutions Group and are, in the aggregate, greater than 3% of the outstanding Common Stock of Company as held by any single transferee and its, his, or her Affiliates and Associates (as defined in Rule 12b-2 of the under the Exchange Act), excluding any other member of the Elutions Group, such transferee agrees to the provisions of Section 6.9 hereof; provided, that such transferee shall also be provided with the benefit of the limitations to such provisions set forth in Section 6.9 hereof. In addition to the foregoing restrictions, Purchaser shall not sell, lease, assign or otherwise transfer (voluntarily or by entering into a transaction resulting in a transfer by operation of law) (“Transfer”) any of the Securities to the extent prohibited in the Transaction Documents).

8.2           Compliance with Laws. Purchaser shall, and shall use commercially reasonable efforts to ensure that its Affiliates shall, observe and comply with the Securities Act and the Exchange Act and the regulations promulgated thereunder and all other requirements of applicable Law in connection with any permitted Transfer of the Securities, including all requirements of applicable Law relating to the confidentiality of and use of insider information or the trading of securities while in the possession of nonpublic information.

47

8.3          Stock Legend. All Purchased Shares and Warrant Shares shall have stamped or imprinted thereron a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION. THESE SHARES ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT DATED FEBRUARY 25, 2014.

9.           CONDITIONS TO CLOSING

9.1          Conditions to Obligations of Purchaser and Company at Closing. The obligations of Purchaser and Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a)          no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction or Order lifted);

(b)          any Consents, Filings and Approvals that are necessary or required for the consummation of the transactions contemplated by this Agreement, including Filings with NASDAQ, shall have been made or obtained; and

(c)          no suit, claim, investigation, action or other Proceeding shall be pending or, to the Knowledge of Company or the actual knowledge of the Purchaser, respectively, threatened against Purchaser or Company or any of their Subsidiaries before any Governmental Entity which reasonably could be expected to result in the restraint or prohibition of any such party in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

9.2          Additional Conditions to Obligations of Purchaser at Closing. The obligations of Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

48

(a)          Each of the representations and warranties of Company contained in this Agreement that are qualified as to materiality shall be true and correct in all respects on and as of the date they were made, and shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date (unless any such representations and warranties are stated to be made as of a date other than the Effective Date, in which case they shall have been true and correct in all respects as of that date) and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects on and as of the date they were made, and shall be true and correct in all material respects on and as of the date of the Closing (unless any such representations and warranties are stated to be made as of a date other than the Effective Date, in which case they shall have been true and correct in all material respects as of that date);

(b)          Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by Company on or prior to the Closing, and shall have delivered all of its deliverables contemplated herein to be delivered by Company on or prior to the Closing;

(c)          The trading of the Common Stock shall not have been suspended by the SEC or NASDAQ;

(d)          The Purchased Shares and the Warrant Shares shall have been duly authorized and reserved for issuance;

(e)          Since the Effective Date, there shall not have occurred any Material Adverse Effect; and

(f)          Company shall have delivered the following to Purchaser:

(i)          an officer’s certificate certifying as to Company’s compliance with the conditions set forth in clauses (a) through (e) of this Section 9.2 (“Company Closing Certificate”);

(ii)         a counterpart of each of the Transaction Documents to be delivered at the Closing, executed by a duly authorized officer of Company or Cartesian, as applicable; and

(iii)        such other documents as may be required by this Agreement.

9.3          Additional Conditions to Obligations of Company at Closing. The obligations of Company to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

49

(a)          Each of the representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct in all respects on and as of the date they were made, and shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date (unless any such representations and warranties are stated to be made as of a date other than the Effective Date, in which case they shall have been true and correct in all respects as of that date) and each of the representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true and correct in all material respects on and as of the date they were made, and shall be true and correct in all material respects on and as of the date of the Closing (unless any such representations and warranties are stated to be made as of a date other than the Effective Date, in which case they shall have been true and correct in all material respects as of that date);

(b)          Purchaser shall have performed, in all material respects, all of its obligations contemplated herein to be performed by Purchaser on or prior to the Closing and shall have delivered all of its deliverables contemplated herein to be delivered by Purchaser on or prior to the Closing; and

(c)          Purchaser shall have delivered the following to Company:

(i)          an officer’s certificate certifying as to Purchaser’s compliance with the conditions set forth in clauses (a) and (b) of this Section 9.3 (“Purchaser Closing Certificate”);

(ii)         a counterpart of each of the Transaction Documents, executed by a duly authorized officer of Purchaser or Elutions – Europe, as applicable; and

(iii)        such other documents as may be required by this Agreement.

10.         TERMINATION

10.1        Termination. This Agreement may be terminated:

(a)          at any time by mutual written agreement of Company and Purchaser;

(b)          by Purchaser on the one hand or Company on the other hand, in writing delivered to the other party after April 1, 2014, if the Closing has not occurred by such date, provided, that as of such date the terminating party is not in default in any material respect of its covenants and obligations under this Agreement;

(c)          at any time prior to the Closing by Company in the event of a material breach by Purchaser of any representation, warranty, or covenant set forth in this Agreement that would cause a failure of the conditions set forth in this Agreement as applicable to the Closing, which breach, if capable of being cured, is not cured within thirty (30) Business Days after receipt of written notice thereof by Purchaser from Company; and

(d)          at any time prior to the Closing by Purchaser in the event of a material breach by Company of any representation, warranty, or covenant set forth in this Agreement that would cause a failure of the conditions set forth in this Agreement as applicable to the Closing, which breach, if capable of being cured, is not cured within thirty (30) Business Days after receipt of written notice thereof by Company from Purchaser.

50

10.2         Effect of Termination. If this Agreement is terminated by either Company or Purchaser pursuant to the provisions of Section 10.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of Company or Purchaser or their respective stockholders, directors, officers, employees, agents or representatives except with respect to the provisions of this Section 10 and Section 12, which shall survive the termination of this Agreement; provided, however, that nothing in this Section 10.2 shall relieve either party from liability for any breach of any representation, warranty, covenant, or agreement under this Agreement prior to such termination.

10.3         Extensions; Waiver. At any time prior to the applicable compliance time, each party may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

11.         SURVIVAL; INDEMNIFICATION

11.1         Survival. All representations and warranties set forth in this Agreement shall survive the transactions contemplated by this Agreement to be consummated at the Closing; provided, however, that all such representations and warranties only survive for a period of 18 months following the Closing Date; provided, further, that (i) any breach or inaccuracy of a representation or warranty based on fraud of or intentional misrepresentation or (ii) any breach or inaccuracy of a Fundamental Representation shall survive for a period of sixty (60) days after the expiration of the applicable statute of limitations in respect of the underlying circumstances relating to the breach, and no claims for breach of any representation or warranty set forth in this Agreement may be made thereafter. All covenants, obligations and agreements to be performed in whole or in part after the Closing shall survive such Closing until sixty (60) days after the expiration of the applicable statute of limitations relating to the date of performance hereunder has expired. If any party makes a claim with respect to any specific representation or warranty or covenant, obligation or agreement within the applicable time period set forth in this Section 11.1, and such claim is not completely and finally resolved prior to the expiration of such applicable time period, then such representation and warranty or covenant, obligation or agreement shall survive solely with respect to any such claim for the period of time beyond such time period as is sufficient to resolve, completely and finally, the claim relating to such representation or warranty or covenant, obligation or agreement.

11.2         Indemnification. From and after the Closing, Company shall indemnify and hold harmless Purchaser and its Affiliates and its and their respective directors, officers, managers, employees (each individually an “Indemnified Person” and, collectively, the “Indemnified Persons”) and agents against all losses (including losses arising from the diminution in value of the Company), costs, Proceedings, obligations, impositions, assessments, fines, deficiencies, claims, damages, liabilities and expenses (including reasonable attorneys’ and accountants’ fees, disbursements and expenses, as incurred) (collectively, “Losses”) incurred by such Indemnified Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of Company or any of its Affiliates contained in this Agreement or in any schedule, certificate or instrument attached or delivered pursuant hereto, provided, however, that the foregoing obligation of Company to indemnify and hold harmless Purchaser shall not apply to any Losses for breaches of representations and warranties of this Agreement (except based on fraud or intentional misrepresentation) that exceed, in the aggregate with respect to any and all Losses referred to in this Section 11.2, the Share Purchase Price plus the amount of outstanding Notes (the “Indemnification Cap”). Notwithstanding anything to the contrary, the Indemnification Cap shall not otherwise operate to limit Purchaser’s recovery from Company any Losses of Purchaser.

51

11.3         Method of Asserting Indemnification for Third Party Claims. Any Indemnified Person entitled to indemnification hereunder shall give prompt written notice to the Company after the receipt by such Indemnified Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Indemnified Person may claim indemnification pursuant to this Agreement, provided, that failure to give such notification shall not affect the obligations of the Company pursuant to this Section 11 except to the extent that the Company shall have been prejudiced as a result of such failure or such notification was not given within the time period specified in Section 11.1. In case any such action shall be brought against any Indemnified Person and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that (i) the Company shall have acknowledged in writing such party’s obligation to fully indemnify the Indemnified Person for such action in accordance with this Agreement, (ii) the Indemnified Person is not reasonably expected to be liable for Losses materially in excess of amounts reasonably expected to be received from the Company and (iii) such action involves only monetary damages and does not seek an injunction or equitable relief against the Indemnified Person, and after notice from the Company to such Indemnified Person of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any Indemnified Person, based on the written opinion of counsel, a conflict of interest is likely to exist between the Company and such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the Company shall not be liable for the reasonable fees and expenses of more than one counsel for all Indemnified Persons selected by such parties, in each case in connection with any one action or separate but similar or related actions. The Company, in defense of any such action, suit, proceeding or investigation, shall not, except with the consent of each Indemnified Person, consent to the entry of any judgment or entry into any settlement which (i) the sole relief provided is not monetary damages that are paid in full by the Company and (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 11.3. No Indemnified Person shall consent to entry of any judgment or entry into any settlement without the consent of the Company.

52

11.4         Method of Asserting Indemnification for Other Claims. In the event any Indemnified Person should have a claim under Section 11.2 against the Company that does not involve a third party claim, the Indemnified Person shall deliver a written notification of a claim for indemnity under Section 11.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) as promptly as possible and in any event within the time period specified in Section 11.1. If the Company fails to notify the Indemnified Person within 45 calendar days after receipt of the Indemnity Notice whether the Company disputes the claim or the amount of the claim described in the Indemnity Notice, the claim will be deemed to be denied.

11.5         Limitations on Indemnification. Company shall not have any obligation under this Section 11 to indemnify any Person for lost profits or for consequential, incidental, punitive or exemplary damages, except for the Indemnified Person’s liability to a third party for such damages. Except for any breach based on fraud of or intentional misrepresentation of the Company, the indemnification provided in this Section 11 shall be the sole and exclusive remedy after the Closing for (a) matters for which indemnification is provided under this Section 11, or (b) any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement. Nothing in this Section 11.5 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent or criminal conduct.

12.         MISCELLANEOUS

12.1         Independent Contractors. Each party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind, or commit the other party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the parties.

12.2         Specific Enforcement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or any other Transaction Document were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or any other Transaction Document and to seek to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity. The parties hereto agree not to resist such application for relief on the basis that the non-breaching party has an adequate remedy at law and agree to waive any requirement for securing or posting of any bond in connection with such remedy.

12.3         Successors and Assigns. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto, except to a successor entity in connection with a merger or consolidation. Any attempted assignment, delegation, or transfer in violation of this Section 12.3 shall be void and of no force or effect.

53

12.4         Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersede all prior agreements or understandings between the parties with regard to the subject matter hereof and thereof.

12.5         Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of delivery. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

(i)	if to Company or Cartesian, to:

The Management Network Group, Inc.

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

Attention: CEO/President and General Counsel

(ii)	if to Purchaser or Elutions - Europe, to:

Elutions, Inc.

601 East Twiggs Street

Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

12.6         Time Periods; Business Days. Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days excluding the day on which the counting is initiated and including the final day of the period; provided, however, that if the last day for taking such action falls on a day which is not a Business Day, the period during which such action may be taken shall automatically be extended to the Business Day immediately following such day.

12.7         Amendments. This Agreement may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by Purchaser and Company.

12.8         Waiver. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

54

12.9         Descriptive Headings; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

12.10         Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. Notwithstanding the foregoing, the fiduciary duties of the Company Board, the validity of any corporate action on the part of the Company, and any other matters relating to the internal corporate affairs of the Company, shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

12.11         Exclusive Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 12.11, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 12.5. Each of the parties agrees that the final judgment of any such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets.

55

12.12         Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ( A ) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, ( B ) MAKES THIS WAIVER VOLUNTARILY, AND ( C ) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 12.12.

12.13         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

12.14         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered by electronic transmission, including via facsimile or electronic mail (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

56

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY:

The Management Network Group, Inc.

By:	/s/ Donald E. Klumb
	Name:	Donald E. Klumb
	Title:	Chief Executive Officer, President and Chief Financial Officer

PURCHASER:

Elutions, Inc.

By:	/s/ William P. Doucas
	Name:	William P. Doucas
	Title:	Chairman and CEO

[Signature Page to Investment Agreement]

CONFIDENTIAL

SCHEDULES

TO

INVESTMENT AGREEMENT

dated as of

February 25, 2014

by and between

THE MANAGEMENT NETWORK GROUP, INC.

and

ELUTIONS, INC.

Schedule 4.8

SEC Documents; Financial Statements; Internal Controls and Procedures

With respect to Section 4.8(a), the Form 8-K filed by the Company on February 28, 2012 for an event occurring on February 12, 2012 was not timely filed with the SEC.

Schedule 4.9

Litigation

On January 10, 2012, Richard P. Nespola, the Company’s former chief executive officer, former chairman of the board and a former member of the Company’s Board of Directors, filed an action, Richard P. Nespola v. The Management Network Group, Inc., against the Company with the American Arbitration Association. In the action, Mr. Nespola claimed that the Company breached his employment agreement and an implied covenant of good faith and fair dealing by: (i) improperly deciding not to renew his employment agreement, and (ii) subsequently deciding to terminate his employment for cause. Mr. Nespola also claimed that the Company defamed him but subsequently withdrew that claim. An arbitration hearing on the action occurred in late October 2013. Mr. Nespola seeks in excess of $ 1.6 million in damages plus attorneys’ fees and costs. The Company is unable to reasonably estimate any possible loss or range of possible loss given the current status of the arbitration and given the inherent uncertainty in predicting an arbitration decision.

Schedule 4.25

Insolvency; Creditors

Cambridge Adventis Ltd and Cambridge Strategic Management Group, Inc. are not currently Solvent.

Exhibit A-1

THIS SECURED LOAN NOTE DEED HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM SUCH REGISTRATION.

SECURED LOAN NOTE DEED

CARTESIAN LIMITED

US$3,268,664	______________, 2014

Cartesian Limited, a company incorporated and registered in England and Wales with company number 03230513, whose registered office is at Descartes House, 8 Gate Street, London WC2A 3HP, United Kingdom (“Company”), for value received, hereby promises to pay to [Elutions - Europe], a company incorporated and registered in [England and Wales] with company number [_________] whose registered office is at [___________________] or its successors and permitted assigns (“Holder”), the principal amount of Three Million Two Hundred Sixty-Eight Thousand Six Hundred and Sixty-Four US Dollars (US$3,268,664), with interest on the unpaid principal balance hereof, all as hereinafter further provided.

1.           INVESTMENT AGREEMENT

This Secured Loan Note Deed (this “Note”) has been issued by Company pursuant to an Investment Agreement, dated as of February 25, 2014, between the parent company of the Company, The Management Network Group, Inc., a Delaware corporation (“TMNG”), and the parent company of Holder, Elutions, Inc., a Delaware corporation (“Elutions – U.S.”) (as it may be amended from time to time in accordance with its terms, the “Investment Agreement”). Initially capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Investment Agreement. This Note is subject to the terms and conditions of the Investment Agreement.

2.           PAYMENTS

2.1           Maturity. If this Note has not previously been redeemed in accordance with Section 2.4, then the entire outstanding principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the fifth (5th) anniversary of the date hereof (the “Maturity Date”).

2.2          Interest. Interest on this Note shall accrue from the date hereof on the outstanding principal balance of this Note, until this Note is paid in full, at the rate of 7.825% per annum, compounded annually on each anniversary of the date hereof. Accrued interest on the unpaid principal balance shall become due and payable, if this Note has not been redeemed in accordance with Section 2.4, monthly in arrears on the first Business Day of each calendar month, and on the Maturity Date or any other date on which such unpaid principal balance shall become due and payable in full (each such date being an “Interest Payment Date”). After the occurrence of an Event of Default, the unpaid balance of the Principal shall bear interest from and including the date of such Event of Default until paid in full or until such Event of Default has been waived or remedied at a rate per annum equal to 9.825%. Interest on this Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed. If any Interest Payment Date would fall on a day that is not a Business Day, then the payment due on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date and such extension of time shall in such case be included in the computation of payment of interest.

2.3          Secured Obligations. All amounts due to Holder under this Note are secured by certain assets and properties of TMNG and, where applicable, its specified Subsidiaries pursuant to the Security Agreement.

2.4          Redemption Options.

(a)          Holder may cause Company to redeem this Note in whole for an amount equal to the unpaid principal balance of the Note together with any accrued and unpaid interest thereon upon providing Company written notice of such redemption election not less than thirty (30) days prior to the redemption date together with surrender of this Note for cancellation. The redemption amount shall be payable as provided in Section 2.5.

(b)          At any time, and from time to time, on or after the date that is 30 months following issuance of this Note, the Company shall be entitled to redeem this Note in whole for an amount equal to the unpaid principal balance of the Note together with any accrued and unpaid interest thereon upon providing Holder written notice of such redemption election not less than thirty (30) days prior to the redemption date, and Holder will surrender this Note for cancellation upon such redemption. The redemption amount for such redemption shall be payable as provided in Section 2.5.

(c)          At any time, and from time to time, on or after the date as of which the volume weighted average price of the Common Stock on each Trading Day during any consecutive 90-day period after August [__], 2015 has exceeded $5.50 per share (subject to proportionate adjustment for stock splits, subdivisions and combinations of shares and similar events affecting the Common Stock), the Company shall be entitled to redeem this Note in whole for an amount equal to the unpaid principal balance of the Note together with any accrued and unpaid interest thereon upon providing Holder written notice of such redemption election not less than thirty (30) days prior to the redemption date, and Holder will surrender this Note for cancellation upon such redemption. The redemption amount for such redemption shall be payable as provided in Section 2.5.

2

2.5          Manner of Payment. Payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to a bank account designated by Holder for such purpose from time to time by written notice to Company, in Great Britain Pounds Sterling currency or such other currency as may be mutually acceptable to the Company and Holder. In respect of any payment in Great Britain Pounds Sterling under this Note, the spot rate of exchange prevailing at the date of payment as published on such date or as then most recently published in The Wall Street Journal for US Dollar to UK Pound (GBP/USD) currency exchange rates shall be used for the purposes of calculating the Great British Pounds Sterling amount of such payment. Notwithstanding the foregoing, any or all of the principal and unpaid interest to be paid to Holder under this Note shall, if requested by TMNG or Elutions – U.S., be applied against amounts to be paid by Elutions – U.S. to TMNG under the terms and conditions specified in the Warrant (Tracking) and if any such amount is so applied against payment obligations of Elutions – U.S. under the Warrant (Tracking), the amount so applied thereunder shall satisfy and reduce the Company's payment obligations to Holder under this Note by the amount so applied under the Warrant (Tracking) (for the avoidance of doubt, Holder hereby consents to, and no further consent of Holder shall be required with respect to, any such application or related satisfaction and reduction in the Company's payment obligations to Holder under this Note, and any such application or related satisfaction and reduction may occur even if Holder is not then an Affiliate of Elutions – U.S.).

2.6          Withholdings. Save as specified in Section 2.5 above, all payments made by Company under this Note shall be made in full, without set-off, counterclaim or condition, and free and clear of, and without any deduction or withholding, provided that, if Company is required by law or regulation to make such deduction or withholding, it shall: (a) ensure that the deduction or withholding does not exceed the minimum amount legally required; (b) pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding; and (c) furnish to Holder, within the period for payment permitted by the relevant law, either: (i) an official receipt of the relevant taxation authorities concerned on payments to them of amounts so deducted or withheld; or (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

2.7          Waivers. Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

3.           EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):

(a)          A default in the payment of the principal of this Note, when and as the same shall become due and payable, and continuance of such default or breach for a period of two (2) days after receipt by Company of written notice from Holder as to such default or breach;

(b)          A default in the payment of any interest on this Note, when and as the same shall become due and payable, and continuance of such default or breach for a period of two (2) days after receipt by Company of written notice from Holder as to such default or breach;

3

(c)          A default in the performance, or a breach, in either case in any material respect, of any covenant or agreement of Company in this Note (other than a default specified in any other subsection of this Section 3) and continuance of such default or breach, if capable of being cured, for a period of ten (10) days after receipt by Company of written notice from Holder as to such default or breach;

(d)          A default in the performance, or a breach, in either case in any material respect, of any covenant or agreement of TMNG or any of its Subsidiaries in any of the other Transaction Documents (other than a default specified in this Section 3) and continuance of such default or breach, if capable of being cured, for a period of ten (10) days after receipt by Company of written notice from Holder as to such default or breach;

(e)          The incurrence or assumption by TMNG or any of its Subsidiaries of any Indebtedness that has a maturity date prior to the Maturity Date (other than as expressly permitted pursuant to a Transaction Document);

(f)          If this Note or any other Transaction Document or any material term hereof or thereof shall cease to be, or be asserted by TMNG or any of its Subsidiaries not to be, a legal, valid and binding obligation of TMNG or any of its Applicable Subsidiaries, as applicable, enforceable in accordance with its terms;

(g)          If any Lien created under the Security Agreement on any portion of the Collateral (as defined in the Security Agreement) shall cease to be enforceable and of the same effect and priority purported to be created thereby;

(h)          Other than in relation to a solvent reorganization of TMNG or any of its Applicable Subsidiaries on terms previously approved by Holder in writing, the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of TMNG or any of its Applicable Subsidiaries in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar Law or (ii) a decree or order adjudging TMNG or any of its Applicable Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of TMNG or any of its Applicable Subsidiaries under any applicable federal or state Law or (iii) an order appointing a custodian, receiver, administrative receiver, administrator, liquidator, assignee, trustee, sequestrator or other similar official of TMNG or any of its Applicable Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

4

(i)          With the exception of a solvent reorganization of TMNG or any of its Applicable Subsidiaries on terms previously approved by Holder in writing, the commencement by TMNG or any of its Applicable Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of TMNG or any of its Applicable Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, administrative receiver, administrator, liquidator, assignee, trustee, sequestrator or other similar official of TMNG or any of its Applicable Subsidiaries of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by TMNG or any of its Applicable Subsidiaries in furtherance of any such action.

4.           REMEDIES UPON DEFAULT

If an Event of Default occurs and is continuing, Holder may exercise any or all of the following rights and remedies:

(a)          Declare the outstanding principal of, and any accrued and unpaid interest on, this Note to be immediately due and payable, and upon such declaration, the outstanding principal of, and any accrued and unpaid interest on, this Note shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by the Company to the fullest extent permitted by Law. In addition, Holder may exercise any and all other rights and remedies available to Holder and otherwise available under Law and in equity.

(b)          If an Event of Default specified in Section 3(h) or 3(i) occurs and is continuing, then the outstanding principal and accrued interest on this Note and all other payments payable hereunder shall become and be immediately due and payable without any declaration or other act on the part of the Holder, and the Holder may enforce any or all other rights and remedies available to Holder and otherwise available under Law and in equity.

5.           TRANSFER

(a)          This Note has not been registered under the Securities Act, under the securities Laws of any state of the United States, or under the securities laws of England and Wales, and the Company is under no obligation to register the resale of this Note under any such Laws. This Note shall not be capable of being dealt in or on any stock exchange in the United Kingdom or elsewhere and no application has been or shall be made to any stock exchange for permission to deal in or for an official or other quotation for this Note. This Note is not loan stock or debenture stock of Company and is not otherwise a debenture of Company. Holder represents and warrants that, as of the date of this Note, it is a wholly-owned subsidiary (direct or indirect) of Elutions – U.S.

5

(b)          This Note may not be assigned, pledged, sold, or otherwise transferred (i) if such action would constitute a violation of any such securities Laws or a breach of the conditions to any exemption from registration thereunder (including a loss of applicable exemptions under any such securities Laws) on which Company relied in connection with the issuance of this Note, and (ii) except with respect to a pledge, assignment as collateral, charge or any other security in favor of any bank, financial institution or any other entity which is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets, but excluding any transfer upon default or transfer requiring removal of the restrictive legend thereon, unless and until one of the following has occurred: (A) registration or qualification of the resale of this Note as required under any such securities Laws has become effective, or (B) the Holder has delivered to Company an opinion of counsel reasonably satisfactory to Company that such registration or qualification is not required and such action will not constitute a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under any such securities Laws on which Company relied in issuing this Note. Any purported assignment prohibited by the Investment Agreement or this Note shall be void. For the avoidance of doubt, interests in the Warrant (Tracking) may be assigned or transferred only as permitted under the terms of the Warrant (Tracking).

6.           MISCELLANEOUS

6.1           Lost or Destroyed Note. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and bond reasonably satisfactory in form and amount to Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, Company, at its expense, shall execute and deliver, in lieu thereof, a new Note of like date and tenor.

6.2           Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of delivery. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following parties at the following addresses:

if to Company, to:

c/o The Management Network Group, Inc.

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

Attention: CEO/President and General Counsel

6

if to Holder, to:

c/o Elutions, Inc.

601 East Twiggs Street

Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

6.3           Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to Holder whether at law, in equity, or otherwise. No delay, forbearance, or neglect by Holder, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Note shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Note, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by Holder. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

6.4           Governing Law. This Note shall be governed by and construed in accordance with the laws of the England and Wales, without giving effect to any choice or conflict of law provision or rule (whether of England and Wales or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than England and Wales.

6.5           Jurisdiction. Each of the parties hereto irrevocably agrees, for the sole benefit of Holder that, subject as provided below, the courts of England shall have exclusive jurisdiction over any dispute or claim arising out of or in connection with this Note or its subject matter (including any dispute relating to the formation, existence, validity or termination of this Note) or any non-contractual disputes or claims arising out of or in connection with this Note (“Dispute”). Nothing in this clause shall limit the right of Holder to take proceedings against Company in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction. Each of the parties hereto agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and accordingly neither of the parties hereto will argue to the contrary.

6.6           Successors and Assigns. Except as provided in Section 5: (i) this Note and the rights and obligations of Holder hereunder may be assigned, pledged, charged, mortgaged, or otherwise given as security, or delegated, sold or otherwise transferred (whether by operation of Law, by contract or otherwise) by Holder without the consent of Company, including (without limitation) assignment or other transfer by Holder of all or any of its rights and/or obligations hereunder by way of a pledge, charge, mortgage or assignment of a security interest in all or any portion of its rights under this Note; and (ii) Company shall not assign, delegate or otherwise transfer this Note or all or any of Company's rights and obligations under this Note without the prior written consent of Holder. Any attempted assignment, delegation, or transfer in violation of this Section 6.6 shall be void and of no force or effect.

7

6.7           Amendments. This Note may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Note and signed by Company and Holder.

6.8           Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Note.

6.9           Not a negotiable instrument. This Note is not a negotiable instrument.

6.10         Descriptive Headings; No Strict Construction. The descriptive headings of this Note are inserted for convenience only and do not constitute a substantive part of this Note. The parties to this Note have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note. The parties agree that prior drafts of this Note shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Note.

6.11         Entire Agreement. This Note and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersede all prior agreements or understandings between the parties with regard to the subject matter hereof and thereof.

6.12         Counterparts. This Note may be executed simultaneously in two or more counterparts, each of which when executed and delivered shall constitute a duplicate original but all such counterparts taken together shall constitute one and the same Note. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.13         Note as Deed. This Note has been executed and delivered as a deed on the date stated at the beginning of it.

8

IN WITNESS WHEREOF, this Note has been executed as a deed by or on behalf of the parties hereto and is delivered by each of the parties hereto as a deed, and takes effect on the date stated at the beginning of this Note.

Executed and Delivered as a Deed by
CARTESIAN LIMITED acting by
[ ], Director,
in the presence of:

Witness signature:

Witness name:

Witness address:

Witness occupation:

Executed and Delivered as a Deed by
[ELUTIONS-EUROPE] acting by
[ ], Director,
in the presence of:

Witness signature:

Witness name:

Witness address:

Witness occupation:

9

Exhibit A-2

GUARANTY

GUARANTY, dated as of [•] (“Guaranty”) by The Management Network Group, Inc., a Delaware corporation ( “Guarantor”) in favor of [Elutions – Europe] (the “Guaranteed Party”).

WHEREAS, Guarantor and Elutions, Inc., a Delaware corporation (“Elutions”), are parties to an Investment Agreement, dated as of February 25, 2014 (the “Investment Agreement”), pursuant to which Guarantor has agreed to cause its Subsidiary, Cartesian Limited, a company organized under the laws of England and Wales (“Cartesian”), to issue and sell to the Guaranteed Party, which is a Subsidiary of Elutions, and Elutions has agreed to cause the Guaranteed Party to purchase from Cartesian, a Note, as further described in the Investment Agreement (the “Note”); and

WHEREAS, in order to induce Elutions to enter into the Investment Agreement and consent to the consummation of the transactions contemplated by the Transaction Documents, and to cause the Guaranteed Party to purchase the Note, Guarantor has agreed to guarantee all of Cartesian’s obligations (payment or performance) arising in connection with the Note.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.             Guarantor absolutely, irrevocably and unconditionally guarantees, as principal and not merely as surety, to the Guaranteed Party all obligations and liabilities of any nature of Cartesian (including, payment or performance) when due arising under the Note (including, without limitation the full and prompt payment of the principal, interest and all other fees and expenses due on the Note from time to time) (the “Guaranteed Obligations”). The term “Guaranteed Obligations,” as used herein, shall include all liabilities of any successor entity or entities of Cartesian under the Note.

2.             This Guaranty is an absolute, unconditional and continuing guaranty of full and punctual payment and performance of the Guaranteed Obligations and not of the collectability of the Guaranteed Obligations. Guarantor is liable on the Guaranteed Obligations as a primary obligor. The Guaranteed Party may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby.

3.             The obligations and liabilities of the Guarantor hereunder shall in no way be released, diminished, affected or, reduced or impaired by the occurrence of any one or more of the following events:

(a)	the taking or accepting of any direct or indirect security for, or other guarantees of, any Guaranteed Obligations;

(b)	any failure, delay, neglect or omission by the Guaranteed Party to realize upon or protect any such security or guarantees;

(c)	any partial release of the liability of any Guarantor hereunder;

(d)	the insolvency or bankruptcy of any Person at any time liable for the payment or performance of the Guaranteed Obligations, including Cartesian;

(e)	any amendment, extension and/or rearrangement of the Guaranteed Obligations; or

(f)	any failure of the Guaranteed Party to notify Guarantor of any amendment, extension and/or rearrangement of the Guaranteed Obligations or any part thereof.

4.             The Guaranteed Obligations and the rights of the Guaranteed Party to enforce such Guaranteed Obligations by any proceedings, whether by action at Law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise. Subject to the limitation set forth herein, the liability and obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(a)	any default, failure or delay, willful or otherwise, in the performance by Cartesian or any other Person of any of the Guaranteed Obligations of any kind or character whatsoever;

(b)	any lack of validity or enforceability of or defect or deficiency in the Note;

(c)	any modification, extension or waiver of any of the terms of the Note;

(d)	any change in the time, manner, terms or place of payment of or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(e)	any sale, exchange, release or non-perfection of any property standing as security for the liabilities and obligations hereby guaranteed or any liabilities and obligations incurred directly or indirectly hereunder or any setoff against any of said liabilities and obligations, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(f)	any manner of application of collateral, or proceeds thereof, to any or all of the Guaranteed Obligations, or any manner of sale or other disposition of any of the collateral for all or any of the Guaranteed Obligations;

(g)	except as to applicable statutes of limitation, failure, omission, delay, waiver or refusal by the Guaranteed Party to exercise, in whole or in part, any right or remedy of the Guaranteed Party with respect to the Note;

2

(h)	any change in the existence, structure or ownership of Guarantor or Cartesian or their respective Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Guarantor, Cartesian or their respective Affiliates or their respective assets or any resulting release or discharge of the Guaranteed Obligations;

(i)	the existence of any claim, set-off or other rights which the Guaranteed Party may have at any time against Cartesian or Guarantor, whether in connection herewith or with any unrelated transactions; provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(j)	any Order, judgment, decree, ruling or regulation of any court of any jurisdiction or of any Governmental Entity or any other Proceeding, event or reason whatsoever which shall delay, interfere with, hinder or prevent the performance by any party of its respective obligations under the Note;

(k)	the failure of the Guaranteed Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any agreement or otherwise;

(l)	impossibility or illegality of performance on the part of Cartesian or Guarantor of its obligations under the Note;

(m)	the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(n)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, Cartesian or Guarantor or any other Person that is a party to any agreement or instrument (including any guarantor) in respect of the Guaranteed Obligations, other than payment in full of the Guaranteed Obligations.

The obligations of Guarantor hereunder constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all of its assets and properties and are several from Cartesian or any other Person, and are primary obligations concerning which Guarantor is the principal obligor. There are no conditions precedent to the enforcement of this Guarantee, except as expressly contained herein. It shall not be necessary for the Guaranteed Party, in order to enforce payment or performance by Guarantor under this Guarantee, to exhaust its remedies against Cartesian, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations.

5.             The Guarantor further agrees that, if at any time any payment or performance of any of the Guaranteed Obligations is annulled, avoided, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid to Guarantor, Cartesian or any other Person by the Guaranteed Party or any other Person, its estate, trustee, receiver or any other party, under any bankruptcy Law, state, federal or foreign Law, common law or equitable cause, then, to the extent of such payment or repayment, this Guaranty shall be reinstated, and remain in full force and effect, and the Guaranteed Obligations reinstated, as fully as if such payment had never been made, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Guaranteed Obligations in respect of the amount of such payment.

3

6.             Guarantor hereby waives the following to the fullest extent permitted by Law:

(a)	promptness, diligence and notice with respect to the Guaranteed Obligations (except for notices to be provided to Guarantor in accordance with the Investment Agreement);

(b)	all suretyship defenses to which Guarantor may be entitled;

(c)	notice of acceptance of this Guarantee, of the creation or existence of any of the Guaranteed Obligations and of any action by the Guaranteed Party in reliance hereon or in connection herewith;

(d)	except as expressly set forth herein, presentment, demand for execution, notice of dishonor or non-execution, protest and notice of protest with respect to the Guaranteed Obligations; and

(e)	any requirement that suit be brought against, or any other action by the Guaranteed Party be taken against, or any notice of default or other notice be given to, or any demand be made on, Cartesian or any other Person, or that any other action be taken or not taken as a condition to such Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against such Guarantor.

7.             This is a continuing guaranty and shall remain in full force and effect until the Guaranteed Obligations have been fully and finally paid and performed and satisfied or excused under the terms of the Note.

8.             Notwithstanding the foregoing, Guarantor does not waive any defenses arising from fraud of the Guaranteed Party. Guarantor also reserves the right to assert any and all defenses that Guarantor or Cartesian may have to payment of the Guaranteed Obligations hereunder.

9.             Guarantor hereby consents and agrees that the Guaranteed Party, with or without any further notice to or assent from the Guarantor, may, without in any manner affecting the liability of any Guarantor, and upon such terms and conditions as the Guaranteed Party may deem advisable:

(a)           extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Guaranteed Obligation, or waive any default with respect thereto;

(b)           sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by or on behalf of the Guaranteed Party as direct or indirect security for the payment or performance of any Guaranteed Obligation; and

4

(c)           settle, adjust or compromise any claim of the Borrower against any other Person secondarily or otherwise liable for any Guaranteed Obligation.

Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that Guarantor shall at all times be bound by this Guaranty.

10.           Guarantor agrees to pay on demand any and all reasonable out-of-pocket costs, including reasonable legal fees and expenses of outside counsel (including travel expenses), and other expenses incurred and documented by the Guaranteed Party in connection with any default, collection, enforcement or protection of its rights under this Guaranty (including, without limitation, the enforcement of Guarantor’s payment obligations under this Guaranty); provided that Guarantor shall not be liable for any expenses of the Guaranteed Party if no payment under this Guaranty is finally determined to be due by a court of competent jurisdiction.

11.           Guarantor agrees not to exercise any rights it may acquire by subrogation, exoneration, contribution, indemnification, reimbursement or otherwise that it may have against Cartesian on account of the Guaranteed Obligations, until all of the Guaranteed Obligations have been paid and discharged in full. If any amount is paid to Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Guaranteed Party and shall be paid forthwith to the Guaranteed Party to be credited and applied to the Guaranteed Obligations, whether matured or not. Subject to the foregoing, upon payment of all the Guaranteed Obligations, Guarantor shall be subrogated to the rights of the Guaranteed Party against Cartesian, indemnified or reimbursed.

12.           The Guaranteed Party shall not be under any obligation (a) to marshal any assets or properties in favor of Guarantor or in payment of any or all of the Guaranteed Obligations or (b) to pursue any other remedy that Guarantor may or may not be able to pursue itself and that may lighten such Guarantor’s burden, any and all right to which the Guarantor hereby expressly waive.

13.           If acceleration of the time for performance or payment of any amount payable by Cartesian with respect to any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of Cartesian, all such matters required to be performed and amounts otherwise subject to acceleration under the terms of the Note shall nonetheless be payable and subject to performance by Guarantor to the extent provided in this Guarantee.

14.           If any provisions of this Guaranty or the application thereof to any person, entity or circumstance shall for any reason and to any extent be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to other person(s), entities, or circumstances shall be affected thereby, but shall be enforced to the extent permitted by applicable Law.

15.           Guarantor represents that it will receive a direct and material benefit from the Guaranteed Obligations.

5

16.           All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Guaranty shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of delivery. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

(i)       if to Guarantor, to:

The Management Network Group, Inc.
7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
Attention: CEO/President and General Counsel
Fax:
Email:

(ii)      if to Guaranteed Party, to:

[Elutions – Europe]

c/o Elutions, Inc.
601 East Twiggs Street
Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel
Fax:
Email:

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

17.           Any demand by the Guaranteed Party for payment hereunder shall be in writing, signed by the Guaranteed Party and delivered to Guarantor pursuant to this Section 17 hereof, and shall (a) reference this Guaranty, (b) specifically identify Cartesian, the Guaranteed Obligations to be performed and, in the case of Guaranteed Obligations to be paid, the amount of such Guaranteed Obligations, and (c) set forth payment instructions. There are no other requirements of notice, presentment or demand or otherwise. All sums payable under this Guaranty shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future Taxes, duties and/or other charges. If Guarantor is compelled to make any deduction, it shall pay additional amounts to ensure receipt by the Guaranteed Party of the full amount the Guaranteed Party would have received but for the deduction.

18.           This Guaranty may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Guaranty and signed by Guarantor and the Guaranteed Party.

19.           Each capitalized term used herein and not otherwise defined has the meaning given to such term in the Investment Agreement.

6

20.           This Guaranty and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto; provided, however, that the Guaranteed Party may assign this Guaranty to any transferee of the Note. Any attempted assignment, delegation, or transfer in violation of this Section 20 shall be void and of no force or effect.

21.           The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Guaranty shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Guaranty, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing

22.           This Guaranty and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Guaranty or the negotiation, execution or performance of this Guaranty (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Guaranty) shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

23.           The undersigned irrevocably agrees that any legal action or proceeding with respect to this Guaranty and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Guaranty and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. The undersigned hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Guaranty or any of the transactions contemplated by this Guaranty in any court other than the aforesaid courts. The undersigned hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Guaranty, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 23, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by such courts. The undersigned agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 16.

7

24.           THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE UNDERSIGNED ( A ) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, ( B ) MAKES THIS WAIVER VOLUNTARILY, AND ( C ) ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE WAIVERS CONTAINED IN THIS SECTION 24.

[signature page follows]

8

Guarantor has executed this Guaranty as of [•].

The Management Network Group, Inc.

By:
	Name:	Donald E. Klumb
	Title:	Chief Executive Officer, President and Chief Financial Officer

Exhibit B-1

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION.

THIS COMMON STOCK PURCHASE WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 25, 2014.

COMMON STOCK PURCHASE WARRANT

(COMMERCIAL INCENTIVE)

THE MANAGEMENT NETWORK GROUP, INC.

Issue Date: _________, 2014

Warrant Shares: 3,400,000

THIS COMMON STOCK PURCHASE WARRANT (COMMERCIAL INCENTIVE) (this “Warrant”) certifies that, for value received, Elutions, Inc., a Delaware corporation, its successors and permitted assigns (together, “Holder”), is entitled, at any time on or after the Issue Date specified above (the “Issue Date”) and prior to 5:00 p.m., New York City time, on the sixth (6th) anniversary of the Issue Date (the “Expiration Date”), to purchase from The Management Network Group, Inc., a Delaware corporation (“Company”), up to the number of fully paid and non-assessable shares (the “Shares”) of Common Stock, par value $0.005 per share, of Company (the “Common Stock”), specified as Warrant Shares above (the “Warrant Shares”) at the applicable exercise price per Share set forth in Section 1 of this Warrant (the “Warrant Exercise Price”), in each case subject to the adjustments and provisions and upon the terms and conditions set forth in this Warrant. The Warrant Exercise Price for Warrant Shares shall become locked in with respect to the applicable Exercise Price (“Locked In”) as provided in Section 1 and Appendix 1 attached hereto. The Warrant Shares shall vest and become exercisable (“Vested”) as provided in Section 2 and Appendix 1 attached hereto.

This Warrant has been issued pursuant to an Investment Agreement, dated as of February 25, 2014, between Company and Holder (as it may be amended from time to time in accordance with its terms, the “Investment Agreement”). Each capitalized term used herein and not otherwise defined has the meaning given to such term in the Investment Agreement.

1.             EXERCISE PRICE

The Warrant Exercise Price for each of the Warrant Shares, on a per share basis, shall be as follows, subject to the vesting provisions in Section 2 and Appendix 1 to this Warrant, the exercise requirements set forth in Section 3 of this Warrant, the adjustments provided for in Section 4 of this Warrant, and all other provisions of this Warrant:

(a)          for any Warrant Shares Locked In or Vested from and after the Issue Date through the first anniversary of the Issue Date, the Warrant Exercise Price shall be $3.85 per share;

(b)          for any Warrant Shares Locked In or Vested after the first anniversary of the Issue Date through the second anniversary of the Issue Date, the Warrant Exercise Price shall be $4.10 per share;

(c)          for any Warrant Shares Locked In or Vested after the second anniversary of the Issue Date through the third anniversary of the Issue Date, the Warrant Exercise Price shall be $4.35 per share;

(d)          for any Warrant Shares Locked In or Vested after the third anniversary of the Issue Date through the fourth anniversary of the Issue Date, the Warrant Exercise Price shall be $4.60 per share; and

(e)          for any Warrant Shares Locked In or Vested after the fourth anniversary of the Issue Date through the fifth anniversary of the Issue Date, the Warrant Exercise Price shall be $4.85 per share; provided that for the avoidance of doubt this Warrant shall not be exercisable with respect to Warrant Shares that are not Vested as of the fifth (5th) anniversary of the Issue Date.

The applicable Warrant Exercise Price for any Warrant Shares shall be determined based upon the date that such Warrant Shares become Locked-In or Vested, as applicable.

2.            VESTING

(a)          Subject to the terms and conditions of this Warrant and the Investment Agreement, and notwithstanding any status as Locked In, Warrant Shares shall not become exercisable unless such Warrant Shares become Vested as provided in Appendix 1.

(b)          Anything in this Warrant to the contrary notwithstanding, this Warrant may not be exercised in whole or in part and no Purchase Rights may be granted or exercised (i) unless and until the Company has received the Required Approval with respect to the issuance of Warrant Shares and the other transactions contemplated hereby or (ii) at any time from and after 5:00 p.m., New York City time, on the Expiration Date. If the Company fails to receive the Required Approval with respect to the issuance of Warrant Shares and the other transactions contemplated hereby, then this Warrant shall thereafter be void and of no further force and effect.

3.            EXERCISE

This Warrant shall be exercisable into shares of Common Stock, on the terms and conditions set forth in this Section 3.

2

3.1           Method of Exercise. Holder may, subject to the vesting provisions in Section 2 of this Warrant, the adjustments provided for in Section 4 of this Warrant, and all other provisions of this Warrant, exercise this Warrant in whole or in part to purchase Warrant Shares that have become Vested for cash by delivering to Company, in accordance with Section 9.2, (a) a duly executed Notice of Exercise in substantially the form attached as Appendix 2 and (b) the original of this Warrant. Unless Holder is exercising the conversion right provided for in Section 3.2, Holder shall also deliver to Company a wire transfer of immediately available funds (to an account designated by Company), or, if Holder desires an alternative method of delivery of the funds, such other form of payment acceptable to Company, in the amount of the aggregate Warrant Exercise Price for the Warrant Shares being purchased. With respect to any exercise or conversion of this Warrant, the Holder may not exercise or convert this Warrant for fewer Warrant Shares than 1,000 Warrant Shares or if less, the full number of Warrant Shares that may then be acquired upon exercise or conversion of this Warrant.

3.2           Cashless Conversion Right. In lieu of exercising this Warrant to purchase Warrant Shares for cash in accordance with Section 3.1, Holder may, at its option, exercise this Warrant on a cashless basis for Warrant Shares that become Vested in a fiscal year of the Company, provided that such cashless exercise occurs not later than 60 days following the end of such fiscal year of the Company in which such Warrant Shares have Vested, with net conversion based on the Assumed Value per Share. Such cashless conversion shall be effected without any obligation to pay the Warrant Exercise Price, into that number of Warrant Shares determined by (x) multiplying the number of Warrant Shares being exercised by (y) the quotient of (1)(A) the Assumed Value of one Share of Common Stock minus (B) the Warrant Exercise Price of one Warrant Share divided by (2) the Assumed Value of one Share of Common Stock. The Assumed Value of one Share shall be determined pursuant to Section 3.3. Holder may exercise such conversion right under this Warrant in whole or in part by delivering to Company, in accordance with Section 9.2, (a) a duly executed Notice of Exercise in substantially the form attached as Appendix 2 and (b) the original of this Warrant. With respect to any Warrant Shares vesting in any fiscal year of the Company, to the extent that the Holder fails to exercise such right under this Warrant with respect to such Warrant Shares on a cashless basis within 60 days following the end of such fiscal year of the Company as provided in this Section 3.2, Holder shall no longer have the right to exercise such right under this Warrant with respect to such Warrant Shares on a cashless basis as provided in this Section 3.2, but may otherwise exercise the Warrant thereafter with respect to such Warrant Shares and pay the exercise price by wire transfer of immediately available funds as provided in this Warrant. For the avoidance of doubt, the number of Warrant Shares that are Locked In and Vested shall be reduced by the number of such Warrant Shares being exercised, provided that the maximum number of Shares that may be issued under this Warrant shall be reduced only by the number of Warrant Shares that are actually issued. For example, if the Assumed Value of one share of Common Stock is $8.20 and the Warrant Exercise Price of one Warrant Share is $4.10, and the Warrant is being exercised with respect to 500,000 Locked In and Vested Warrant Shares, resulting in the issuance of 250,000 Warrant Shares, then the number of Warrant Shares that are Locked In and Vested shall be reduced by 500,000 Warrant Shares and the maximum number of Warrant Shares that may be issued under this Warrant shall be reduced by 250,000 Warrant Shares.

3

3.3           Assumed Value. For purposes of this Warrant, “Assumed Value” shall mean, with respect to one Share of Common Stock for any date, the price determined as follows: (a) the 30-day volume weighted average price of the Common Stock (the dollar value of all Common Stock trading on the applicable Principal Trading Market for the applicable 30-day period, divided by the total trading volume or the applicable Principal Trading Market, for such 30-day period) for the 30-day period ending on the last day of the respective fiscal year (subject to proportionate adjustment for stock splits, subdivisions and combinations of shares and similar events affecting the Common Stock), or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board and Holder; provided, that if the Company Board and Holder cannot determine the price of one Share of Common Stock, then such price shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

3.4           Delivery of Certificate and New Warrant. On or before 4:00 p.m., New York City time, on the third Business Day following the date of receipt or transmittal of an Exercise Notice and, to the extent applicable, the aggregate Warrant Exercise Price and receipt by Company of this Warrant, Company shall issue and deliver to the address as specified in the Exercise Notice (if given by Holder, otherwise to the address of Holder as set forth in Company's records), a certificate, registered in the name of Holder or its designee, for the number of Shares to which Holder shall be entitled together with cash for any fractional interest. Company shall, as soon as reasonably practicable and in no event later than three Business Days after receipt of this Warrant and the other items above and at its own expense, issue and deliver to Holder a new Warrant, substantially identical hereto, representing the outstanding Warrant Shares not exercised.

3.5           Reservation of Shares Issuable upon Exercise. Company shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of Shares as shall from time to time be sufficient to effect the exercise of all of the Warrant Shares; and if at any time the number of Shares shall not be sufficient to effect the exercise of all of the Warrant Shares, in addition to such other remedies as shall be available to the Holder, Company shall take such action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

4.            ADJUSTMENTS TO THE SHARES. The applicable Warrant Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant shall each be subject to adjustment from time to time as provided in this Section 4.

4.1           Stock Dividends, Splits, Etc. If, at any time while this Warrant is outstanding, Company declares or pays a dividend or other distribution on the outstanding shares of the Common Stock payable in additional shares of the Common Stock or other securities (including rights to acquire securities), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number of shares of Common Stock or the total number and kind of other securities, as applicable, to which Holder would have been entitled had Holder held such Shares as of the date on which a record is taken for such dividend or other distribution. If Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Exercise Price shall be proportionately decreased as of the date on which a record is taken for such subdivision. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Exercise Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased as of the date on which a record is taken for such combination or consolidation.

4

4.2           Reorganization, Reclassification, Exchange, Conversion or Substitution. Upon any reorganization, reclassification (other than a subdivision, combination or consolidation referred to in Section 4.1), exchange, conversion, substitution, merger, sale of all or substantially all of the Company’s assets followed by a liquidation of Company or similar event affecting the outstanding shares of the Common Stock at any time while this Warrant is outstanding (“Reorganization Event”), Holder shall be entitled to receive (either directly or upon subsequent liquidation), upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised in full immediately before such Reorganization Event, at an aggregate Warrant Exercise Price not exceeding the aggregate Warrant Exercise Price in effect as of immediately prior thereto. The provisions of this Section 4.2 shall similarly apply to successive Reorganization Events. Notwithstanding anything to the contrary contained herein, with respect to any Reorganization Event, the Holder may elect prior to the record date or consummation date (if there is no record date) of such Reorganization Event to exercise this Warrant in whole or in part to the extent then exercisable instead of giving effect to the provisions contained in this Section 4.2 with respect to this Warrant.

4.3           Distributions. If Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or other assets (excluding (a) evidences of indebtedness and other assets referred to in Section 4.1 or Section 4.2 above or Section 4.8, and (b) dividends or distributions paid in cash), then in each such case the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above and of which the numerator shall be the Closing Price on such record date less the then per share fair market value at such record date of the portion of such evidences of indebtedness or assets so distributed with respect to one outstanding share of Common Stock. The net amount of any fair market value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Company Board and the Holder; provided, however, that if such net amount of fair market value received cannot be determined by the Company Board and Holder, then such net amount of fair market value received shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

4.4           Fractional Shares. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, Company shall eliminate such fractional share interest by paying Holder cash in the amount computed by multiplying the fractional interest by the Closing Price of a full Share on the date of exercise.

5

4.5           Certificate as to Adjustments. Upon each adjustment of the Warrant Exercise Price, the Common Stock and/or number of Shares, or upon the occurrence of any transaction or event described in this Section 4 (including, without limitation, the grant of new securities or other property issuable upon exercise or conversion of this Warrant as a result of a Reorganization Event), Company shall promptly notify Holder thereof in writing, and, at Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. In addition, Company shall promptly, following any such adjustment, furnish Holder a certificate setting forth the Warrant Exercise Price, Common Stock and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Exercise Price, Common Stock and number of Shares.

4.6           Additional Anti-Dilution Rights. In order to prevent dilution of the purchase rights granted under this Warrant, the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall also be subject to adjustment from time to time as provided in this Section 4.6.

(a)          Adjustment to Warrant Exercise Price Upon Issuance of Common Stock. Except as provided in Section 4.6(e) and except in the case of an event described in Section 4.1, Section 4.2, or Section 4.3, if the Company shall, at any time or from time to time after the Issue Date, issue or sell, or in accordance with Section 4.6(c) is deemed to have issued or sold, any shares of Common Stock (including as a result of the issuance of Options and/or Convertible Securities) without consideration or for consideration per share less than the Market Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Warrant Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Warrant Exercise Price equal to the product obtained by multiplying the Warrant Exercise Price by a fraction:

(i)          the numerator of which shall be the sum of (A) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) would purchase at the Market Price; and

(ii)         the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale).

For purposes of this Warrant, “Market Price” shall mean, with respect to one Share of Common Stock for any date, the price determined as follows: (a) the 30-day volume weighted average price of the Common Stock (determined by dividing the dollar value of all Common Stock trading on the applicable Principal Trading Market for the applicable 30-day period, by the total trading volume on the applicable Principal Trading Market, for such 30-day period) for the 30-day period ending on the date of determination (subject to proportionate adjustment for stock splits, subdivisions and combinations of shares and similar events affecting the Common Stock), or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board and Holder; provided, that if the Company Board and Holder cannot determine the Market Price of one Share of Common Stock, then such Market Price shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

6

(b)          Adjustment to Number of Warrant Shares Upon Adjustment to Warrant Exercise Price. Upon any and each adjustment of the Warrant Exercise Price as provided in Section 4.6(a), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing:

(i)          the product of (A) the Warrant Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii)         the Warrant Exercise Price resulting from such adjustment.

(c)          Effect of Certain Events on Adjustment to Warrant Exercise Price. For purposes of determining the adjusted Warrant Exercise Price under Section 4.6(a) hereof, the following shall be applicable:

(i)          Issuance of Options. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4.6(c)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Market Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Exercise Price under Section 4.6(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.6(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4.6(c)(iii), no further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

7

(ii)         Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4.6(c)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Market Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Exercise Price pursuant to Section 4.6(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4.6(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4.6(c)(iii), (A) no further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Warrant Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Exercise Price have been made pursuant to the other provisions of this Section 4.6(c).

(iii)        Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4.6(c)(i) or Section 4.6(c)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4.6(c)(i) or Section 4.6(c)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4.6(c)(i) or Section 4.6(c)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4.6(c)(i) hereof or any Convertible Securities referred to in Section 4.6(c)(ii) hereof, then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Warrant Exercise Price pursuant to this Section 4.6) the Warrant Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Warrant Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4.6 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Warrant Exercise Price that was in effect at the time originally granted is reduced, and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 4.6(b).

8

(iv)        Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4.6 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Warrant Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 4.6 to the Warrant Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)         Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4.6(c), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the closing price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair market value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any consideration and the fair market value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Company Board and the Holder; provided, however, that if such net amount of cash consideration and/or fair market value received cannot be determined by the Company Board and Holder, then such net amount of consideration and/or fair market value received shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

9

(d)          Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Company Board shall make an appropriate adjustment in the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4.6(d) shall increase the Warrant Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4. In addition, the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(e)          Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Warrant Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

4.7           Notices. In the event:

(a)          that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b)          of any Reorganization Event;

(c)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d)          that any other event occurs that would result in any adjustment to the Warrant Exercise Price or the number of Warrant Shares issuable to Holder pursuant to this Section 4;

then, and in each such case, the Company shall send or cause to be sent to the Holder on the earlier of (i) at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for such event and (ii) the date upon which the Company sends such written notice to the other holders of Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) of such event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right or action, and a description of such dividend, distribution or other right, along with copies of all relevant materials related to such event (including, without limitation, any indentures related to indebtedness distributed to stockholders), or (B) the effective date on which such Reorganization Event, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other Capital Stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other Capital Stock or securities) for securities or other property deliverable upon such Reorganization Event, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares (including, without limitation, the number, class and series or other designation of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such Reorganization Event).

10

4.8           Purchase Rights. Without duplicating any purchase rights granted under the Investment Agreement or any other warrant or other instrument, in addition to any adjustments pursuant to this Section 4, if at any time the Company grants or issues or sells any Options or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuances.

5.            CERTAIN AGREEMENTS

Company hereby covenants and agrees as follows:

5.1           Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. Upon delivery to the Holder of the Warrant Shares, good and valid title to the Warrant Shares shall pass to the Holder free and clear of all Liens.

5.2           Reservation of Shares. Until the Expiration Date, Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the full exercise of this Warrant, such number of Shares as shall from time to time be sufficient to effect the exercise with respect to all of the Warrant Shares that may be received pursuant to this Warrant; and if at any time the number of Shares shall not be sufficient to effect the full exercise of this Warrant, in addition to such other remedies as shall be available to the Holder, Company shall take such action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

5.3           Successors and Assigns. This Warrant shall be binding upon any entity succeeding to Company by merger, consolidation, or acquisition of all or substantially all Company's assets or all or substantially all of Company's outstanding capital stock or otherwise.

5.4           No Rights as a Stockholder. Except as otherwise provided in this Warrant, the Holder of this Warrant shall not be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any Company action (whether upon a merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised or converted and the Shares issuable upon the exercise or conversion hereof shall have been issued as provided herein.

11

6.            TRANSFER AND REPLACEMENT OF WARRANT

6.1           Restriction on Transfer. Neither this Warrant nor the Warrant Shares to be received upon exercise or conversion of this Warrant have been registered under the Securities Act or under the securities Laws of any state and Company shall have no obligation to register the resale of this Warrant or the Warrant Shares under the Securities Act or under the securities Laws of any state, except in the case of the Warrant Shares to the extent provided in the Registration Rights Agreement. In addition to the restrictions set forth below, this Warrant and the Warrant Shares may not be transferred (a) if such action would constitute a violation of any federal or state securities Laws or a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Securities Act, or applicable state securities Laws) on which Company relied in connection with the issuance of this Warrant and any Warrant Shares upon exercise or conversion thereof and (b) unless and until one of the following has occurred: (i) registration of the resale of this Warrant and/or Warrant Shares, as the case may be, under the Act, and such registration or qualification as may be necessary under the securities laws of any state, has become effective, or (ii) the Holder has delivered to Company an opinion of counsel reasonably satisfactory to Company that such registration or qualification is not required and such action will not constitute a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Act, or applicable state securities laws) on which Company relied in issuing this Warrant and any Warrant Shares upon exercise or conversion thereof. In addition to the foregoing restrictions, this Warrant is subject to the restrictions set forth in the Investment Agreement and neither this Warrant nor any interest herein may be assigned, pledged, sold or otherwise transferred without the prior written consent of Company in its sole discretion. Any purported assignment prohibited by the Investment Agreement or this Warrant shall be void.

6.2           Stock Legend. All Shares issued upon exercise or conversion in whole or in part of this Warrant shall have stamped or imprinted thereron a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION. THE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 25, 2014.

12

6.3           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and bond reasonably satisfactory in form and amount to Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

6.4           Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement, this Warrant shall be promptly canceled by Company.

6.5           Register. Company shall maintain, at its principal executive offices (or such other office or agency of Company as it may designated by notice to Holder), a register for this Warrant, in which Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

7.            REGISTRATION RIGHTS

The shares of Common Stock issuable upon exercise or conversion of this Warrant shall be “Registrable Common Shares” under that certain Registration Rights Agreement, dated as of __________, 2014, by and between Company and Holder.

8.            [Intentionally Omitted]

9.            MISCELLANEOUS

9.1           Term. This Warrant is exercisable or convertible in whole or in part at any time and from time to time on or before the Expiration Date.

9.2           Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of delivery. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses.

13

if to Company, to:

The Management Network Group

7300 College Boulevard, Suite 302

Overland Park, KS 66210

Attention: CEO/President and General Counsel

if to Holder, to:

Elutions, Inc.

601 East Twiggs Street

Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

9.3           Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to Holder whether at law, in equity, or otherwise. No delay, forbearance, or neglect by Holder, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Warrant shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Warrant, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by Holder. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

9.4           Specific Enforcement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Warrant are not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity. The parties hereto agree not to resist such application for relief on the basis that the non-breaching party has an adequate remedy at law and agree to waive any requirement for securing or posting of any bond in connection with such remedy.

9.5           Counterparts. This Warrant may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Warrant. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14

9.6           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Notwithstanding the foregoing, the fiduciary duties of the Company Board, the validity of any corporate action on the part of the Company, and any other matters relating to the internal corporate affairs of the Company, shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof

9.7           Exclusive Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Warrant and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Warrant and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Warrant or any of the transactions contemplated by this Warrant in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Warrant, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.7, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Warrant, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 9.2. Each of the parties agrees that the final judgment of any such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets.

9.8           Waiver of Jury Trial. EACH OF THE PARTIES TO THIS WARRANT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ( A ) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, ( B ) MAKES THIS WAIVER VOLUNTARILY, AND ( C ) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.8.

15

9.9           Successors and Assigns. Except as set forth in Section 6.1, this Warrant and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto. Any attempted assignment, delegation, or transfer in violation of this Section 9.9 shall be void and of no force or effect.

9.10         Amendment. This Warrant may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Warrant and signed by Company and Holder.

9.11         Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

9.12         Descriptive Headings; No Strict Construction. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a substantive part of this Warrant. The parties to this Warrant have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant. The parties agree that prior drafts of this Warrant shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Warrant.

9.13         Blackout Periods. If, due to any “blackout period” or other similar restriction on the purchase of Securities imposed by the Company, Holder is prevented from exercising any of its rights hereunder (including, without limitation, exercising the Warrant and purchasing Warrant Shares), then the Expiration Date shall be extended such number of days equal to the time period in which such “blackout period” or other similar restriction restricted Holder from exercising such rights. If any additional rights are afforded to any Persons subject to any such “blackout periods” or other similar restriction (including, without limitation, any notice rights), then Holder shall be afforded such additional rights.

9.14         Definitions.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned Subsidiaries.

16

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with any provision of this Warrant) by Company after the Issue Date of shares of Common Stock (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), Options or Convertible Securities: (a) pursuant to this Warrant or any warrants, instruments or agreements entered into pursuant thereto; (b) to directors, officers, employees, or consultants of Company and its subsidiaries in connection with their service as directors, employees or consultants of such entities as approved by the Company Board; (c) pursuant to the conversion or exercise of Options or Convertible Securities issued prior to the Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (d) pursuant to the Amended and Restated Rights Agreement, except to the extent that such agreement is triggered upon any Person other than a member of the Elutions Group (as defined in the Amendment to Rights Agreement) becoming an Acquiring Person under the Amended and Restated Rights Agreement; (e) pursuant to a strategic partner in a primarily non-financing transaction as approved by the Company Board; or (f) in connection with debt financings, equipment financings or similar transactions approved by the Company Board.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

[signature page follows]

17

IN WITNESS WHEREOF, the parties have duly executed and delivered this Warrant by their duly authorized representatives as of the date first above written.

COMPANY:

THE MANAGEMENT NETWORK GROUP, INC.

By:
	Name:	Donald E. Klumb
	Title:	Chief Executive Officer, President and
Chief Financial Officer

HOLDER:

ELUTIONS, INC.

By:
	Name:	William P. Doucas
	Title:	Chairman and CEO

18

APPENDIX 1

Vesting Provisions:

For purposes of this Warrant and this Appendix 1, the following terms shall have the following meanings:

“Applicable Contract” means any Booked Order received from, and related Client Statement of Work with, a third-party client (which shall include agreements with a third-party financier) entered into by Company or an Affiliate of Company with respect to such Booked Order and related Client Statement of Work.

“Applicable Contract Lock In Credit” means the Exercise Price for Warrant Shares becomes Locked In based upon monies received or to be received by Company and/or an Affiliate of Company over the term of Applicable Contracts. Applicable Contract Lock In Credit shall be determined on the effective date of the Applicable Contract.

“Applicable Contract Vesting Credit” means vesting credit for Warrant Shares based upon either: (1) recognized revenues by Company and/or an Affiliate of Company under GAAP in an Applicable Fiscal Quarter under Applicable Contracts (“Revenue Vesting Credit”); or (2) monies received by Company and/or an Affiliate of Company that is attributable to Substantially Completed Installation/Deployment under prime contracts of Company in connection with Applicable Contracts in an Applicable Fiscal Quarter and for which the Company will recognize the revenues associated with such monies under GAAP in a future fiscal quarter (“Cash Vesting Credit”). Cash Vesting Credit shall be granted upon Substantial Completion of Installation/Deployment; provided, however, that, if the installation/deployment involves multiple client sites, then Cash Vesting Credit shall be granted on a pro rata basis upon Substantial Completion of Installation/Deployment for each client site. Company and Holder shall agree in writing as to the applicable Cash Vesting Credit to be granted with respect to monies to be received pursuant to an Applicable Contract prior to their or their Affiliates entering into such Applicable Contract. Cash Vesting Credit shall be granted no later than the 365th day following receipt by Company and/or its Affiliate(s) of any monies under an Applicable Contract for which the recognition of such monies as revenue is not dependent on Substantially Completed Installation/Deployment. For the avoidance of doubt, Applicable Contract Vesting Credit shall be granted in accordance with the foregoing notwithstanding that monies may have been received by Company or an Affiliate of Company in the past with respect to related Applicable Contracts. Applicable Contract Vesting Credit with respect to any Applicable Contracts shall be awarded one time and without double-counting upon the earliest event to occur that results in Revenue Vesting Credit or Cash Vesting Credit with respect to such Applicable Contracts. For the avoidance of doubt, once Cash Vesting Credit is awarded, associated revenue recognition relating to the same monies will not result in duplicative Revenue Vesting Credit.

“Applicable Fiscal Quarter” means each fiscal quarter of the Company ending after the Issue Date and before the Expiration Date (or partial fiscal quarter for the fiscal quarter in which the Issue Date or the Expiration Date occurs, where the first Applicable Fiscal Quarter determined hereunder shall mean the first fiscal quarter or partial fiscal quarter of the Company ending after the Effective Date of the Investment Agreement).

“Applicable Warrant Shares” means, for an Applicable Fiscal Quarter, the number of Warrant Shares for which Applicable Contract Lock In Credit is granted, which shall be determined by dividing the aggregate Applicable Contract Lock In Credit earned in such Applicable Fiscal Quarter (i.e., monies received or to be received by Company and/or an Affiliate of Company over the term of Applicable Contracts that become effective in such Applicable Fiscal Quarter) by $85,000,000, and then multiplying such resulting percentage by 3,400,000. For example, if the aggregate Applicable Contract Lock In Credit earned in an Applicable Fiscal Quarter is $10,000,000, then the Applicable Warrant Shares resulting from such Applicable Contract Lock In Credit will be 400,000 Applicable Warrant Shares. Any computation of Applicable Warrant Shares shall not increase the number of Warrant Shares as otherwise provided for in this Warrant.

“Change in Control Vesting Credit” means vesting credit for Warrant Shares based upon a Change in Control of the Company.

“Substantial Completion of Installation/Deployment” occurs when substantially all of the equipment to be installed or deployed pursuant to a Client Statement of Work is placed and mounted in client facilities (or other location, as required by the Client Statement of Work) and data from such equipment is populated in the Maestro database.

“Vesting Formula” means the following formula:

(a)          Applicable Contract Vesting Credit earned for an Applicable Fiscal Quarter, multiplied by the

(b)          Vesting Percentage.

“Vesting Percentage” means four percent (4%).

The Exercise Price for Applicable Warrant Shares shall be determined and Locked In based upon Applicable Contract Lock In Credit for an Applicable Fiscal Quarter.

Notwithstanding any status as Locked In, Warrant Shares shall only become Vested pursuant to the application of the Vesting Formula and/or the creation of Change in Control Vesting Credit on a first Locked In, first Vested basis, provided further, however, that any Warrant Shares that have become Locked In but have not yet become Vested prior to the fifth (5th) anniversary of the Issue Date shall be deemed Vested as of the fifth (5th) anniversary of the Issue Date. For example in regard to the first Locked In, first Vested basis, if 100 Warrant Shares are Locked In prior to the first anniversary of the Issue Date pursuant to Applicable Contract “A” and 100 Warrant Shares are Locked In between the first anniversary and the second anniversary of the Issue Date pursuant to Applicable Contract “B”, then any Applicable Contract Vesting Credit granted shall be applied (i) first to the first Warrant Shares that have been Locked In (that is, the Warrant Shares Locked In pursuant to Applicable Contract “A”), whether or not the Applicable Contract Vesting Credit was first granted pursuant to Applicable Contract “A” or Applicable Contract “B”, and (ii) then to the Warrant Shares Locked In next in time (that is, the Warrant Shares Locked In pursuant to Applicable Contract “B”) and any remaining Applicable Contract Vesting Credit not granted to any Locked In Warrant Shares shall remain available to be applied to any future Locked In Warrant Shares.

Upon a Change in Control of the Company, all Applicable Contract Lock In Credit that has not become Applicable Contract Vesting Credit shall then be deemed to be Applicable Contract Vesting Credit. Change in Control Vesting Credit shall be awarded one time and not cumulatively with respect to any Applicable Contract Vesting Credit. For the avoidance of doubt, once Change in Control Vesting Credit is awarded, any Warrant Shares that are Locked In and deemed Vested based upon Change in Control Vesting Credit will not result in duplicative Applicable Contract Vesting Credit.

The number of Warrant Shares that become Vested and exercisable for an Applicable Fiscal Quarter shall be based upon Change in Control Vesting Credit and the application of the Vesting Formula for such Applicable Fiscal Quarter, subject in each case to the limit on the total number of Warrant Shares that may be issued under this Warrant but without prejudice to Holder’s right to acquire Warrant Shares to be applied to cashless conversion as set forth below. For example, if the Applicable Contract Vesting Credit for an Applicable Fiscal Quarter is $10,000,000, then the number of Warrant Shares that Vest for such Applicable Fiscal Quarter shall equal (10,000,000 x .04) or 400,000 Warrant Shares. For the avoidance of doubt, (i) each Applicable Contract Lock In Credit shall be counted only once for purposes of determining the Exercise Price and Locked In status of Warrant Shares and Applicable Contract Vesting Credit and (ii) the Change in Control Vesting Credit shall be counted only once for purposes of determining the Vested status of Warrant Shares.

Within ten (10) Business Days following the date of Company's public disclosure of its earnings for an Applicable Fiscal Quarter, but in no event later than forty-five (45) days following the last day of an Applicable Fiscal Quarter, Company shall deliver to Holder written notice of the Applicable Contract Lock In Credit and Applicable Contract Vesting Credit for such Applicable Fiscal Quarter, together with confirmation of the number of Warrant Shares that are subject to a particular Exercise Price based upon Applicable Contract Lock In Credit and the number of Warrant Shares that have Vested and become exercisable as a result of Applicable Contract Vesting Credit (an “Incentive Warrant Notice”). Any failure by Holder to object to Company’s calculations in the Incentive Warrant Notice shall not be deemed a waiver by Holder of any of Holder’s rights hereunder, including, without limitation, the right to object to such calculation and demand an accounting thereof or exercise any rights afforded to Holder hereunder, under the Investment Agreement or Transaction Documents or enforce its rights at law or in equity. Applicable Contract Vesting Credit included in the vesting computation for an Applicable Fiscal Quarter shall not be included in the vesting computation for any subsequent Applicable Fiscal Quarter.

After taking into account the adjustments set forth in Section 4 of this Warrant and any additional Warrant Shares that may then be used to cashlessly exercise this Warrant pursuant to Section 3.2 of the Warrant, in no event shall Warrant Shares vest and become exercisable in an amount greater than that number of Warrant Shares, when combined with the Purchased Shares and other shares of Common Stock acquired by members of the Elutions Group and the shares of Common Stock then currently issuable and/or issued under the Warrants (Tracking), that would result in such Persons owning, or having the right to own, in excess of 38.5% of the issued and outstanding Common Stock (the “Ownership Cap”). For the avoidance of doubt, Warrant Shares shall continue to be considered Locked In and/or Vested in accordance with the terms hereof notwithstanding the Ownership Cap; provided, however, that any such Warrant Shares which would enable Holder if exercised to exceed the Ownership Cap shall be applied only to Holder’s cashless exercise of this Warrant in accordance with Section 3.2 hereof.

Notwithstanding the foregoing, to the extent that the Company repurchases shares of Common Stock (other than in connection with tax withholding under its equity plans and equity award agreements) after the Effective Date in excess of $2,000,000, the Ownership Cap shall be determined based on the issued and outstanding Common Stock without giving effect to any such repurchases of Common Stock by the Company in excess of $2,000,000.

APPENDIX 2

NOTICE OF EXERCISE

TO: THE MANAGEMENT NETWORK GROUP, INC.

1.              The undersigned hereby elects to purchase _____ Shares of the Common Stock of The Management Network Group, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant (the “Warrant”) issued to the undersigned, and shall tender payment of the exercise price in full in accordance with the terms of the Warrant.

2.              Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the exercise of such number of Shares as is necessary, in accordance with the formula set forth in Section 3.2 of the Warrant, to exercise the Warrant with respect to the number of Shares to be purchased as set forth in item 1 above pursuant to the cashless exercise procedure set forth in Section 3.2 of the Warrant.

3.              Please issue a certificate or certificates representing said Shares in the name of the undersigned.

ELUTIONS, INC.

By:
Name:
Title:

Date:

Exhibit B-2

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION.

THIS COMMON STOCK PURCHASE WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 25, 2014.

COMMON STOCK PURCHASE WARRANT

(TRACKING)

THE MANAGEMENT NETWORK GROUP, INC.

Warrant Shares: 996,544	Issue Date: _____________, 2014

THIS COMMON STOCK PURCHASE WARRANT (TRACKING) (this "Warrant") certifies that, for value received, Elutions, Inc., a Delaware corporation, its successors and permitted assigns (together, "Holder"), is entitled, at any time on or after the Issue Date specified above (the "Issue Date") and prior to 5:00 p.m., New York City time, on the sixth (6th) anniversary of the Issue Date (the "Expiration Date"), to purchase from The Management Network Group, Inc., a Delaware corporation ("Company"), up to the number of fully paid and non-assessable shares (the "Shares") of Common Stock, par value $0.005 per share, of Company (the "Common Stock") specified above (the "Warrant Shares") at the applicable exercise price per Share set forth in Section 1 of this Warrant (the "Warrant Exercise Price") or to exercise this Warrant into Shares, in each case subject to the adjustments and provisions and upon the terms and conditions set forth in this Warrant. This Warrant has been issued pursuant to an Investment Agreement, dated as of [•], between Company and Holder (as it may be amended from time to time in accordance with its terms, the "Investment Agreement"). Initially capitalized terms not defined herein shall have the respective meanings assigned to them in the Investment Agreement.

1.           EXERCISE

This Warrant shall be exercisable into shares of Common Stock, on the terms and conditions set forth in this Section 1.

1.1.         Exercise Rights.

(a)          On or after the date hereof but prior to the Expiration Date, Holder shall be entitled to exercise (on one or more separate occasions) any portion of the outstanding and unexercised Total Exercise Amount (as hereinafter defined) into Shares in accordance with Section 1.3, at the Exercise Rate (as hereinafter defined), provided that with respect to any exercise the Holder may not exercise less than the lesser of (i) an Exercise Amount equal to $250,000 or (ii) the full Total Exercise Amount then outstanding.

(b)          On or after the date that is 30 months following issuance of this Warrant, provided that, at the time the Company causes exercise, (1) Company (on a consolidated basis) has cash and cash equivalents (net of any amounts required to cover checks and similar instruments issued by the Company which have not cleared and determined in conformity with GAAP applied consistently with the application thereof in the preparation of the balance sheet included in the most recent financial statements included in the Company’s SEC filings) (the “Company Cash”) of not less than $9,500,000 and (2) the result of (i) the current assets of the Company (on a consolidated basis) determined in conformity with GAAP applied consistently with the application thereof in the preparation of the balance sheet included in the most recent financial statements included in the Company’s SEC filings minus (ii) the current liabilities of the Company (on a consolidated basis) determined in conformity with GAAP applied consistently with the application thereof in the preparation of the balance sheet included in the most recent financial statements included in the Company’s SEC Documents (the “Net Working Capital”) is not less than $13,000,000, the Company shall be entitled to cause Holder to exercise all or any portion of the outstanding and unpaid Total Exercise Amount (as hereinafter defined) into Shares in accordance with Section 1.3, at the Exercise Rate (as hereinafter defined).

(c)          On or after the date as of which the volume weighted average price of the Common Stock on each Trading Day during any consecutive 90-day period after the eighteen (18) month anniversary of the Issue Date of this Warrant has exceeded $5.50 per share (subject to proportionate adjustment for stock splits, subdivisions and combinations of shares and similar events affecting the Common Stock) (the “Threshold Common Stock Price”), provided that (i) at such time the Company causes exercise the Threshold Common Stock Price is then exceeded, (ii) the Company Cash is not less than $9,500,000 and (iii) the Net Working Capital is not less than $13,000,000, the Company shall be entitled to cause Holder to exercise all or any portion of the outstanding and unpaid Total Exercise Amount into Shares in accordance with Section 1.3, at the Exercise Rate.

(d)          No fractional shares shall be issued upon exercise of this Warrant, and any portion of the Exercise Amount that otherwise would be exercisable into a fractional share shall be paid in cash in an amount based on the Warrant Exercise Price.

1.2.         Exercise Rate. The number of Shares issuable upon exercise of any Exercise Amount pursuant to Section 1.1 (the "Exercise Rate") shall be determined by dividing (x) the Exercise Amount by (y) the Warrant Exercise Price.

(a)          "Exercise Amount" means the value of the Warrant Shares being exercised pursuant to a respective exercise determined by multiplying the Warrant Exercise Price by the number of Warrant Shares being exercised.

(b)          "Total Exercise Amount" means the aggregate sum of [$3,268,664.32], as reduced by the Exercise Amount of each exercise hereunder.

2

(c)          "Warrant Exercise Price" means $3.28 per Share, subject to adjustment as provided herein.

1.3.         Procedure for Exercise. To exercise all or any portion of the Total Exercise Amount into Shares on any date (an "Exercise Date"), the party electing to cause such exercise shall (a) transmit by facsimile or otherwise in accordance with Section 7.2, for receipt on or prior to 4:00 p.m., New York City time, on such date, a copy of an executed notice of exercise in the form attached hereto as Appendix I (the "Exercise Notice") to the other party (in the case of notice from Company, with appropriate changes to the form for exercise caused by Company rather than Holder), and (b) in the case of Holder, pay to Company in immediately available funds an amount equal to the applicable Exercise Amount (the “Cash Payment”), and also cause this Warrant to be delivered to Company as soon as reasonably practicable on or following such date (but no later than within five (5) Business Days following the date on which the Exercise Notice is given by the Company or Holder); provided, however, that if the Note is still outstanding, then (i) the Exercise Amount shall be offset and decreased by an equal amount of accrued, but unpaid, interest plus principal outstanding under the Note (the “Set-Off Amount”), and (ii) such amount of principal and accrued, but unpaid, interest outstanding under the Note shall be reduced by the Set-Off Amount. If the exercising party is Company and if the amount outstanding under the Note is less than the Exercise Amount, Holder shall make a Cash Payment to the Company in an amount equal to the unpaid portion of the Exercise Amount within fifty (50) days following the date on which the Exercise Notice is given and if such Cash Payment is not made within such fifty (50) day period and Holder does not make such Cash Payment within ten (10) days after delivery of written notice from Company that such Cash Payment has not been made, then this Warrant shall no longer be exercisable and shall be of no further force or effect with respect to the Warrant Shares subject to such portion of the Exercise Amount. On or before 4:00 p.m., New York City time, on the first Business Day following the date of receipt of an Exercise Notice, the receiving party shall transmit by electronic mail to the Chief Executive Officer and General Counsel of the other party a confirmation of receipt of such Exercise Notice to the transmitting party (at the electronic mail address provided in the Exercise Notice) and Company's transfer agent, if any. On or before 4:00 p.m., New York City time, on the third Business Day following the date of receipt or transmittal of an Exercise Notice and receipt by Company of the Exercise Amount (by payment in cash or Set-Off Amount) and this Warrant, Company shall issue and deliver to the address as specified in the Exercise Notice (if given by Holder, otherwise to the address of Holder as set forth in Company's records), a certificate, registered in the name of Holder or its designee, for the number of Shares to which Holder shall be entitled together with cash for any fractional interest. Company shall, as soon as reasonably practicable and in no event later than three Business Days after receipt of this Warrant and the other items above and at its own expense, issue and deliver to Holder a new Warrant, substantially identical hereto, representing the outstanding Warrant Shares not exercised. With respect to exercises caused by Company, Company shall keep proper written records of the amount of this Warrant exercised as of each Exercise Date until this Warrant is delivered to Company. Except with respect to any failure to pay the Exercise Amount, the Person(s) entitled to receive the Shares issuable upon an exercise of this Warrant shall be treated for all purposes as the record holder or holders of such Shares on the Exercise Date, notwithstanding when items other than the Exercise Notice are transmitted or delivered.

3

1.4.         Reservation of Shares Issuable upon Exercise. Company shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of Shares as shall from time to time be sufficient to effect the exercise of all of the Total Exercise Amount; and if at any time the number of Shares shall not be sufficient to effect the exercise of all of the Total Exercise Amount, in addition to such other remedies as shall be available to the Holder, Company shall take such action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

2.           ADJUSTMENTS TO THE SHARES. The Warrant Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant shall each be subject to adjustment from time to time as provided in this Section 2.

2.1.         Stock Dividends, Splits, Etc. If, at any time while this Warrant is outstanding, Company declares or pays a dividend or other distribution on the outstanding shares of the Common Stock payable in additional shares of the Common Stock or other securities (including rights to acquire securities), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number of shares of Common Stock or the total number and kind of other securities, as applicable, to which Holder would have been entitled had Holder held such Shares as of the date on which a record is taken for such dividend or other distribution. If Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Exercise Price shall be proportionately decreased as of the date on which a record is taken for such subdivision. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Exercise Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased as of the date on which a record is taken for such combination or consolidation.

2.2.         Reorganization, Reclassification, Exchange, Conversion or Substitution. Upon any reorganization, reclassification (other than a subdivision, combination or consolidation referred to in Section 2.1), exchange, conversion, substitution, merger, sale of all or substantially all of the Company’s assets followed by a liquidation of Company or similar event affecting the outstanding shares of the Common Stock at any time while this Warrant is outstanding (“Reorganization Event”), Holder shall be entitled to receive (either directly or upon subsequent liquidation), upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised in full immediately before such Reorganization Event, at an aggregate Warrant Exercise Price not exceeding the aggregate Warrant Exercise Price in effect as of immediately prior thereto. The provisions of this Section 2.2 shall similarly apply to successive Reorganization Events. Notwithstanding anything to the contrary contained herein, with respect to any Reorganization Event, the Holder may elect prior to the record date or consummation date (if there is no record date) of such Reorganization Event to exercise this Warrant in whole or in part to the extent then exercisable instead of giving effect to the provisions contained in this Section 2.2 with respect to this Warrant.

4

2.3.         Distributions. If Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or other assets (excluding (a) evidences of indebtedness and other assets referred to in Section 2.1 or Section 2.2 above or Section 2.8, and (b) dividends or distributions paid in cash), then in each such case the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above and of which the numerator shall be the Closing Price on such record date less the then per share fair market value at such record date of the portion of such evidences of indebtedness or assets so distributed with respect to one outstanding share of Common Stock. The net amount of any fair market value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Company Board and the Holder; provided, however, that if such net amount of fair market value received cannot be determined by the Company Board and Holder, then such net amount of fair market value received shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

2.4.         Fractional Shares. No fractional Share shall be issuable upon exercise or exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or exercise of this Warrant, Company shall eliminate such fractional share interest by paying Holder cash in the amount computed by multiplying the fractional interest by the Closing Price of a full Share on the date of exercise.

2.5.         Certificate as to Adjustments. Upon each adjustment of the Warrant Exercise Price, the Common Stock and/or number of Shares, or upon the occurrence of any transaction or event described in this Section 2 (including, without limitation, the grant of new securities or other property issuable upon exercise or conversion of this Warrant as a result of a Reorganization Event), Company shall promptly notify Holder thereof in writing, and, at Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. In addition, Company shall promptly, following any such adjustment, furnish Holder a certificate setting forth the Warrant Exercise Price, Common Stock and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Exercise Price, Common Stock and number of Shares.

2.6.         Additional Anti-Dilution Rights. In order to prevent dilution of the purchase rights granted under this Warrant, the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall also be subject to adjustment from time to time as provided in this Section 2.6.

(a)          Adjustment to Warrant Exercise Price Upon Issuance of Common Stock. Except as provided in Section 2.6(e) and except in the case of an event described in Section 2.1, Section 2.2, or Section 2.3, if the Company shall, at any time or from time to time after the Issue Date, issue or sell, or in accordance with Section 2.6(c) is deemed to have issued or sold, any shares of Common Stock (including as a result of the issuance of Options and/or Convertible Securities) without consideration or for consideration per share less than the Market Price immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Warrant Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Warrant Exercise Price equal to the quotient obtained by multiplying the Warrant Exercise Price by a fraction:

5

(i)          the numerator of which shall be the sum of (A) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) would purchase at the Market Price; and

(ii)         the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale).

For purposes of this Warrant, “Market Price” shall mean, with respect to one Share of Common Stock for any date, the price determined as follows: (a) the 30-day volume weighted average price of the Common Stock (determined by dividing the dollar value of all Common Stock trading on the applicable Principal Trading Market for the applicable 30-day period, by the total trading volume on the applicable Principal Trading Market, for such 30-day period) for the 30-day period ending on the date of determination (subject to proportionate adjustment for stock splits, subdivisions and combinations of shares and similar events affecting the Common Stock), or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board and Holder; provided, that if the Company Board and Holder cannot determine the Market Price of one Share of Common Stock, then such Market Price shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

(b)          Adjustment to Number of Warrant Shares Upon Adjustment to Warrant Exercise Price. Upon any and each adjustment of the Warrant Exercise Price as provided in Section 2.6(a), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing:

(i)          the product of (A) the Warrant Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii)         the Warrant Exercise Price resulting from such adjustment.

(c)          Effect of Certain Events on Adjustment to Warrant Exercise Price. For purposes of determining the adjusted Warrant Exercise Price under Section 2.6(a) hereof, the following shall be applicable:

6

(i)          Issuance of Options. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 2.6(c)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Market Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Exercise Price under Section 2.6(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 2.6(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 2.6(c)(iii), no further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)         Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 2.6(c)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Market Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Exercise Price pursuant to Section 2.6(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 2.6(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 2.6(c)(iii), (A) no further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Warrant Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Exercise Price have been made pursuant to the other provisions of this Section 2.6(c).

7

(iii)        Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 2.6(c)(i) or Section 2.6(c)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 2.6(c)(i) or Section 2.6(c)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 2.6(c)(i) or Section 2.6(c)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 2.6(c)(i) hereof or any Convertible Securities referred to in Section 2.6(c)(ii) hereof, then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Warrant Exercise Price pursuant to this Section 2.6) the Warrant Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Warrant Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 2.6 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Warrant Exercise Price that was in effect at the time originally granted is reduced, and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 2.6(b).

(iv)        Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 2.6 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Warrant Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 2.6 to the Warrant Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

8

(v)         Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 2.6(c), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the closing price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair market value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any consideration and the fair market value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Company Board and the Holder; provided, however, that if such net amount of cash consideration and/or fair market value received cannot be determined by the Company Board and Holder, then such net amount of consideration and/or fair market value received shall be determined in the same manner as determination of a Closing Price pursuant to Section 6.11 of the Investment Agreement.

(d)          Certain Events. If any event of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Company Board shall make an appropriate adjustment in the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 2; provided, that no such adjustment pursuant to this Section 2.6(d) shall increase the Warrant Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 2. In addition, the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(e)          Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Warrant Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuances.

2.7.         Notices. In the event:

(a)          that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

9

(b)          of any Reorganization Event;

(c)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d)          that any other event occurs that would result in any adjustment to the Warrant Exercise Price or the number of Warrant Shares issuable to Holder pursuant to this Section 2;

then, and in each such case, the Company shall send or cause to be sent to the Holder on the earlier of (i) at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for such event and (ii) the date upon which the Company sends such written notice to the other holders of Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) of such event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right or action, and a description of such dividend, distribution or other right along with copies of all relevant materials related to such event (including, without limitation, any indentures related to indebtedness distributed to stockholders), or (B) the effective date on which such Reorganization Event, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other Capital Stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other Capital Stock or securities) for securities or other property deliverable upon such Reorganization Event, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares (including, without limitation, the number, class and series or other designation of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such Reorganization Event).

2.8.         Purchase Rights. Without duplicating any purchase rights granted under the Investment Agreement or any other warrant or instrument, in addition to any adjustments pursuant to this Section 2, if at any time the Company grants or issues or sells Options or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

10

2.9.         Limitation on Additional Anti-Dilution Rights and Purchase Rights. Notwithstanding anything herein to the contrary, the number of Warrant Shares issuable upon exercise of this Warrant at any given time or pursuant to the Purchase Rights, when combined with the aggregate number of Warrant Shares previously issued upon conversion of this Warrant and any other Warrant issued by the Company pursuant to the Investment Agreement and any Shares sold pursuant to the Investment Agreement, shall not, in the absence of receipt of the Required Approval (i) exceed 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the Effective Date or (ii) result in a "change of control" of Company within the meaning of the applicable NASDAQ rules, and the number of Warrant Shares that may be issued or sold shall be adjusted accordingly to prevent a violation of NASDAQ rules; provided, however, that any Warrant Shares not so issued or sold shall remain Warrant Shares issuable upon a future exercise of this Warrant in the event that the Company decides to seek and obtains the required stockholder approval at a later time. The Company shall promptly, and in any event within five (5) Business Days following the receipt of Required Approval, if obtained, deliver to the Holder a certificate, in form reasonably satisfactory to the Holder, certifying that the limitation contained in this Section 2.9 has been duly removed by the Company and is no longer applicable to this Warrant (except to the extent a separate stockholder vote is required under NASDAQ rules for any future offering pursuant to the Purchase Rights).

3.           CERTAIN AGREEMENTS

Company hereby covenants and agrees as follows:

3.1.         Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. Upon delivery to the Holder of the Warrant Shares, good and valid title to the Warrant Shares shall pass to the Holder free and clear of all Liens.

3.2.         Reservation of Shares. Until the Expiration Date, Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the full exercise of this Warrant, such number of Shares as shall from time to time be sufficient to effect the exercise with respect to all of the Warrant Shares that may be received pursuant to this Warrant; and if at any time the number of Shares shall not be sufficient to effect the full exercise of this Warrant, in addition to such other remedies as shall be available to the Holder, Company shall take such action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

3.3.         Successors and Assigns. This Warrant shall be binding upon any entity succeeding to Company by merger, consolidation, or acquisition of all or substantially all Company's assets or all or substantially all of Company's outstanding capital stock or otherwise.

3.4.         No Rights as a Stockholder. Except as otherwise provided in this Warrant, the Holder of this Warrant shall not, by virtue of its status as the Holder of this Warrant, be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any Company action (whether upon a merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised or converted and the Shares issuable upon the exercise or conversion hereof shall have been issued as provided herein.

11

4.           TRANSFER AND REPLACEMENT OF WARRANT

4.1.          Restriction on Transfer. Neither this Warrant nor the Warrant Shares to be received upon exercise or conversion of this Warrant have been registered under the Securities Act or under the securities Laws of any state and Company shall have no obligation to register the resale of this Warrant or the Warrant Shares under the Securities Act or under the securities Laws of any state, except in the case of the Warrant Shares to the extent provided in the Registration Rights Agreement. In addition to the restrictions set forth below, this Warrant and the Warrant Shares may not be transferred (a) if such action would constitute a violation of any federal or state securities Laws or a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Securities Act, or applicable state securities Laws) on which Company relied in connection with the issuance of this Warrant and any Warrant Shares upon exercise or conversion thereof and (b) unless and until one of the following has occurred: (A) registration of the resale of this Warrant and/or Warrant Shares, as the case may be, under the Act, and such registration or qualification as may be necessary under the securities laws of any state, has become effective, or (B) the Holder has delivered to Company an opinion of counsel reasonably satisfactory to Company that such registration or qualification is not required and such action will not constitute a breach of the conditions to any exemption from registration thereunder (including a loss of the exemptions under the Act, or applicable state securities laws) on which Company relied in issuing this Warrant and any Warrant Shares upon exercise or conversion thereof. In addition to the foregoing restrictions, this Warrant is subject to the restrictions set forth in the Investment Agreement and neither this Warrant nor any interest herein may be assigned, pledged, sold or otherwise transferred without the prior written consent of Company in its sole discretion. Any purported assignment prohibited by the Investment Agreement or this Warrant shall be void.

4.2.          Stock Legend. All Shares issued upon exercise or conversion in whole or in part of this Warrant shall have stamped or imprinted thereron a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION. THE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 25, 2014.

12

4.3.          Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and bond reasonably satisfactory in form and amount to Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

4.4.          Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement, this Warrant shall be promptly canceled by Company.

4.5.          Register. Company shall maintain, at its principal executive offices (or such other office or agency of Company as it may designated by notice to Holder), a register for this Warrant, in which Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

5.           REGISTRATION RIGHTS

The shares of Common Stock issuable upon exercise or conversion of this Warrant shall be "Registrable Common Shares" under that certain Registration Rights Agreement, dated as of _____________, 2014, by and between Company and Holder.

6.           [Intentionally Omitted]

7.           MISCELLANEOUS

7.1.          Term. This Warrant is exercisable or convertible in whole or in part at any time and from time to time on or before the Expiration Date, provided, however, that notwithstanding the stated Expiration Date or any other provision hereof to the contrary, the Holder shall have no right to exercise this Warrant or any portion hereof with respect to any Warrant Shares at any time following the date that the Holder, or the Purchaser or any of its Affiliates, causes Company to redeem the Note pursuant to Section 2.4(a) of the Note, but only to the extent of the Warrant Shares corresponding to such redeemed amount. Notwithstanding the foregoing, nothing in this Section 7.1 shall prevent the Holder from exercising this Warrant or any portion hereof in connection with any such redemption of the Note.

7.2.          Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of delivery. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses.

13

if to Company, to:

The Management Network Group

7300 College Boulevard, Suite 302

Overland Park, KS 66210

Attention: CEO/President and General Counsel

Facsimile:

Email: legal@cartesian.com

if to Holder, to:

Elutions, Inc.

601 East Twiggs Street

Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

Facsimile:

Email:

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

7.3.         Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to Holder whether at law, in equity, or otherwise. No delay, forbearance, or neglect by Holder, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Warrant shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Warrant, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by Holder. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

7.4.         Specific Enforcement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Warrant are not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity. The parties hereto agree not to resist such application for relief on the basis that the non-breaching party has an adequate remedy at law and agree to waive any requirement for securing or posting of any bond in connection with such remedy.

7.5.         Counterparts. This Warrant may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Warrant. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14

7.6.          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Notwithstanding the foregoing, the fiduciary duties of the Board of Directors of the Company, the validity of any corporate action on the part of the Company, and any other matters relating to the internal corporate affairs of the Company, shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

7.7.          Exclusive Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Warrant and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Warrant and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Warrant or any of the transactions contemplated by this Warrant in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Warrant, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.7, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Warrant, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 7.2. Each of the parties agrees that the final judgment of any such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets.

7.8.          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS WARRANT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ( A ) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, ( B ) MAKES THIS WAIVER VOLUNTARILY, AND ( C ) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.8.

15

7.9.          Successors and Assigns. Except as set forth in Section 3.3, this Warrant and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto. Any attempted assignment, delegation, or transfer in violation of this Section 7.9 shall be void and of no force or effect.

7.10.        Amendment. This Warrant may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Warrant and signed by Company and Holder.

7.11.        Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

7.12.        Descriptive Headings; No Strict Construction. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a substantive part of this Warrant. The parties to this Warrant have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant. The parties agree that prior drafts of this Warrant shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Warrant.

7.13.        Blackout Periods. If, due to any “blackout period” or other similar restriction on the purchase of Securities imposed by the Company, Holder is prevented from exercising any of its rights hereunder (including, without limitation, exercising the Warrant and purchasing Warrant Shares), then the Expiration Date shall be extended such number of days equal to the time period in which such “blackout period” or other similar restriction restricted Holder from exercising such rights. If any additional rights are afforded to any Persons subject to any such “blackout periods” or other similar restriction (including, without limitation, any notice rights), then Holder shall be afforded such additional rights.

7.14.        Definitions.

"Common Stock Deemed Outstanding" means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned Subsidiaries.

16

"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with any provision of this Warrant) by Company after the Issue Date of shares of Common Stock (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), Options or Convertible Securities: (a) pursuant to this Warrant or any warrants, instruments or agreements entered into pursuant thereto; (b) to directors, officers, employees, or consultants of Company and its Subsidiaries in connection with their service as directors, employees or consultants of such entities as approved by the Company Board; (c) pursuant to the conversion or exercise of Options or Convertible Securities issued prior to the Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (d) pursuant to the Amended and Restated Rights Agreement, except to the extent that such agreement is triggered upon any Person other than a member of the Elutions Group (as defined in the Amendment to Rights Agreement) becoming an Acquiring Person under the Amended and Restated Rights Agreement; (e) pursuant to a strategic partner in a primarily non-financing transaction as approved by the Company Board; or (f) in connection with debt financings, equipment financings or similar transactions approved by the Company Board.

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

[signature page follows]

17

IN WITNESS WHEREOF, the parties have duly executed and delivered this Warrant by their duly authorized representatives as of the date first above written.

COMPANY:

THE MANAGEMENT NETWORK GROUP, INC.

By:
	Name:	Donald E. Klumb
	Title:	Chief Executive Officer, President and Chief Financial Officer

HOLDER:

ELUTIONS, INC.

By:
	Name:	William P. Doucas
	Title:	Chairman and CEO

18

APPENDIX 1

NOTICE OF EXERCISE

TO: THE MANAGEMENT NETWORK GROUP, INC.

1.           The undersigned hereby elects to purchase _____ Shares of the Common Stock of The Management Network Group, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant (Tracking) (the "Warrant") issued to the undersigned, and shall tender payment of the exercise price in full in accordance with the terms of the Warrant.

2.           Payment shall take the form of (check applicable box):

☐      in lawful money of the United States; and/or

☐      Application of the Set-Off Amount in an amount equal to $_______________ pursuant to Section 1.3 of the Warrant.

3.           Please issue a certificate or certificates representing said Shares in the name of the undersigned.

ELUTIONS, INC.

By:
Name:
Title:

Electronic Mail Address of Chief Executive Officer:

Electronic Mail Address of General Counsel:

Date:_________________

Exhibit C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [•], is entered into by and between The Management Network Group, Inc. a Delaware corporation (the "Company"), and Elutions, Inc., a Delaware corporation ("Elutions"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement (as defined below).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in that certain Investment Agreement, dated as of February 25, 2014, by and between the Company and Elutions (the "Investment Agreement");

(a)          Elutions has purchased from the Company 609,756 shares (the "Shares") of the Common Stock of the Company;

(b)          [Elutions-Europe], a direct or indirect subsidiary of Elutions, has made a loan to Cartesian, Ltd. ("Cartesian"), an Affiliate of the Company, and in connection with such loan Cartesian has issued to Elutions-Europe a promissory note and the Company has issued to Elutions a common stock purchase warrant (the "Tracking Warrant"), which, upon the terms and conditions set forth therein, provides that Elutions may purchase additional shares of Common Stock (the "Tracking Warrant Shares"); and

(c)          the Company has issued to Elutions a second common stock purchase warrant (the "Incentive Warrant") which, upon the terms and conditions set forth therein, provides that Elutions may purchase additional shares of Common Stock under certain circumstances (the "Incentive Warrant Shares");

WHEREAS, to induce Elutions to enter into the Investment Agreement and consummate the transactions contemplated thereby, the Company has agreed to grant certain registration rights on the terms and subject to the conditions set forth herein with respect to the Shares and the Warrant Shares (as defined below);

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree, intending to be legally bound, as follows:

1.           Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday and any U.S. federal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $.005 per share, of the Company, and any shares of stock issued or issuable with respect thereto, whether by way of a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification.

“Company” has the meaning set forth in the preamble.

“Damages” has the meaning set forth in Section 6(a) hereof.

“Effectiveness Period” has the meaning set forth in Section 3(c) hereof.

“Elutions” has the meaning set forth in the preamble.

“End of Suspension Notice” has the meaning set forth in Section 5(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“Excluded Registration” means (i) a registration statement relating to the sale of securities to employees (as defined in Form S-8 promulgated under the Securities Act (or any successor form thereto)) of the Company or a subsidiary of the Company pursuant to a stock option, stock purchase, or similar equity incentive plan; (ii) a registration statement relating to an SEC Rule 145 transaction and a registration statement on Form S-4 promulgated under the Securities Act (or any successor form thereto); (iii) a registration statement on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Common Shares; or (iv) a registration statement in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; provided, that such registration statement shall not include the registration of securities (other than Common Stock) having substantially equivalent rights and ranking with the Company’s Common Stock (“Equivalent Stock”).

"FINRA" means the Financial Industry Regulatory Authority, Inc.

“Incentive Warrant” has the meaning set forth in the recitals.

“Incentive Warrant Shares” has the meaning set forth in the recitals.

“Indemnified Party” has the meaning set forth in Section 6(c) hereof.

“Indemnifying Party” has the meaning set forth in Section 6(c) hereof.

2

“Permitted Transferee” means, with respect to Elutions, (i) any subsidiary of Elutions, (ii) any successor entity of Elutions, (iii) any direct or indirect shareholder of Elutions, (iv) any executive officer or director (or functional equivalent) of Elutions or of any subsidiary of Elutions, (v) any immediate family member of such executive officer, director or shareholder, any trust for such shareholder, family member or executive officer’s or director’s (or functional equivalent’s) benefit or any entity owned by any such shareholder, family member, executive officer or director.

“Person” means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

“Piggyback Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Prospectus” means the prospectus included in each Piggyback Registration Statement and Shelf Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

"Registrable Common Shares" means, whether owned by Elutions or a Permitted Transferee, (1) the Shares, (2) any Warrant Shares issued by the Company upon exercise of any Warrant, and (3) any additional shares of Common Stock issued by the Company in respect of Shares or Warrant Shares described in subclause (1) or (2) after the issuance of such Shares or Warrant Shares, as applicable, or in respect of additional shares of Common Stock, in each case in connection with a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of the Company's securities, or otherwise as a dividend or other distribution with respect to, or in exchange for or in replacement of such Shares, Warrant Shares or additional shares of Common Stock of the Company; provided, that, as to any particular Registrable Common Shares, such securities shall cease to constitute Registrable Common Shares when: (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder; (x) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any similar provision then in force); (y) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (z) such securities shall have ceased to be issued and outstanding.

“Registration Expenses” means any and all out-of-pocket expenses incurred by the Company incident to the performance of or compliance with this Agreement, including, without limitation:

(i) all registration and filing fees and expenses (including any filings made with the FINRA),

3

(ii) all out-of-pocket fees and expenses incurred in connection with the Company's compliance with federal or state securities or blue sky laws,

(iii) all expenses in preparing, printing, duplicating, electronically filing, delivering and distributing any Piggyback Registration Statement and each Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, and any other documents relating to the Company's performance under and compliance with this Agreement,

(iv) all fees and disbursements of outside counsel for the Company and of the independent public accountants of the Company, including without limitation such fees and disbursements of outside counsel incurred in connection with the negotiation and drafting of this Agreement and advising the Board of Directors of the Company with respect to this Agreement and the transactions contemplated hereby, and

(v) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Common Shares on NASDAQ or on any other securities exchange or inter-dealer quotation system pursuant to this Agreement;

provided, however, that Registration Expenses shall exclude all Selling Expenses.

“Registration Triggering Event” means (i) with respect to the Shares, the Tracking Warrant Shares and the Incentive Warrant Shares, the holding of the special meeting of stockholders to approve the issuance of Incentive Warrant Shares and the other transactions contemplated by the Investment Agreement, provided that the resale of the Incentive Warrant Shares will not be registered unless the stockholders approve the issuance of Incentive Warrant Shares and the other transactions contemplated by the Investment Agreement at such special meeting in accordance with the rules of NASDAQ and applicable law as specified in Section 2 of the Incentive Warrant Agreement, and (ii) a demand notice in accordance with Section 3(c)(iv).

“Rule 144”, “Rule 405”, “Rule 415”, “Rule 424”, and “Rule 433” refer to such rules under the Securities Act, as such rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shares” has the meaning set forth in the recitals.

“Shelf Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Stockholder Indemnitee” has the meaning set forth in Section 6(a) hereof.

“Selling Expenses” means the following expenses incurred by Elutions in connection with the offer and sale of the Registrable Common Shares: underwriters' and brokers' discounts and commissions, if any, fees and expenses of counsel for Elutions, and all transfer taxes relating to the sale or disposition of Registrable Common Shares by Elutions.

4

“Suspension Event” has the meaning set forth in Section 5(b) hereof.

“Suspension Notice” has the meaning set forth in Section 5(b) hereof.

“Tracking Warrant” has the meaning set forth in the recitals.

“Tracking Warrant Shares” has the meaning set forth in the recitals.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, whether on a firm commitment, best efforts or other basis.

“Warrants” means the Tracking Warrant and the Incentive Warrant.

“Warrant Shares” means the Tracking Warrant Shares and the Incentive Warrant Shares.

2.          INCIDENTAL OR "PIGGY-BACK" REGISTRATION

(a)          If, at any time that Elutions or any Permitted Transferee owns Registrable Common Shares, the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Elutions) any of its Common Stock or Equivalent Stock under the Securities Act in connection with the public offering of such securities (other than in an Excluded Registration), then the Company shall give written notice of such proposed filing to Elutions, specifying the approximate date on which the Company proposes to file such registration statement (“Piggyback Registration Statement") and advising Elution of its right to have any or all of the Registrable Common Shares included among the securities to be covered thereby, subject to the terms and conditions of this Agreement. If Elutions desires to include in a Piggyback Registration Statement all or part of the Registrable Common Shares, Elutions shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Common Shares that Elutions wishes to include in the Piggyback Registration Statement. In such event, the Company shall use its best efforts to cause the Piggyback Registration Statement to include those Registrable Common Shares that Elutions has requested to be registered (subject, however, to the limitations set forth in Section 2(b) and to reduction in accordance with Section 2(c) and Section 2(d) below) and to be filed and become effective under the Securities Act. Any election by Elutions to include any Registrable Common Shares in the Piggyback Registration Statement will not affect the inclusion of such Registrable Common Shares in the applicable Shelf Registration Statement until such Registrable Common Shares have been sold under the Piggyback Registration Statement. The Company shall not be required to include any Registrable Common Shares in a Piggyback Registration Statement not involving an Underwritten Offering if such Registrable Common Shares are then registered in the applicable Shelf Registration Statement.

5

(b)          The Company shall not be required under this Section 2 to include any Registrable Common Shares in an Underwritten Offering unless Elutions accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and, if requested, enters into an underwriting agreement in customary form with such underwriters, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Piggyback Registration Statement, as the case may be; provided, however, that Elutions shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding Elutions, its holdings and its intended method of distribution. If Elutions does not agree to the terms of any such underwriting or otherwise fails to comply with the terms and conditions of this Agreement, such Registrable Common Shares shall be excluded from such Underwritten Offering. If the managing underwriters of the Underwritten Offering shall advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise Elutions, and the number of shares of Registrable Common Shares that may be included in the Underwritten Offering shall be allocated in accordance with Section 2(c) and Section 2(d) below.

(c)          If the Underwritten Offering is a primary offering on behalf of the Company and the managing underwriters of such an Underwritten Offering give written notice to the Company that in their sole discretion the number of shares of Common Stock requested to be included in such Underwritten Offering exceeds the number to be sold in such Underwritten Offering that is compatible with the success of the offering, then the Company will include in such Underwritten Offering (i) first, the greatest number of shares of Common Stock requested to be included by the Company for its own account, (ii) second, the greatest number of shares of Registrable Common Shares requested to be included by Elutions and (iii) third, other shares of Common Stock requested to be included by other holders of the Company's Common Stock pursuant to any applicable rights, which, in the reasonable and good faith opinion of such managing underwriters will not jeopardize the success of the Underwritten Offering.

(d)          If the Underwritten Offering is a secondary offering on behalf of one or more holders of Common Stock other than Registrable Common Shares and the managing underwriters of such an Underwritten Offering give written notice to the Company that in their sole discretion the number of shares of Common Stock requested to be included in such Underwritten Offering exceeds the number to be sold in such Underwritten Offering that is compatible with the success of the offering, then the Company will include in such Underwritten Offering (i) first, the greatest number of shares of Common Stock requested to be included by the holder(s) requesting such registration, (ii) second, the greatest number of shares of Common Stock requested to be included by the Company for its own account, (iii) third, the greatest number of shares of Registrable Common Shares requested to be included by Elutions and (iv) fourth, other shares of Common Stock requested to be included by other holders of the Company's Common Stock pursuant to any applicable rights, which, in the reasonable and good faith opinion of such managing underwriters will not jeopardize the success of the Underwritten Offering.

(e)          The Company shall have the right to terminate or withdraw any registration pursuant to this Section 2 prior to the effectiveness of such registration or the completion of the Underwritten Offering contemplated thereby whether or not Elutions has elected to include securities in such registration and/or Underwritten Offering.

6

(f)          If Elutions disapproves of the terms of an Underwritten Offering, Elutions may elect to withdraw therefrom by written notice to the Company and the managing underwriter delivered prior to the commencement of any marketing efforts for the Underwritten Offering. Elutions may agree to waive this right to withdraw with the Company, the underwriters or any custodial agent in any custody agreement and/or power of attorney executed by Elutions in connection with the underwriting. Any Registrable Common Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from such Registration Statement.

3.           SHELF Registration STATEMENTS

As set forth in Section 4 hereof and subject to Section 5 hereof, the Company agrees to use its best efforts to:

(a)          subject to the receipt of necessary information in a timely manner from Elutions, prepare and file with the Commission, as soon as practicable and in any event not later than thirty (30) days after the first Registration Triggering Event and not later than forty-five (45) days after each subsequent Registration Triggering Event, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act on Form S-3 (or, in the event the Company is not eligible to use Form S-3, such other registration form as may be utilized at such time by the Company) (each a “Shelf Registration Statement”) to enable the resale of the relevant Registrable Common Shares subject to such Registration Triggering Event by Elutions from time to time on the Nasdaq Global Market (or such other national securities exchange or inter-dealer quotation system in the United States of America on which the Registrable Common Shares are then principally traded), or in privately negotiated transactions, and excluding for the avoidance of doubt any resale in an Underwritten Offering;

(b)          cause each such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable; and

(c)          prepare and file with the Commission such amendments and supplements to each such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement current and effective for a period (the “Effectiveness Period”) until the earliest to occur of:

(i)          the date when all Registrable Common Shares covered thereby have been sold pursuant to such Shelf Registration Statement or in accordance with Rule 144;

(ii)         the date when there are no Registrable Common Shares outstanding;

(iii)        the date on which Elutions and each Permitted Transferee is able to sell the outstanding Registrable Common Shares without restriction under SEC Rule 144(b)(1) as a Person that is not an “affiliate” of the Company (within the meaning of SEC Rule 144) or in a single transaction in compliance with the volume limitations under Rule 144(e), in each case as reasonably determined by Elutions acting in good faith after consultation with the Company and with legal counsel; or

7

(iv)         February [__], 2021; provided that if the Company terminates such Shelf Registration Statements and removes from registration the Registrable Common Shares that remain unsold under such Shelf Registration Statements pursuant to this subsection (c)(iv), Elutions and the Permitted Transferees shall thereafter have a total two (2) demand rights to cause the Company to prepare and file and maintain for one year (upon exercise of each demand right) a Shelf Registration Statement in accordance with and subject to all of the terms and conditions of this Agreement. Such demand right shall be exercised by providing written notice to the Company and may be exercised only if the Registrable Common Shares to be registered in such Shelf Registration Statement constitute at least five percent (5%) of the shares of Common Stock then outstanding. A demand notice given pursuant to this subsection (c)(iv) shall be a Registration Triggering Event for purposes of this Agreement.

4.           REGISTRATION PROCEDURES.

(a)          In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(i)          no later than five (5) Business Days before filing of any Piggyback Registration Statement or Shelf Registration Statement, furnish to Elutions copies of such Piggyback Registration Statement or Shelf Registration Statement as proposed to be filed and thereafter such number of copies of such Piggyback Registration Statement or Shelf Registration Statement (including all exhibits thereto), and make appropriate revisions to such Piggyback Registration Statement or Shelf Registration Statement based on information received a reasonable amount of time prior to filing from Elutions or its counsel;

(ii)         subject to Section 5 hereof, use its best efforts to (1) prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period; (2) cause the Prospectus contained therein to be supplemented by any required Prospectus supplement filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (3) incorporate the Company's reports under the Exchange Act by reference into each such Shelf Registration Statement (and if at any time the Company is not eligible to use Form S-3, amend each Shelf Registration Statement or supplement the Prospectus contained therein to include the Company's quarterly and annual financial information and other material developments, during which time sales of the Registrable Common Shares under each such Shelf Registration Statement will be suspended until such new registration statement, amendment or supplement is filed and effective to the extent required by applicable law in the opinion of counsel to the Company);

(iii)        furnish to Elutions such numbers of copies of each Piggyback Registration Statement and Shelf Registration Statement, each amendment thereto, each Prospectus, each supplement thereto and such other documents as Elutions may reasonably request in order to facilitate the public sale or other disposition of Registrable Common Shares;

8

(iv)        use its best efforts to (1) register or qualify the Registrable Common Shares to be included in each Shelf Registration Statement under such other securities laws or blue sky laws of such jurisdictions in the United States as Elutions shall reasonably request, and (2) keep such registrations or qualifications in effect during the Effectiveness Period; provided, however, that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction, subject itself to taxation in any jurisdiction or register as a broker or dealer in such jurisdiction wherein it would not otherwise be required to qualify or register but for the requirements of this subsection, or consent or submit to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)         notify Elutions forthwith (1) when each Piggyback Registration Statement and Shelf Registration Statement has become effective, when any post-effective amendments thereto have been filed and when any such post-effective amendments have become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of any Piggyback Registration Statement or Shelf Registration Statement or the initiation of any proceedings for that purpose, (3) of any request by the Commission or any other federal or state governmental authority for amendments to any Piggyback Registration Statement or Shelf Registration Statement or supplements to the related Prospectus or for additional information, or (4) of any event or circumstance which in the reasonable judgment of the Company necessitates the making of any changes in any Piggyback Registration Statement or Shelf Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of any Piggyback Registration Statement or Shelf Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice may be in the form of a Suspension Notice under Section 5(b) hereof);

(vi)        use its best efforts to maintain the listing of the Registrable Common Shares on the Nasdaq Global Market or other national securities exchange or inter-dealer quotation system on which the Common Stock is then principally listed or traded;

(vii)       in connection with any sale or transfer of the Registrable Common Shares pursuant to any Piggyback Registration Statement or Shelf Registration Statement, cooperate with Elutions to facilitate the timely preparation and delivery of any certificates representing the Registrable Common Shares to be sold, which certificates shall not bear any restrictive transfer legends, and to enable such Registrable Common Shares to be in such denominations and registered in such names as Elutions may request, provided that Elutions shall have provided the Company in a timely manner with any documents that are reasonably requested by the Company;

9

(viii)      provide a transfer agent and registrar for all Registrable Common Shares registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Common Shares, in each case not later than the effective date of such registration; and

(ix)         otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

(b)          Elutions represents and warrants to the Company that it has provided to the Company a completed questionnaire in the form provided by the Company and that the information provided in the questionnaire is true, complete and correct. Elutions further agrees to furnish promptly to the Company in writing all information required from time to time so that the information previously furnished by Elutions does not contain any untrue statement of a material fact or omit to state any material fact regarding Elutions required to be stated in the Prospectus then being used or necessary to make the statements provided by Elutions contained in the Prospectus then being used, in light of the circumstances in which they were made, not misleading. The Company may require Elutions to furnish to the Company such information regarding the proposed distribution by Elutions of such Registrable Common Shares as the Company may from time to time reasonably request or as shall be required to effect and maintain the registration of the Registrable Common Shares.

(c)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Common Shares that Elutions shall furnish to the Company such information regarding itself, the Registrable Common Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Common Shares.

(d)          Elutions represents and agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Registrable Common Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission.

(e)          Anything in this Agreement to the contrary notwithstanding, in the event the Commission determines or the Company determines in accordance with Commission policy or practice that any Shelf Registration Statement constitutes a primary offering of securities by the Company and/or requires that Elutions be named as an underwriter, Elutions understands and agrees that the Company may reduce the total number of Registrable Common Shares then subject to registration to comply with applicable law. In the event of such reduction, Elutions shall continue to have the registration rights set forth herein until the end of the Effectiveness Period. If the Company receives notice from the Commission that it deems Elutions an “underwriter”, the Company shall notify Elutions within five (5) business days of the date of receipt of such notice.

10

5.           BLACK-OUT PERIOD.

(a)          Subject to the provisions of this Section 5, the Company shall have the right, at any time and from time to time, to delay the filing or effectiveness of any Shelf Registration Statement, and following the effectiveness of such Shelf Registration Statement to direct Elutions in accordance with Section 5(b) to suspend sales of the Registrable Common Shares pursuant to such Shelf Registration Statement, for such times as the Company reasonably may determine are necessary and advisable, if any of the following events shall occur:

(i)          the Company’s board of directors shall have determined in good faith that:

a.           the Company desires to engage in a significant financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction by or involving the Company,

b.           the offer or sale of Registrable Common Shares pursuant to such Shelf Registration Statement would require premature disclosure of material non-public information with respect to any such potential or proposed transaction, and

c.           (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would be detrimental to the Company or would have a material adverse effect on the Company's ability to consummate such transaction, or (z) the transaction renders the Company unable to comply with Commission requirements with respect to such Shelf Registration Statement; or

(ii)         the Company’s board of directors has determined in good faith that such Shelf Registration Statement becoming effective or that sales of Registrable Common Shares under such Shelf Registration Statement would render the Company unable to comply with requirements under the Securities Act or the Exchange Act.

In addition, the Company may direct Elutions in accordance with Section 5(b) to suspend sales of the Registrable Common Shares pursuant to each Shelf Registration Statement from time to time in connection with the giving of any notice by the Company of the happening of any event of the kind described in Section 4(a)(v)(3) or 4(a)(v)(4) hereof.

(b)          In the case of an event that causes the Company to suspend the use of any Shelf Registration Statement (a "Suspension Event"), the Company shall give written notice (a "Suspension Notice") to Elutions to suspend sales of the Registrable Common Shares. Elutions agrees not to effect any sales of the Registrable Common Shares pursuant to such Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Elutions may recommence effecting sales of the Registrable Common Shares pursuant to such Shelf Registration Statement following further written notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to Elutions in the manner described above promptly following the conclusion of any Suspension Event and its effect. The Company shall not be required to specify in the written notice to Elutions the nature of the event giving rise to the suspension period unless otherwise required pursuant to this Agreement. Elutions hereby agrees to hold in confidence any communications in response to a notice of, or the existence of any fact or any event giving rise to the suspension period.

11

(c)          Notwithstanding any provision in this Section to the contrary, the period of time during which the use of the Shelf Registration Statements is suspended or the filing or effectiveness of them is delayed shall not exceed an aggregate of one hundred twenty (120) days in any 12-month period and the Company shall not invoke this right more than three times in any 12-month period, and the Company agrees that it shall extend the Effectiveness Period by the number of such days during which the use of such Shelf Registration Statements is suspended or the filing or effectiveness of them is delayed.

6.           INDEMNIFICATION AND CONTRIBUTION.

(a)          The Company agrees to indemnify and hold harmless Elutions, its officers, directors, partners, members, employees, Affiliates, stockholders, legal counsel, accountants and agents, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) Elutions (each, a “Stockholder Indemnitee"), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of and disbursements of counsel) (collectively, “Damages”) to which such Stockholder Indemnitee may become subject, insofar as such losses, claims, damages or liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Piggyback Registration Statement or Shelf Registration Statement or Prospectus, including any amendments or supplements thereto, (ii) the omission or alleged omission to state in any Piggyback Registration Statement or Shelf Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Prospectus, or in any supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the Company shall not be liable to any Stockholder Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with information relating to Elutions or such Stockholder Indemnitee furnished to the Company in writing by Elutions or any Stockholder Indemnitee expressly for use therein or (B) any sales of Registrable Common Shares pursuant to a Piggyback Registration Statement or Shelf Registration Statement by Elutions or any Stockholder Indemnitee after the delivery by the Company to Elutions of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Stockholder Indemnitee. In the event that it is finally judicially determined that a Stockholder Indemnitee is not entitled to receive payments for legal and other expenses pursuant to this Section 6, such Stockholder Indemnitee will promptly return all such sums that had been paid pursuant hereto.

12

(b)          Elutions agrees to indemnify and hold harmless the Company, the officers, directors, employees, Affiliates, stockholders, legal counsel, accountants and agents of the Company, any underwriter (as defined in the Securities Act) for the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any Damages, in each case only to the extent that such Damages arise out of or are based upon (i) any untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to Elutions or any Stockholder Indemnitee furnished to the Company in writing by Elutions or any Stockholder Indemnitee expressly for use in any Piggyback Registration Statement or Shelf Registration Statement or Prospectus, any amendment or supplement thereto, any issuer free writing prospectus (or any supplement thereto) or any preliminary Prospectus and (ii) any sales of Registrable Common Shares pursuant to a Piggyback Registration Statement or Shelf Registration Statement by Elutions or any Stockholder Indemnitee after the delivery by the Company to Elutions of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice. In no event shall Elutions be liable for indemnification under this Section in any amount in excess of the net proceeds received by Elutions and the Stockholder Indemnitees from the sale of Registrable Common Shares pursuant to such Piggyback Registration Statements or Shelf Registration Statements.

(c)          If any action (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice, or from any liability that it may have to any such Indemnified Party otherwise than under Section 6(a) or 6(b) hereof), and the Indemnifying Party shall be entitled to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party shall have failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, or (iii)  such Indemnified Party shall have been reasonably advised by counsel that a conflict may exist between such Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume or direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm in the case of Stockholder Indemnitees shall be designated in writing by Elutions, and which firm in the case of the Company, the directors, the officers and such control persons of the Company shall be designated in writing by the Company). With respect to any such proceeding as to which the Indemnifying Party has not assumed the defense, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent. No Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

13

(d)          If the indemnification provided for in Sections 6(a) and 6(b) hereof is for any reason held to be unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities specifically covered by the indemnification provisions set forth in Section 6(a) or 6(b), then each Indemnifying Party under such provisions, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Stockholder Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Stockholder Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall Elutions and the Stockholder Indemnitees be liable for contribution under this Section in any amount in excess of the net proceeds received by Elutions and the Stockholder Indemnitees from the sale of Registrable Common Shares pursuant to such Piggyback Registration Statements or Shelf Registration Statements.

(e)          The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering under Section 2 or 3, the obligations of the parties hereto under this Section 6 shall survive the completion of any offering of Registrable Common Shares, and otherwise shall survive the termination of this Agreement.

14

7.           RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Common Shares to the public without registration, the Company shall:

(a)          use best efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)          use best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time that it is subject to the Exchange Act); and

(c)          so long as Elutions owns any Registrable Common Shares, furnish to Elutions forthwith upon request (i) to the extent accurate, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission (at any time that it is subject to such reporting requirements), and (iii) such other information, reports and documents of the Company as Elutions may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Common Shares without registration.

8.           RESTRICTIONS OF PUBLIC SALES.

Elutions shall:

(a)          in the event the Company is registering the sale of equity securities in an Underwritten Offering and if requested by the managing underwriter or underwriters for such Underwritten Offering, not effect any public sale or distribution of Registrable Common Shares, Common Stock or any securities convertible into or exchangeable or exercisable for such Registrable Common Shares or Common Stock (except for Registrable Common Shares included in such registration), including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case for a period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other securities of the Company, under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3 and ending ninety (90) days after the closing of such Underwritten Offering (or such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto), or such shorter period as may be permitted by the managing underwriters (and the managing underwriters are intended third party beneficiaries of this provision and may enforce this provision). The foregoing provisions of this Section 8(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in such Underwritten Offering, and shall be applicable to Elutions only if all senior officers and directors of the Company are subject to the same restrictions; and

15

(b)          comply with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Common Shares made by such Holder pursuant to any Shelf Registration Statement, and provide the Company with such information about such Holder's offer and sale of Registrable Common Shares pursuant to any registration statement as the Company shall reasonably request to enable the Company and its affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

9.           MISCELLANEOUS.

(a)          Payment of Expenses. The Company shall pay all Registration Expenses in connection with this Agreement, and Elutions shall pay all Selling Expenses in connection with the sale of Registrable Common Shares hereunder. Except as provided above, each party shall pay its own expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

(b)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Elutions.

(c)          Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, or (ii) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

if to the Company:

The Management Network Group

7300 College Boulevard, Suite 302

Overland Park, KS 66210

Attention: CEO/President and General Counsel

if to Elutions:

Elutions, Inc.

601 East Twiggs Street

Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

16

Any party may change the address for receipt of communications by giving written notice to the other parties as provided in this subsection.

(d)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The rights and obligations provided for in this Agreement may not be assigned, delegated or transferred by either party without the prior written consent of the other party, except that a party's rights under this Agreement may be assigned or transferred in full (i) by Elutions, to any Permitted Transferee of Elutions in connection with a sale or transfer of all or substantially all of the Registrable Common Shares to such Permitted Transferee and (ii) by either party, to a successor in ownership of all or substantially all of the business or assets of the assigning party (whether by merger, consolidation, sale or otherwise) without the prior written consent of the other party; provided, that such assigning party provides written notice to the other party of such assignment and the assignee of this Agreement agrees in writing to be bound as such party hereunder; and provided further, that this Agreement must be assigned to a successor in ownership of all or substantially all of the business or assets of the Company if (and only if) the successor in ownership is a public company and the consideration received by Company shareholders in such transaction consists of the capital stock of such successor in ownership (provided that such successor public company shall not be required to comply with Section 2 if (i) the outstanding shares of Common Stock of the Company (including shares potentially issuable under outstanding warrants, options and convertible securities) that are converted in such transaction represent less than 10% of the outstanding shares of common stock of the successor public company (including shares potentially issuable under outstanding warrants, options and convertible securities) and (ii) Elutions and each Permitted Transferee is able to sell the outstanding shares of the successor public company into which the Registrable Common Shares are converted without restriction under SEC Rule 144(b)(1) as a Person that is not an “affiliate” of the successor public company (within the meaning of SEC Rule 144) or in a single transaction in compliance with the volume limitations under Rule 144(e), in each case as reasonably determined by Elutions acting in good faith after consultation with the successor public company and with legal counsel). Notwithstanding anything to the contrary in this Agreement, any assignment, delegation or transfer, or any such assignment or transfer, in violation of this Section 9(d) shall be void.

(e)          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered by electronic transmission, including via facsimile or electronic mail (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)          Equitable Relief. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to seek to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

17

(g)          Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

(h)          Descriptive Headings; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

(i)          Governing Law. Except for the fiduciary duties of the Board of Directors of the Company, the validity of any corporate action on the part of the Company and any other matters relating to the internal affairs of the Company, which shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware, without regard to the conflicts of laws rules thereof, this Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

18

(j)          Exclusive Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9(j), (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 9(c). Each of the parties agrees that the final judgment of any court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets.

(k)          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9(K).

(l)          Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, except for Indemnified Parties and as provided in Section 8(a).

(m)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

(n)          Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Common Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

19

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY:

The Management Network Group, Inc.

By:
Name: Donald E. Klumb
Title: Chief Executive Officer, President and Chief Financial Officer

ELUTIONS:

Elutions, Inc.

By:
Name: William P. Doucas
Title: Chairman and CEO

20

Exhibit D

AMENDMENT NO. 1 TO
AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of February 25, 2014 (this “Amendment”), between The Management Network Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

WITNESSETH

WHEREAS, on July 19, 2010, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement, amending and restating the original Rights Agreement entered into by the parties on March 27, 2008 (as so amended and restated, the “Rights Agreement”);

WHEREAS, Elutions, Inc., a Delaware corporation (“Elutions”), and the Company propose to enter into an Investment Agreement dated as of even date herewith (the “Investment Agreement”), upon the terms and subject to the conditions of which, among other things, Elutions and/or one or more of its affiliates would purchase or acquire (i) certain shares of common stock of the Company, (ii) a certain promissory note and (iii) certain warrants to acquire shares of common stock of the Company;

WHEREAS, Section 27 of the Rights Agreement provides that, for so long as the Rights (as defined in the Rights Agreement) are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to amend the Rights Agreement as set forth herein to facilitate, among other things, the execution and delivery of the Investment Agreement and the consummation of the transactions contemplated by the Investment Agreement and the other transaction documents contemplated thereby; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has directed the Rights Agent to amend the Rights Agreement as set forth herein, and the Company and the Rights Agent now desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.           Subsection (a) of Section 1 of the Rights Agreement is hereby amended by revising clause (iv) to subsection (a) which shall read in its entirety as follows:

“(iv)          a Person shall not be deemed to be an “Acquiring Person” if the Board of Directors of the Company determines in good faith that such Person, together with all Affiliates and Associates of such Person, who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person, together with all Affiliates and Associates of such Person, (A) if applicable divests as promptly as practicable (as determined in good faith by the Board of Directors of the Company) a sufficient number of shares of Common Stock so that such Person, together with all Affiliates and Associates of such Person, would no longer be an Acquiring Person, and (B) takes such other corrective actions as determined in good faith by the Board of Directors of the Company; and”

2.           Subsection (a) of Section 1 of the Rights Agreement is hereby amended by adding a new clause (v) to subsection (a) which shall read in its entirety as follows:

“(v)           the term “Acquiring Person” shall not include Elutions, Inc., a Delaware corporation (“Elutions”), or any stockholder, director, executive officer, Affiliate (including, for the avoidance of doubt, Elutions – Europe (as defined in the Investment Agreement)) or Associate of Elutions (collectively, the “Elutions Group”) or the Elutions Group collectively, provided that (i) each member of the Elutions Group subject to Section 6.9 of the Investment Agreement has complied in all material respects with such Section 6.9 and any successor provision thereof, provided further that the members of the Elutions Group shall have the opportunity to cure any violation of such Section 6.9 by taking such corrective actions as reasonably practicable, in which case neither the Elutions Group nor any member of the Elutions Group shall be deemed to be an “Acquiring Person”, and (ii) each such Person and all other members of the Elutions Group are not and do not become the Beneficial Owners of shares of Common Stock constituting in the aggregate 1.5% or more of the then outstanding shares of Common Stock other than shares of which the Elutions Group or any member of the Elutions Group is or becomes the Beneficial Owner as a result of or in connection with (A) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (B) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (C) any compensation to the Elutions Group or any member of the Elutions Group in connection with service as a member of the Board of Directors of the Company, (D) any stock dividend, stock split, reverse stock split, stock combination, stock reclassification or similar transaction, (E) any employee or director benefit plan or agreement of the Company or any Subsidiary of the Company, (F) any transfers of securities of the Company between or among members of the Elutions Group, or (G) any acquisition of Common Stock by the Company that reduces the number of shares of Common Stock outstanding; provided, however, that, if any director, executive officer or other natural Person who is a member of the Elutions Group causes a violation of this subclause (ii), Elutions shall have the opportunity to cure any such violation by causing the divestiture of a sufficient number of shares of Common Stock in order to cure such violation or by causing the termination of such Person from being a member of the Elutions Group. For the avoidance of doubt and for all purposes in this Agreement, (1) neither the Elutions Group nor any member of the Elutions Group shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by any Person solely by reason of the fact that such Person is an Elutions Employee, which shares of Common Stock of such Elutions Employee are acquired and held in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement and (2) no Person shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by the Elutions Group or any member of the Elutions Group solely by reason of the fact that such Person is an Elutions Employee who acquires and holds shares of Common Stock in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement;”

2

3.           Subsection (e) of Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt and for all purposes in this Agreement, (1) neither the Elutions Group nor any member of the Elutions Group shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by any Person solely by reason of the fact that such Person is an Elutions Employee, which shares of Common Stock of such Elutions Employee are acquired and held in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement and (2) no Person shall be deemed to be the Beneficial Owner of any shares of Common Stock beneficially owned by the Elutions Group or any member of the Elutions Group solely by reason of the fact that such Person is an Elutions Employee who acquires and holds shares of Common Stock in compliance with clause (i) of the penultimate paragraph of Section 6.9 of the Investment Agreement.”

4.           Subsection (ll) of Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred, as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member of the Elutions Group in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

3

5.           Subsection (nn) of Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

6.           Section 1 of the Rights Agreement is hereby amended by adding new subsections (ww), (xx) and (yy) which shall read in their entirety as follows:

(ww)         “Elutions Employee” means any Person who (i) is an officer or employee of Elutions, or a representative or trustee of a trust for the benefit of such Person and/or such Person’s family members and (ii) is not a member of the Elutions Group.

(xx)           “Elutions Group” shall have the meaning set forth in Section 1(a)(v) of this Agreement.

(yy)           “Investment Agreement” shall mean the Investment Agreement, dated as of February 25, 2014, between the Company and Elutions, Inc., including the exhibits and schedules thereto, as the same may be amended from time to time.

7.           Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

8.           Section 7(a) of the Rights Agreement is hereby amended to change the date defined as the “Final Expiration Date” in clause (i) from March 27, 2018 to February 23, 2024, and February 23, 2024 shall hereinafter be the Final Expiration Date of the Rights Agreement for all purposes.

4

9.           Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred as a result of or in connection with (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement or any other transaction document contemplated thereby, (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

10.         Section 27 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, the Company shall not supplement, modify, replace or amend this Agreement (including by way of adopting or entering into any other rights agreement or other similar agreement or instrument) in any manner that causes the Elutions Group or any member thereof to be deemed an Acquiring Person.”

11.         Section 36 of the Rights Agreement is hereby added to the Rights Agreement to read in its entirety as follows:

“Section 36. The Investment Agreement. Notwithstanding anything in this Agreement to the contrary, none of the events set forth in clauses (i), (ii), (iii), (iv) or (v) of this paragraph shall cause (a) the Rights to become exercisable or give any holder of the Rights any legal or equitable right, remedy or claim under this Agreement, (b) the Elutions Group or any member thereof to be or become (or be deemed to be or deemed to become) an Acquiring Person, (c) a Stock Acquisition Date to occur (or be deemed to occur) or (d) a Distribution Date to occur (or be deemed to occur): (i) any approval, execution and delivery of the Investment Agreement or any other transaction document contemplated thereby, (ii) any consummation of any of the transactions contemplated by the Investment Agreement or any other transaction document contemplated thereby, including as a result of or in connection with any issuance, exercise or conversion (and any issuance of shares of Common Stock upon exercise or conversion) of warrants issued or issuable pursuant to the Investment Agreement (or any other transaction document contemplated thereby), (iii) any compensation to the Elutions Group or any member thereof in connection with service as a member of the Board of Directors of the Company, (iv) any transfers of securities of the Company between or among members of the Elutions Group or (v) any public announcement of any of the foregoing.”

5

12.         The date defined as the “Final Expiration Date” in Exhibit B to the Rights Agreement shall be amended to be February 23, 2024 and all references to March 27, 2018 in Exhibit B and Exhibit C to the Rights Agreement are hereby changed to refer to February 23, 2024.

13.         The Exhibits to the Rights Agreement shall be deemed restated to reflect this Amendment, mutatis mutandis.

14.         Unless expressly modified by this Amendment, the terms and conditions of the Rights Agreement remain unchanged and in full force and effect. The contents of this Amendment supersede any previous agreement between the parties pertaining to the subject matter hereof. To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall control.

15.         This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

16.         This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Amended and Restated Rights Agreement to be duly executed as of the day and year first above written.

The Management Network Group, Inc.

By:
	Name:	Donald E. Klumb
	Title:	Chief Executive Officer, President and
Chief Financial Officer

Computershare Trust Company, N.A.,
as Rights Agent

By:
Name:
Title:

Exhibit E

SECURITY AGREEMENT

This SECURITY AGREEMENT, is dated as of [•] (this “Agreement”) by and among The Management Network Group, Inc., a Delaware corporation (the “Pledgor”), and [Elutions – Europe] (the “Secured Party”).

WHEREAS, the Pledgor and Elutions, Inc., a Delaware corporation (“Elutions”), have entered into an Investment Agreement, dated February 25, 2014 (the “Investment Agreement”), pursuant to which Cartesian Limited, a company organized under the laws of England and Wales and a wholly-owned Subsidiary of Pledgor (“Cartesian”), issued a Secured Loan Note Deed, dated the date hereof, to Secured Party, whereby Cartesian borrowed Three Million Two Hundred Sixty-Eight Thousand Six Hundred Sixty-Four United States Dollars ($3,268,664) from the Secured Party;

WHEREAS, the Pledgor has entered into that certain Guaranty (the “Guaranty”), of even date herewith, in favor of the Secured Party; and

WHEREAS, as security for (i) Cartesian’s obligations arising under the Note issued pursuant to the Investment Agreement, and (ii) the Pledgor’s obligations under the Guaranty, the Pledgor has agreed to grant to the Secured Party a first priority security interest (subject to certain other permitted liens and exceptions as provided herein) in and to all of (a) the equipment sold by Elutions and/or its Affiliates to the Pledgor for purposes of supplying such equipment to clients pursuant to the Ancillary Business Documents for purposes of supplying such equipment to clients pursuant to Booked Orders and related Client Statements of Work, and (b) the accounts receivable due and owing to the Pledgor in connection with Booked Orders and related Client Statements of Work, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Investment Agreement. All terms defined in the Uniform Commercial Code of the State of New York (the “UCC”) and used herein shall have the same definitions herein as specified therein; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the UCC rather than Article 3. The term “Secured Obligations,” as used herein, means all of the indebtedness, obligations and liabilities of the Pledgor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Note and the Guaranty.

Section 2.          Grant of Security Interest. The Pledgor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations, a lien on and a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the Pledgor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all of (i) the equipment sold by Elutions and/or its Affiliates to the Pledgor pursuant to the Ancillary Business Documents for purposes of supplying such equipment to clients pursuant to Booked Orders and related Client Statements of Work (collectively, “Equipment Collateral”), and (ii) the accounts receivable due and owing to the Pledgor in connection with Booked Orders and related Client Statements of Work (and all books and records relating to the foregoing), on the terms and conditions set forth herein.

Section 3.          Authorization to File Financing Statements. The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any applicable jurisdiction any financing statements (or equivalent) and amendments thereto that (a) describe the Collateral as set forth in Section 2, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

Section 4.          Other Actions. The Pledgor further agrees, at any time and from time to time, to take any other action reasonably requested by the Secured Party to ensure the attachment, perfection and first priority of (other than Permitted Liens), and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral including, without limitation, (a) promptly executing and delivering (i) financing or continuation statements and/or amendments relating thereto under the UCC, to the extent, if any, that the Pledgor’s signature thereon is required therefor and (ii) such other instruments or notices, as the Secured Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral under any applicable Laws, (b) at the request of the Secured Party, causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce its security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce its security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) taking all actions required by any earlier versions of the UCC or by other Law, as applicable in any relevant jurisdiction, or by other Law as applicable in any foreign jurisdiction and (f) deliver to the Secured Party evidence that all other action that the Secured Party may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Pledgor in the Collateral under this Agreement has been taken. The Pledgor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral as the Security Party may reasonably request, all in reasonable detail.

Section 5.          Representations and Warranties Concerning Pledgor’s Legal Status. The Pledgor represents and warrants to the Secured Party as follows: (a) the Pledgor’s exact legal name is as indicated on the signature page hereof; (b) the Pledgor has not, nor has any business or organization to which the Pledgor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, had any other legal names, now or at any time during the past five (5) years other than the name set forth in the preamble hereof; and (c) the Pledgor is an organization of the type and incorporated in the jurisdiction set forth in the preamble hereof.

Section 6.          Covenants Concerning Pledgor’s Legal Status. The Pledgor covenants with the Secured Party that without providing at least thirty (30) days prior written notice to the Secured Party (or such shorter period acceptable to the Secured Party), the Pledgor shall not change its legal name or jurisdiction of incorporation.

Section 7.          Representations and Warranties Concerning Collateral, Etc. The Pledgor further represents and warrants to the Secured Party as follows: (a) the Pledgor is the owner of the Collateral, free from any Lien, except for Permitted Liens and the security interest created by this Agreement, and that when the actions specified in Sections 3 and 4 have been taken, under Article 9 of the UCC, the Secured Party shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Pledgor in such Collateral, in each case prior and superior in right to any other Person, except for Permitted Liens, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the UCC, and (c) unless and to the extent approved by Secured Party in writing, none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

Section 8.          Covenants Concerning Collateral, Etc. The Pledgor further covenants with the Secured Party as follows: (a) except for the security interest herein granted and Permitted Liens, the Pledgor shall be the owner of the Collateral free from any Lien, and the Pledgor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (b) except for Permitted Liens, the Pledgor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party, (c) the Pledgor shall keep the Collateral in good order and repair and shall not use the same in material violation of Law or any policy of insurance thereon, ordinary wear and tear excepted, (d) the Pledgor shall permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) the Pledgor shall pay promptly when due all material taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, except such taxes, assessments, governmental charges and levies, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (f) the Pledgor shall continue to operate its business in material compliance with all applicable Laws, and (g) the Pledgor shall not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein other than (i) equipment constituting Collateral sold or otherwise provided to clients by Pledgor pursuant to Booked Orders and related Client Statements of Work, or (ii) in the ordinary course of business consistent with past practices.

Section 9.          Insurance. The Pledgor shall maintain with financially sound and reputable insurers insurance with respect to the Equipment Collateral against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Upon the occurrence and continuation of an Event of Default (as defined in the Note) under the Note, the proceeds of any casualty insurance in respect of any casualty loss of any of the Equipment Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, be promptly paid to and held by the Secured Party as cash collateral for the Secured Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Pledgor solely to the repair or replacement of the Equipment Collateral so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Secured Obligations.

Section 10.         Collateral Protection Expenses; Preservation of Collateral.

10.1.     Expenses Incurred by Secured Party. On failure of Pledgor to perform any of the covenants or agreements herein contained, the Secured Party may, in its discretion and upon reasonable prior notice to Pledgor, discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Pledgor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Pledgor to make any such expenditures, nor shall the making thereof relieve the Pledgor of any default.

10.2.     Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Pledgor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.

Section 11.         Collection and Settlement. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. Whether or not any Secured Obligations are due, the Secured Party may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it reasonably deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Pledgor may at any time following the occurrence and continuation of an Event of Default be applied to or set off against any of the Secured Obligations then due and owing.

Section 12.         Notification to Account Debtors and Other Persons Obligated on Collateral. The Pledgor shall hold any proceeds of the Collateral received by the Pledgor while an Event of Default has occurred and is continuing as trustee for the Secured Party without commingling the same with other funds of the Pledgor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of the Collateral received by the Secured Party pursuant to this Section 12 to the Secured Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

Section 13.          Power of Attorney.

13.1.       Appointment and Powers of Secured Party.

(a)          Upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Pledgor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives such attorneys the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and this Agreement and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Pledgor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

(b)          The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Pledgor or in the Secured Party’s own name and hereby gives such attorneys the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to the extent that the Pledgor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Pledgor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Pledgor’s name such financing statements and amendments thereto and continuation statements which may require the Pledgor’s signature.

13.2.       Ratification by Pledgor. To the extent permitted by Law, the Pledgor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

13.3.       No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 14.         Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon the Pledgor, declare or deem this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Pledgor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Upon the occurrence of an Event of Default that is continuing, the Secured Party may in its discretion require the Pledgor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Pledgor’s principal office(s) or at such other locations as the Secured Party may designate and that are reasonably convenient to Pledgor and Secured Party. In addition, the Pledgor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

Section 15.         Further Assurances. If at any time after the six (6) month anniversary of the date hereof, but prior to the indefeasible payment and performance in full of all Secured Obligations, the fair market value of the Collateral (as reasonably determined by the Secured Party) is less than five (5) times the aggregate value of (i) the principal amount of, (ii) accrued, but unpaid interest, under, and (iii) any fees due and owing under, the then outstanding Note, then the Pledgor shall cause Cartesian to promptly, but no later than thirty (30) days following receipt of the request by Elutions, enter into a security agreement with the Secured Party, in form and substance substantially similar to this Agreement with such deviations where required to account for UK Law and mutually agreeable to the Secured Party and Cartesian, pursuant to which Cartesian shall grant the Secured Party a first priority security interest in and to, and charge over, (a) the equipment sold by Elutions and/or its Affiliates to Cartesian for purposes of supplying such equipment to clients pursuant to Booked Orders and related Client Statements of Work and (b) the accounts receivable due and owing to Cartesian in connection with the Booked Orders and related Client Statements of Work.

Section 16.         No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights upon or under the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

Section 17.         Suretyship Waivers by Pledgor. The Pledgor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto. The Pledgor further waives any and all other suretyship defenses.

Section 18.         Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it shall not invoke any Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such Laws.

Section 19.         Proceeds of Dispositions; Expenses. The Pledgor shall pay to the Secured Party on demand any and all reasonable expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights under or in respect of this Agreement, any of the Secured Obligations or any of the Collateral. After deducting such expenses, the residue of any proceeds of collection or sale of the Secured Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Secured Obligations not then due. Upon the final payment and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to the Pledgor, and the Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations.

Section 20.         Overdue Amounts. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at an interest rate equal to the then applicable default interest rate under the Note (without duplication of amounts payable under the Note).

Section 21.         Termination of Security Interests; Releases of Collateral.

21.1.     Upon any delivery or shipment of any Equipment Collateral to a client by or on behalf of Pledgor, or otherwise upon any installation or deployment of such Equipment Collateral, pursuant to a Booked Order or Client Statement of Work, the security interests on such Equipment Collateral as granted hereunder shall terminate.

21.2.     Upon the indefeasible payment and performance in full of all Secured Obligations, the security interests on the Collateral and all obligations of the Pledgor under this Agreement shall terminate and all rights to and interests in the Collateral pledged by the Pledgor shall revert to the Pledgor.

21.3.     Upon any such termination of the Secured Obligations or release of Collateral, the Secured Party shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the relevant security interests or the release of the relevant Collateral, as the case may be.

21.4.     Notwithstanding anything to the contrary contained herein, any settlement or discharge between the Pledgor and the Secured Party or termination of this Agreement shall be conditional upon no security or payment to the Secured Party by the Pledgor or any other person on behalf of the Pledgor, as the case may be, being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Secured Party shall be entitled to recover the value or amount of such security or payment from the Pledgor subsequently as if such settlement or discharge had not occurred.

Section 22.         Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of delivery. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

(i)          if to a Pledgor, to:

The Management Network Group, Inc.
7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
Attention: CEO/President and General Counsel

(ii)         if to Secured Party, to:

[Name of Secured Party]

c/o Elutions, Inc.
601 East Twiggs Street
Tampa, Florida 33602

Attention: Chairman/CEO and General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 23.         Governing Law, Jurisdiction and Disputes; Service of Process.

23.1.     This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

23.2.     Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the any New York State court sitting in the County of New York, the State of New York or the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 23.2, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 22. Each of the parties agrees that the final judgment of any such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets.

23.3.     The Secured Party and the Pledgor hereby consent generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever of it (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 24.         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ( A ) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, ( B ) MAKES THIS WAIVER VOLUNTARILY, AND ( C ) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 24.

Section 25.         Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement. Any provision of this Agreement may be amended, supplemented, modified or waived only if such amendment, supplement, modification or waiver is in writing and is signed by the Pledgor and the Secured Party.

Section 26.         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Pledgor and the Secured Party and its respective successors and permitted assigns; provided, however, that neither the Secured Party (except as provided below) nor the Pledgor shall have the right to assign its rights or obligations hereunder without the prior written consent of the other parties (such consent to be granted or withheld in the sole discretion of such other parties); provided, further, that the Secured Party may freely assign its rights or obligations under this Agreement to any of its Affiliates (without obtaining the consent of the Pledgor) and the Secured Party shall promptly notify the Pledgor of such assignment.

Section 27.         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PLEDGOR:	SECURED PARTY:

THE MANAGEMENT NETWORK GROUP, INC.	[ELUTIONS – EUROPE]

By:	By:
Name:	Name:
Title:	Title:

Exhibit F

____________, 2014

Elutions, Inc.

601 East Twiggs Street

Tampa, FL 33602

Re:	Investment Agreement (the “Investment Agreement”) dated as of February 25, 2014 by and between The Management Network Group, Inc., a Delaware corporation (the “Company”) and Elutions, Inc., a Delaware corporation (“Purchaser”)

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the execution and delivery of the Applicable Transaction Documents (as defined herein). We are delivering this opinion of counsel (this “Opinion”) to you at the request of the Company. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Investment Agreement. As used herein, the term “New York UCC” means the Uniform Commercial Code (“UCC”) in effect in the State of New York, and the term “Delaware UCC” means the UCC as in effect in the State of Delaware.

In connection with this opinion, we have examined the original or photostatic copies of the documents identified on Schedule A attached hereto (collectively, the “Applicable Transaction Documents”).

We have also examined all such other agreements, certificates, governmental orders and permits and other documents as we have determined relevant and necessary as a basis for the opinions hereinafter expressed, including the following:

(a)    the certificate of incorporation and bylaws of the Company;

(b)    the resolutions of the Board of Directors of the Company authorizing the Applicable Transaction Documents and the transactions contemplated thereby;

(c)    a copy of the financing statement (the “Financing Statement”) naming the Company as debtor and naming the Purchaser as secured party, which will be filed with the office of the Secretary of State of Delaware (the “DE Filing Office”), which Financing Statement is attached hereto as Schedule B; and

(d)    a good standing certificate issued by the Secretary of State of Delaware with respect to the good standing of the Company.

Elutions, Inc.

ASSUMPTIONS

For purposes of this opinion, we have, with your permission, assumed without independent investigation that:

a.      All signatures, other than those of the Company, on all documents submitted to us are genuine; documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents, which themselves are authentic; and that the facts stated in all such documents are true and correct. In rendering this opinion, we have not made any independent investigation as to the accuracy, correctness, and completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, except as specifically set forth herein.

b.     There are no oral or written agreements or understandings or usage of trade or course of prior dealing among the parties, nor has there been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence, that would limit, expand or otherwise modify the respective rights and obligations of the parties as set forth in the Applicable Transaction Documents, or that would have an effect on the opinions expressed herein; all material terms and conditions of the relationship between the parties to any Applicable Transaction Document are correctly and completely reflected in such Applicable Transaction Document; there has been no waiver of any of the provisions of the Applicable Transaction Documents, by actions or conduct of the parties or otherwise and the Applicable Transaction Documents do not violate public policy. As to factual matters relating to this Opinion, we have relied upon and assumed the accuracy, correctness, and completeness of the representations and warranties of the Company, Cartesian, Purchaser, and Elutions-Europe in the Applicable Transaction Documents.

c.      Each party to any Applicable Transaction Document, other than the Company, has as of the date hereof: (i) full power, authority and legal right under all applicable laws and its organizational documents to enter into the Applicable Transaction Documents; (ii) duly and validly authorized, executed and delivered the Applicable Transaction Documents; and (iii) complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Applicable Transaction Documents.

d.     The Company has rights in and holds all of the appropriate right, title or interest in or to the personal property purported to be encumbered by the Applicable Transaction Documents. We have made no examination of the condition of title to any property affected by the Applicable Transaction Documents and accordingly we express no opinion as to ownership of any property or to the priority of any lien created by any Applicable Transaction Document or as to the condition of title of any such property.

e.     The execution, delivery and performance of the Applicable Transaction Documents by each party thereto, other than the Company, will not result in any breach of or under any instrument, agreement, contract or other document to which any such party is a party or by which its properties are bound, and all consents necessary under any and all such instruments, agreements or consents have been obtained, other than those required to be obtained or made by or on behalf of the Company. The Applicable Transaction Documents are the enforceable obligations of each party to such contracts other than the Company.

Elutions, Inc.

OPINIONS

Based upon the foregoing Assumptions and subject to the Qualifications, Limitations and Comments stated herein, we are of the opinion that:

1.     The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.     The Company has all necessary corporate power and authority to execute and deliver the Applicable Transaction Documents and to perform its obligations under the Applicable Transaction Documents.

3.     The Company has duly authorized, executed and delivered the Applicable Transaction Documents. The Applicable Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

4.     A court sitting in the State of New York would honor the provisions of the Applicable Transaction Documents stating that the laws of the State of New York will govern the interpretation and enforceability of the Applicable Transaction Documents in an action brought in such court with respect to the Applicable Transaction Documents.

5.     The execution, delivery and performance by the Company of the Applicable Transaction Documents, including the issuance and sale of the Purchased Shares, the issuance of the Warrants issued on the date hereof and the issuance of the Warrant Shares upon exercise of such Warrants, do not and will not (i) violate or contravene the laws of the State of New York, the federal laws of the United States or the Delaware General Corporation Law (the “DGCL”), (ii) to our knowledge violate or contravene any court order, judgment or decree with respect to the Company or (iii) violate, contravene, conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Company’s certificate of incorporation or bylaws.

6.     Except for approvals that have been obtained and are in full force and effect and for filings required to perfect a security interest contemplated by the Security Agreement, no consent, approval, or authorization of, filing with, or notice to any governmental authority under the DGCL, the federal laws of the United States or the laws of the State of New York is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery and performance by the Company of the Applicable Transaction Documents.

7.     The Purchased Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Investment Agreement, will be validly issued, fully paid and nonassessable. The Warrants issued on the date hereof have each been duly authorized, and when issued, delivered and paid for in accordance with the Investment Agreement, will be validly issued. The Warrant Shares issuable upon exercise pursuant to the Warrants issued on the date hereof have been duly authorized and, when issued and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable. Neither the issuance or sale of the Purchased Shares, Warrants nor the Warrant Shares are subject to any preemptive rights under the DGCL or the Company’s certificate of incorporation or bylaws.

Elutions, Inc.

8.     The offer, sale and issuance of the Purchased Shares and Warrants pursuant to the Investment Agreement does not, and the issuance of the Warrants Shares upon exercise of the Warrants in accordance with the warrants will not, require registration under the Securities Act.

9.     The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10.   The Security Agreement is effective to create in favor of Elutions – Europe, as security for the Secured Obligations (as defined in the Security Agreement), a legal, valid and enforceable security interest under Article 9 of the New York UCC  (such security interest, the “UCC Article 9 Security Interest”) in the Company’s right, title and interest in the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the New York UCC (the “UCC Article 9 Collateral”).

11.   Upon the filing of the Financing Statement in the DE Filing Office, the UCC Article 9 Security Interest will be perfected as to the UCC Article 9 Collateral, in which a security interest may be perfected by the filing of a financing statement under the Delaware UCC.

QUALIFICATIONS, LIMITATIONS AND COMMENTS

The foregoing opinions are subject to the qualifications, limitations and comments set forth below:

A.    Enforceability of the Applicable Transaction Documents may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including but not limited to judicially developed doctrines relevant to any of the foregoing laws.

B.     Enforcement of a party’s rights and remedies under the Applicable Transaction Documents may be limited by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. This limitation includes without limitation principles:

(i)	governing the availability of equitable remedies;

(ii)	affording equitable defenses (e.g., waiver, laches and estoppel);

(iii)	requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract;

(iv)	requiring consideration of the materiality of (a) the breach and (b) the consequences of the breach to the party seeking enforcement; and

(v)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement.

Elutions, Inc.

C.     We express no opinion as to:

(i)	the enforceability of any provisions of the Applicable Transaction Documents by which the parties submit to the jurisdiction of particular courts or waive objections to venue or waive a jury trial;

(ii)	the enforceability of any waivers contained in the Applicable Transaction Documents including, without limitation, any waivers of redemption rights, or any limitations on liability contained in the Applicable Transaction Documents;

(iii)	the enforceability of any of the Applicable Transaction Documents against any parties other than the Company;

(iv)	the enforceability of provisions of the Applicable Transaction Documents purporting to give the Purchaser self-help remedies, to the extent such self-help remedies are inconsistent with the provisions of applicable law; and

(v)	any power of attorney or the enforceability of any provisions of the Applicable Transaction Documents pursuant to which any party purports to act as attorney-in-fact for any other party.

D.     We express no opinion as to the priority of any security interest in personal property granted pursuant to any of the Applicable Transaction Documents.

E.      The opinions expressed regarding the creation and perfection of security interests in personal property should be construed in accordance with the usage and customs described in the Special Report of the Tribar Opinion Committee: U.C.C. Security Interest Opinions-Revised Article 9, dated July 25, 2003.

F.      The opinions expressed herein are limited to the laws of the States of New York applicable on a statewide basis (and not as to local laws, ordinances, regulations, etc.), the DGCL and the federal laws of the United States, as in effect on the date hereof. We express no opinion as to the law of any foreign governmental authority or other state or local jurisdiction, and we assume no obligation or responsibility to update or supplement this Opinion to reflect any changes in any such laws after the date hereof that would alter the opinions contained herein.

G.      The opinions expressed herein apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this Opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein.

H.      The use of the phrase “to our knowledge” is intended to indicate no information has come to the attention of the attorneys actively involved in the representation of the Company in this matter that has given them current, actual knowledge that the statements made are untrue. Except as expressly set forth herein, we have conducted no investigation of any factual matters set forth herein, and we have not independently verified information obtained from third parties.

Elutions, Inc.

This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. This opinion may be relied upon only in connection with the Applicable Transaction Documents and only by the Purchaser and Elutions – Europe. This Opinion may not be used, quoted from, referred to or relied upon by you or by any other person for any other purpose, nor may copies be delivered to any other person, without in each instance our express prior written consent; except that you may deliver copies of this opinion to your independent accountants, attorneys and other professional advisors acting on your behalf in connection with the Applicable Transaction Documents.

Yours truly,

STINSON LEONARD STREET LLP

SCHEDULE A

APPLICABLE TRANSACTION DOCUMENTS

1.	Investment Agreement

2.	Guaranty

3.	Warrant (Commercial Incentive)

4.	Warrant (Tracking)

5.	Security Agreement

6.	Registration Rights Agreement

7.	Amendment to Rights Agreement

SCHEDULE B

FINANCING STATEMENT